Exhibit 10.2


           NOTE AND WARRANT PURCHASE, GUARANTY AND SECURITY AGREEMENT

                      ------------------------------------

                               EASY GARDENER, INC.

                           $5,993,151 Principal Amount
                     16% Series A Senior Subordinated Notes
                              Due November 19, 2007

                            $856,164 Principal Amount
                     14% Series B Senior Subordinated Notes
                              Due November 19, 2007
                      ------------------------------------


                             U.S. HOME & GARDEN INC.

                                  Warrants for
                                  Common Stock
                                 $.001 par value

                                   Options for
                   9.4% Cumulative Trust Preferred Securities
                      issued by U.S. Home & Garden Trust I
                      and owned by U.S. Home & Garden Inc.
                      ------------------------------------


                                           as of November 15, 2001


To the Purchasers (the "Purchasers")
named in Exhibit A hereto

Dear Sirs:

     The undersigned, Easy Gardener, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers for cash (i) $5,993,151 principal amount of its 16% Series A Senior Subordinated Notes due November 19, 2007 (the "Series A Notes"), and (ii) $856,164 principal amount of its 14% Series B Senior Subordinated Notes due November 19, 2007 (the "Series B Notes"; and, together with the Series A Notes, the "Notes").

     The undersigned, U.S. Home & Garden, Inc., a Delaware corporation which owns all of the outstanding capital stock of the Company ("USHG"), proposes to issue and sell to the Purchasers for cash (i) warrants (as amended from time to time, the "Common

Warrants") to purchase shares of Common Stock representing in the aggregate not less than three and three quarters percent (3.75%) of USHG's Fully-Diluted Common Stock (as defined in the Common Warrant Agreement referred to below), and
(ii) options (as amended from time to time, the "Preferred Warrants") to purchase from USHG such number of 9.4% Cumulative Trust Preferred Securities ("Preferred Securities") issued by USHG's subsidiary U.S. Home & Garden Trust I (the "Trust") as represents in the aggregate not less than three and three quarters percent (3.75%) of the Trust's Fully-Diluted Preferred Securities (as defined in the Preferred Warrant Agreement referred to below). The Purchasers understand that the Preferred Securities are issued by the Trust, but that the Preferred Warrants herein granted by USHG represent the right to purchase from USHG (and not from the Trust) Preferred Securities issued by the Trust which are owned by USHG because USHG purchased such Preferred Securities from certain holders thereof. The Common Warrants and the Preferred Warrants are herein collectively referred to as the "Warrants".

     The Notes will be issued pursuant to and subject to the terms and conditions of this Agreement; and the Warrants will be issued pursuant to and subject to the terms and conditions of this Agreement and the applicable Warrant Agreement (as defined below).

     Upon and after issuance, the Notes and the Warrants, and the respective holders thereof, shall each be entitled to the continuing agreements and rights set forth herein, but the Notes and Warrants shall otherwise in all respects be separable and may be transferred, sold, modified or otherwise held or dealt in as independent instruments in accordance with the terms thereof.

                                    PREAMBLE

     WHEREAS, the Corporations (as defined below) have requested that the Purchasers purchase the Notes and Warrants in order to provide funds to refinance the BOA Indebtedness (as defined below) and to pay certain expenses associated with the Transactions (as defined below); and

     WHEREAS, the Purchasers are willing to purchase the Notes and Warrants on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in connection with the issuance of the Notes and Warrants, each of the Company and USHG agrees with each Purchaser, and each Purchaser severally agrees with the Company and USHG as follows:

     SECTION 1. DEFINITIONS.

     (a) As used in this Agreement, the following terms shall have the following meanings. Any term not defined in this Section 1 shall have the meaning assigned to it elsewhere herein, or which is specifically incorporated herein by reference.

     "Affiliate" of any Person shall mean any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such first Person, it being understood that this shall include any officer or director of a Person which is a corporation, any manager or director of a limited liability company, and any general partner of a partnership, and any officer, director or owner of ten percent (10%) or more of any entity which so serves as such manager or general partner, (b) that directly or beneficially owns ten percent (10%) or more of any class of the voting stock of such first Person, or (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of whose equity interest) is owned directly or beneficially by such first Person.

     "Agent" shall have the meaning given thereto in Exhibit C hereto.

     "Agreement" shall mean this Note and Warrant Purchase, Guaranty and Security Agreement, together with all Exhibits and Schedules hereto, as from time to time amended, modified or supplemented.

     "BOA" shall mean Bank of America.

     "BOA Indebtedness" shall mean USHG's Indebtedness to BOA outstanding prior to the Closing, which is to be paid in full with the proceeds of the issuance and sale of the Notes and Warrants pursuant hereto, as well as the proceeds of the Senior Debt to be incurred on the Closing Date pursuant to the Senior Debt Documents referred to herein.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are required by law to close.

     "Capital Expenditures" shall mean expenditures made (including, without limitation, any capitalized consulting and payroll expenditures) or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

     "Capital Lease" shall mean any lease of any Property (whether real, personal or mixed) of any Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or equity interests in a Person other than a corporation (including partnership interests and limited liability company interests), and any and all warrants, options, conversion rights or other rights to obtain any of the foregoing.

     "Capitalized Lease Obligation" shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Change of Control" shall mean any event or series of events which results in (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding equity interests of USHG (other than those owned by Robert Kassel or Richard Grandy, or by their immediate family members, or by entities 50% or more owned by Robert Kassel or Richard Grandy), (ii) USHG ceasing to own all of the outstanding Capital Stock of the Company, (iii) USHG ceasing to own directly or indirectly all of the issued and outstanding Capital Stock of Weatherly Consumer Products Group, Inc. and Weatherly Consumer Products, Inc., or (iv) any event constituting a "change of control" or similar event which, together with other events or circumstances, gives Robert Kassel the right to a severance or similar payment under the terms of any employment or other arrangement from time to time in effect between Robert Kassel and any of the Corporations.

     "Closing" shall mean the closing of the issuance and sale of the Notes and Warrants to the Purchasers pursuant hereto.

     "Closing Date" shall mean November 20, 2001, the date of the Closing of the issuance and sale of the Notes and Warrants to the Purchasers pursuant hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" shall mean USHG's Common Stock, $.001 par value.

     "Common Warrant Agreement" shall mean the Common Warrant Agreement dated as of the date hereof among USHG and the Purchasers, as the same may be amended, modified or supplemented from time to time, relating to the terms of the Common Warrants.

     "Common Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of the Common Warrants, and shall also include any securities issued in replacement thereof, as a dividend or distribution thereon, or any stock, equity interest, securities or assets issued in the case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Section 9(b) of the Common Warrant Agreement.

     "Common Warrants" shall mean each warrant issued pursuant to the Common Warrant Agreement.

     "consolidated" or "consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) USHG and its subsidiaries, mean the accounts of USHG and its subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP and consistent with the financial statements for the fiscal year ended June 30, 2001.

     "Consolidated Excess Cash" shall mean, for any period, the sum of (a) the

Corporations' cash balances available for immediate use by the Company, plus (b) unused but available credit under the revolving line of credit described in the Senior Loan Agreement, minus (i) any accrued or incurred but unpaid costs related to the Transactions, minus (ii) any trade payables or other liabilities 60 days or more past due, and minus (iii) any other cash or cash equivalents the use of which by such Corporations is restricted by contract, lien, agreement, escrow arrangements or similar restrictions and minus (iv) all issued and outstanding checks.

     "Corporation" shall mean each of USHG and its Subsidiaries (including the Company); and "Corporations" shall be a collective reference to USHG and its Subsidiaries (including the Company).

     "Costs and Expenses" shall having the meaning set forth in Section 15.5.

     "Default" shall mean any one of the events specified in Section 9 which is or would become, with the lapse of time specified therein or the giving of any required notice, or both, an Event of Default.

     "Distribution", in respect of any Corporation, shall mean and include: (i) the payment of any dividends or other distributions on Capital Stock of the Corporation (except distributions made in additional shares of such stock) and
(ii) the redemption or acquisition of securities of the Corporation (or any warrant or option for the purchase of any such securities).

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "EBITDA" shall mean for any period of determination, Net Income for such period, plus, to the extent deducted in determining Net Income, depreciation, amortization, interest expense and income taxes for such period, all as determined in accordance with GAAP.

     "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Rivers and Harbors Act of 1899, 33 U.S.C.ss.401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, as amended ("CERCLA") 42 U.S.C.ss.9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Clean Water Act, 33 U.S.C.ss.1251, et seq., the Safe Drinking Water Act, 42 U.S.C.ss.3808 et seq.; and their counterparts under state and any local law.

     "Environmental Notice" shall mean any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letters or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other Governmental Authority, concerning any intentional or unintentional act or omission which involves Management of Hazardous Substances on or off the Property of any Corporation, or concerning any alleged violation of or responsibility under Environmental Laws, in each case which reasonably could be expected to result in a material liability to any of the Corporations or the imposition of a Lien on any Property of any of the Corporations.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with any Corporation would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall mean any one or more of the events specified in
Section 9, provided that any requirement set forth in such Section 9 for the giving of notice or the lapse of time, or both, has been satisfied.

     "Financial Statements" shall have the meaning set forth in Section 4.7(a).

     "Fully-Diluted Common Stock" shall have the meaning given thereto in the Common Warrant Agreement.

     "Fully-Diluted Preferred Securities" shall have the meaning given thereto in the Preferred Warrant Agreement.

     "Funded Debt" shall mean as of any date of determination, the sum, without duplication, of (a) all Indebtedness of USHG or any Subsidiary for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and not yet payable in accordance with their terms) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of USHG or any Subsidiary under Capital Leases as of such date, (c) all obligations of USHG or any Subsidiary in respect of letters of credit, acceptances or similar obligations issued or created for the account of USHG or any Subsidiary as of such date, (d) all liabilities secured by any lien on any property owned by USHG or any Subsidiary as of such date even though USHG or the applicable Subsidiary has not assumed or otherwise become liable for the payment thereof, and (e) all contingent obligations (including, without limitation, obligations as a guarantor or surety) of USHG or any Subsidiary, in each case determined in accordance with GAAP.

     "GAAP" shall mean generally accepted accounting principles, in all cases consistently applied in conformity with the accounting methods and practices used in connection with the preparation of USHG's audited Financial Statements for the twelve months ended June 30, 2001.

     "Golub Consulting Agreement" shall have the meaning given thereto in
Section 5.17.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" shall mean any guaranty of the obligations of the Company executed by a Guarantor in favor of the Agent for the ratable benefit of the Purchasers, whether pursuant to Section 3.4 and Exhibit D hereof or otherwise.

     "Guarantors" shall be a collective reference to USHG and its Subsidiaries (other than the Company), each of which shall agree to and be bound by the terms and provisions of Section 3.4 and Exhibit D hereof.

     "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any Governmental Authority.

     "Indebtedness" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of USHG and its consolidated Subsidiaries, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent (including, without limitation, obligations and liabilities as a guarantor or surety and obligations with respect to letters of credit), joint or several, that should be classified as liabilities in accordance with GAAP.

     "Investors" shall have the meaning given thereto in section 12.2.

     "Junior Subordinated Debentures" shall mean the 9.40% Junior Subordinated Deferrable Interest Debentures issued by USHG pursuant to the Junior Subordinated Indenture.

     "Junior Subordinated Indenture" shall mean the Junior Subordinated Indenture dated as of April 17, 1998 between USHG and Wilmington Trust Company, as trustee, pursuant to which the Junior Subordinated Debentures were issued.

     "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, agreements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Manage" or "Management" shall mean to generate, handle, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, release, threaten to release or abandon Hazardous Materials.

     "Material Adverse Effect" shall mean the effect of any event or condition which, alone or when taken together with other events or conditions previously occurring, or existing concurrently therewith (a) has or is reasonably expected to have a material adverse effect upon the business, operations, performance, Property, assets, prospects or condition (financial or otherwise) of the Corporations taken as a whole, whether immediately or over the term of the Notes, (b) has or may be reasonably expected to have a material adverse effect upon the validity or enforceability of any of the Purchaser Documents, (c) impairs in any material manner the ability of the Corporations taken as a whole to perform their respective obligations under the Transaction Documents to which each is a party, or (d) impairs in any material manner the ability of the Purchasers to enforce a covenant or agreement or collect the obligations of any of the Corporations under any of the Purchaser Documents.

     "Material Corporations" shall mean, collectively, USHG, the Company and Weatherly Consumer Products, Inc.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

     "Net Income" shall mean the net income (or loss) of USHG and its Subsidiaries for any period (in each case after excluding extraordinary income for such period) determined in accordance with GAAP on a consolidated basis.

     "Obligations" shall have the meaning given thereto in Exhibit C hereto.

     "Notes" shall have the meaning given thereto in the first paragraph of this Agreement. The Series A Notes shall be in the form of Exhibit B-1 hereto; and the Series B Notes shall be in the form of Exhibit B-2 hereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

     "Permitted Lien" shall mean a Lien permitted by Section 7.1.

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of any Corporation or any ERISA Affiliate.

     "Preferred Securities" shall have the meaning given thereto in the second paragraph of this Agreement.

     "Preferred Warrant Agreement" shall mean the Option Agreement dated as of the date hereof among USHG and the Purchasers, as the same may be amended, modified or supplemented from time to time, relating to the terms of the Preferred Warrants.

     "Preferred Warrant Securities" shall mean Preferred Securities of the Trust purchasable or purchased from USHG upon exercise of the Preferred Warrants, and shall also include any securities issued in replacement thereof, as a dividend or distribution thereon.

     "Projections" shall have the meaning given thereto in Section 4.7(b).

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Purchase Money Indebtedness" shall mean and include (i) Indebtedness (other than the Senior Debt) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Senior Debt) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time; provided, however, that in each such case the principal amount of such Indebtedness is not in excess of the purchase price of the fixed assets acquired (plus soft costs related to the acquisition of such fixed assets), and is secured solely, if at all, by a Purchase Money Lien.

     "Purchase Money Lien" shall mean a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "Purchaser Documents" shall mean, collectively, this Agreement, the Notes, the Warrant Agreements, the Warrants, the Security Documents, the Guaranties, the Stockholders Agreement, the Golub Consulting Agreement, the noncompetition and nonsolicitation agreements referred to in Section 5.16 and any other agreement, document or certificate relating to any thereof, including amendments thereto, and any other document entered into between the Purchasers and any of the Corporations.

     "Purchaser Transactions" shall mean all transactions contemplated by the Purchaser Documents.

     "Purchaser" shall mean any holder from time to time of any of the Notes, Warrants or Warrant Securities.

     "Refinancing Documents" shall mean any and all documents relating to the pay-off of the BOA Indebtedness and the release of all liens securing such Indebtedness.

     "Release" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

     "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA as to which the PBGC has not by regulation waived the requirement that it be notified within 30 days of the occurrence of such an event.

     "Required EBITDA" shall mean, for purposes of Sections 7.18(b) and 7.18(c) hereof, the amount set forth below opposite the month in which such determination is made, in each case for the applicable Determination Period, for which purpose "Determination Period" shall mean the period of 12 consecutive months ended on the last day of the second month ended prior to the date of determination (by way of illustration, for a determination made during the month of March 2002, the Determination Period will be the 12-month period ended on January 31, 2002):

     Month of Determination                    Required EBITDA
     ----------------------                    ---------------

     December 2001                             $5,396,000
     January 2002                              $5,944,000
     February 2002                             $6,438,000
     March 2002                                $6,402,000
     April 2002                                $7,265,000
     May 2002                                  $8,884,000
     June 2002                                 $9,383,000
     July 2002                                 $9,537,000
     August 2002                              $10,507,000
     September 2002                           $10,540,000
     October 2002                             $10,511,000
     November 2002                            $10,477,000
     December 2002                            $10,440,000
     January 2003                             $10,398,000
     February 2003                            $10,442,000
     March 2003                               $10,470,000
     April 2003                               $10,683,000
     May 2003                                 $10,937,000
     June 2003                                $11,188,000
     July 2003                                $11,380,000
     August 2003                              $11,511,000
     September 2003                           $11,547,000
     October 2003                             $11,515,000
     November 2003                            $11,479,000
     December 2003                            $11,438,000
     January 2004                             $11,392,000
     February 2004                            $11,440,000
     March 2004                               $11,471,000
     April 2004                               $11,703,000
     May 2004                                 $11,978,000
     June 2004                                $12,252,000
     July 2004                                $12,460,000
     August 2004                              $12,603,000
     September 2004                           $12,642,000
     October 2004                             $12,608,000
     November 2004                            $12,568,000

     "Respond" or "Response" shall mean any action taken pursuant to Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate or assess the Release of a Hazardous Material.

     "Rights" shall mean all warrants, options, conversion rights or other rights exercisable or exchangeable for or convertible into Capital Stock.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall mean any security interest granted from time to time by a Corporation in favor of the Agent for the ratable benefit of the Purchasers to secure the payment and performance of the Obligations, whether pursuant to Section 3.3 and Exhibit C hereof or otherwise.

     "Security Documents" shall mean the Security Agreement and all stock pledge and other documents securing the Obligations.

     "Senior Debt" shall mean the "Senior Obligations" as defined in the Senior Subordination Agreement.

     "Senior Debt Documents" shall mean (i) the Senior Loan Agreement, the promissory notes delivered thereunder and the other documents delivered pursuant thereto or in connection therewith, or (ii) any replacement senior debt documents relating to any refinancing permitted pursuant to Section 7.15.

     "Senior Lender" shall mean each of (i) PNC Bank, National Association and any other "Lenders" as defined in the Senior Loan Agreement, and/or (ii) any replacement senior lender(s) in any refinancing permitted pursuant to Section 7.15.

     "Senior Loan Agreement" shall mean the Revolving Credit, Term Loan, Guaranty and Security Agreement dated as of the date hereof among the Company, as borrower, the other Corporations, as Guarantors, and the Senior Lender, as the same may be amended from time to time in accordance with the provisions hereof, or any replacement senior loan agreement in any refinancing permitted pursuant to Section 7.15.

     "Senior Subordination Agreement" shall mean the Subordination Agreement dated as of the date hereof among the Purchasers, the Company, and the Senior Lender, or any such agreement with a Senior Lender in any refinancing permitted pursuant to Section 7.15.

     "Stockholders Agreement" shall mean the Stockholders Agreement dated as of the date hereof, among USHG, Robert Kassel, Richard Raleigh, Richard Grandy and the Purchasers, as the same may be amended, modified or supplemented from time to time.

     "Subsidiary" shall mean, with respect to any Person: either (i)(a) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or (b) any corporation the Capital Stock of which having more than fifty percent (50%) of the aggregate fair market value of all of such corporation's outstanding Capital Stock is at the time directly or indirectly owned by such Person; or (ii) any partnership, limited liability company or joint venture or other entity of which more than fifty percent (50%) of the outstanding equity interests are at the time directly or indirectly owned by such Person. For purposes of this Agreement, references to "Subsidiary" or "Subsidiaries" of USHG shall specifically include (i) each of the Company, Ampro Industries, Inc., Golden West Agri-Products, Inc., Weed Wizard, Inc., Weatherly Consumer Products Group, Inc. and Weatherly Consumer Products, Inc., and (ii) any other direct or indirect Subsidiary of USHG created after the Closing Date in accordance with Section 7.5 hereof. Unless specifically herein provided to the contrary, references herein to Subsidiaries of USHG shall be deemed not to include the Trust or Egarden Inc.

     "Transaction Documents" shall mean, collectively, the Purchaser Documents, the Senior Debt Documents, the Refinancing Documents and all other agreements, instruments and documents executed and/or delivered in connection therewith, as each of the same has been or may hereafter be amended, modified or supplemented from time to time with the consent of the Purchasers.

     "Transactions" shall mean all transactions contemplated by the Transaction Documents.

     "Warrant Agreements" shall be a collective reference to the Common Warrant Agreement and the Preferred Warrant Agreement.

     "Warrant Securities" shall be a collective reference to the Common Warrant Shares and/or the Preferred Warrant Securities.

     (b) As used herein, in the other Purchaser Documents, and in any certificate, report or other document made or delivered pursuant hereto or thereto, unless otherwise defined herein accounting terms shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein," "hereunder" and "hereto" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

     (d) The meanings given to the terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) References herein to the Purchasers' "approval," "discretion" or "judgment" shall mean the Purchasers' sole and absolute discretion or judgment, exercisable without reference to any external standard, or approval by the Purchasers in such sole and absolute discretion or judgment.

     SECTION 2. PURCHASE AND SALE OF NOTES AND WARRANTS.

     2.1 Notes. The Company agrees to sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date, Notes of the Series and in the principal amount set forth opposite such Purchaser's name on Exhibit A hereto. Each Note shall (i) be dated the Closing Date, (ii) be substantially in the form of Exhibit B-1 hereto (in the case of the Series A Notes) or Exhibit B-2 hereto (in the case of the Series B Notes), with the blanks appropriately filled in conformity herewith, (iii) bear interest as provided in Sections 3.1(c) and (d), and (iv) mature on November 19, 2007. The Series A Notes shall be issued at a price equal to 90% of the principal amount thereof, and the Series B Notes shall be issued at par.

     2.2 Common Warrants. USHG agrees to sell to each Purchaser, on the Closing Date, Common Warrants to purchase the percentage of USHG's Fully-Diluted Common Stock set forth opposite such Purchaser's name on Exhibit A hereto. The Common Warrants issued pursuant hereto shall be exercisable for an aggregate of not less than three and three quarters percent (3.75%) of USHG's Fully-Diluted Common Stock. The Common Warrants shall be issued pursuant to this Agreement and the Common Warrant Agreement. Each Common Warrant shall be substantially in the form of Exhibit A to the Common Warrant Agreement, with the blanks appropriately filled in conformity herewith, and shall be dated the Closing Date.

     2.3 Preferred Warrants. USHG agrees to sell to each Purchaser, on the Closing Date, Preferred Warrants to purchase the percentage of the Trust's Fully-Diluted Preferred Securities set forth opposite such Purchaser's name on Exhibit A hereto. The Preferred Warrants issued pursuant hereto shall be exercisable for an aggregate of not less than three and three quarters percent (3.75%) of the Trust's Fully-Diluted Preferred Securities. The Preferred Warrants shall be issued pursuant to this Agreement and the Preferred Warrant Agreement. Each Preferred Warrant shall be substantially in the form of Exhibit A to the Preferred Warrant Agreement, with the blanks appropriately filled in conformity herewith, and shall be dated the Closing Date.

     2.4 Payment of Purchase Price. The purchase price for the Notes and Warrants shall be payable on the Closing Date in cash by wire transfer of immediately available funds pursuant to the Company's written instructions.

     2.5 Tax Reporting. The Company and USHG, on the one hand, and the Purchasers, on the other hand, having adverse interests and as a result of arms-length bargaining, agree that (i) the Warrants are not being issued as compensation; and (ii) for the purposes and within the meaning of Section 1273(c)(2) of the Code the issue price of the Notes is $6,250,000 and the issue price of the Warrants is $75. The Company, USHG and the Purchasers acknowledge that this allocation is based on the relative fair market values of the Notes and Warrants. The Company, USHG and the Purchasers recognize that this Agreement determines the original issue discount on the Notes to be taken into account by the Company and the Purchasers for federal income tax purposes, and they agree to adhere to this Agreement for such purposes. For federal, state and local tax purposes, the Company, USHG and the Purchasers agree to take reporting and other positions with respect to the Notes and Warrants which are consistent with the purchase price of the Notes and Warrants set forth herein.

     2.6 Fees and Expenses. On the Closing Date, the Company agrees to pay (i) $93,152 to Golub Associates, LLC or its designee, representing the balance due in respect of a fee of $136,968 payable to the Purchasers or their designee pursuant to the Commitment Letter referred to in Section 15.5 hereof, (ii) Costs and Expenses of the Purchasers, as set forth in Section 15.5, (iii) the finder's fee payable to Larkspur Capital Corporation, as set forth in the Commitment Letter referred to in Section 15.5 hereof, and (iv) any stand-by fee payable pursuant to Section 3 of the "Other Provisions" Section of the Summary Term Sheet attached to the Commitment Letter referred to in Section 15.5 hereof.

     2.7 Manner of Payment. All payments and prepayments of principal of, premium, if any, and interest on the Notes, and any other fees or payments due hereunder, shall be made without setoff or counterclaim to the applicable Purchasers by wire transfer or other transfer or delivery of funds, in accordance with each Purchaser's instructions from time to time, so that such funds are received by and available to the Purchasers on or before the due date of each such payment. Any principal, premium, interest or other amount payable hereunder that becomes due on a day that is not a Business Day shall be payable on the next succeeding Business Day (together with interest accrued thereon during such additional days).

     SECTION 3. TERMS OF THE NOTES; USE OF PROCEEDS; REGISTRATION RIGHTS.

     3.1 Terms of the Notes.

     (a) Optional Prepayments. (i) Series A Notes. The Company shall have the right at any time and from time to time, upon at least five (5) Business Days' prior written notice to the holders of the Series A Notes, to prepay the Series A Notes in whole or in part, in an amount specified in such notice, by payment of the principal amount of the Series A Notes (or portion thereof) to be prepaid, together with accrued interest thereon to the date of such prepayment, plus (i) any amounts payable pursuant to Section 3.1(h), and (ii) a premium equal to the applicable percentage of the principal amount to be prepaid, determined as follows:

     If Prepaid During 12 Month Period Ending On:         Applicable Percentage
     --------------------------------------------         ---------------------

     the first anniversary of the Closing Date                    4.5%

     the second anniversary of the Closing Date                   3.6%

     the third anniversary of the Closing Date                    2.7%

     the fourth anniversary of the Closing Date                   1.8%

     the fifth anniversary of the Closing Date                    0.9%

     Thereafter                                                    0%

     (ii) Series B Notes. The Company shall have the right at any time and from time to time, upon at least five (5) Business Days' prior written notice to the holders of the Series B Notes, to prepay the Series B Notes in whole or in part, in an amount specified in such notice, by payment of the principal amount of the Series B Notes (or portion thereof) to be prepaid, together with accrued interest thereon to the date of such prepayment, plus (i) any amounts payable pursuant to Section 3.1(h), and (ii) a premium equal to the applicable percentage of the principal amount to be prepaid, determined as follows:

     If Prepaid During 12 Month Period Ending On:         Applicable Percentage
     --------------------------------------------         ---------------------

     the first anniversary of the Closing Date                     5%

     the second anniversary of the Closing Date                    4%

     the third anniversary of the Closing Date                     3%

     the fourth anniversary of the Closing Date                    2%

     the fifth anniversary of the Closing Date                     1%

     Thereafter                                                    0%

     (iii) Series A and Series B Notes. Any optional partial prepayment of the Notes shall be in the aggregate principal amount of not less than $500,000, or any greater amount which is a multiple of $100,000.

     (b) Mandatory Prepayments.

          (i) If there shall occur a Change of Control (other than one to which subsection (ii) applies), then, upon request of a majority in interest of the Purchasers, the Company shall prepay the Notes in full upon the occurrence of such Change of Control, together with accrued interest thereon to the date of such prepayment and the applicable premium set forth above in Section 3.1(a).

          (ii) If there shall occur a merger, consolidation of a Material Corporation, or a sale of 25% or more of the assets of a Material Corporation, or other transaction which effectively accomplishes such a sale, then, upon request of a majority in interest of the Purchasers, the Company shall prepay the Notes in full on the closing date of such transaction, together with accrued interest thereon to the date of such prepayment and the applicable premium set forth above in Section 3.1(a).

     (c) Interest. (i) Subject to Section 3.1(d) below, interest on the Series A Notes shall accrue monthly at the rate of 16% per annum, and interest on the Series B Notes shall accrue monthly at the rate of 14% per annum. The Company shall pay accrued interest monthly on the first day of each month or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"), beginning on December 1, 2001. Interest on the Notes shall accrue monthly from the date of issuance thereof until repayment of the principal thereof and payment of all accrued interest thereon in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     (d) Default Rate of Interest. If any principal of or interest on the Notes is not paid when due or there exists any other Default or Event of Default, the Notes shall bear interest thereafter at the rate of, at a rate of 4% per annum in excess of the rate otherwise applicable, accruing monthly, until the date on which such overdue principal or interest is paid in full or the date on which such other Default or Event of Default is cured, as applicable.

     (e) Maximum Legal Rate of Interest. Nothing in this Agreement or in the Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law and the interest rate otherwise applicable to the Notes (including any default rate of interest) shall be reduced, if necessary, to conform to such maximum rate.

     (f) Application of Payments. All cash payments received in respect of the Notes, regardless of how designated, shall be applied (to the extent thereof) as follows: (i) first, to all costs and expenses of the Purchasers that are payable by any of the Corporations under the Purchaser Documents, (ii) second, to accrued and unpaid interest on the Series B Notes, (iii) third, to accrued and unpaid interest on the Series A Notes, (iv) fourth, to the prepayment or payment of the Series B Notes, with amounts being applied, first, to any premium payable in connection with any such prepayment, and, next, to the principal of such Notes, and (v) fifth, to the prepayment or payment of the Series A Notes, with amounts being applied, first, to any premium payable in connection with any such prepayment, and, next, to the principal of such Notes. Unless otherwise agreed among the holders of the Notes, and evidenced in writing to the Company prior to the payment date, all payments applied pursuant to this Section 3.1(f) in respect of a Series of Notes shall be applied among the Notes of such Series pro rata based on the principal amount of the Notes of such Series outstanding and held by each holder thereof.

     (g) Agreements Between Note Holders and Subordination Agreements. The Company agrees to acknowledge and abide by the terms and conditions of any allocation, participation, sharing or subordination agreements now or hereafter entered into between and among the holders of the Notes, or between the holders of the Notes and any other creditor of the Company, and shall join in any such agreements at the request of the holders of the Notes, provided that such agreements do not impair in any material respect any of the rights of the Company under the Transaction Documents then in effect.

     (h) Indemnity for Interrupted Funding. If the Company shall voluntarily prepay the Notes pursuant to Section 3.1(a), the Company shall reimburse each Purchaser for out-of-pocket expenses incurred by each Purchaser as a result of such prepayment (including, without limitation, reasonable legal and accounting expenses, if any). Such expenses (which the Purchasers shall endeavor to minimize) shall be specified in a written notice or certificate delivered to the Company by the Purchasers and shall in any event not exceed $10,000 in the aggregate for all the Purchasers on account of each event of prepayment.

     3.2 Use of Proceeds. The Company and USHG will use the proceeds of the sale of the Notes and Warrants solely in accordance with the statement of sources and uses provided to the Purchasers pursuant to Section 5.12 hereof.

     3.3 Grant of Security Interest. To secure the prompt payment and performance to the Agent and each Purchaser of the Obligations, each Corporation assigns, pledges and grants to the Agent for the ratable benefit of each Purchaser a continuing security interest in and to all of its Collateral (as defined in Exhibit C), whether now owned or existing or hereafter acquired or arising and wheresoever located, all in accordance with the terms and provisions of Exhibit C hereto, the terms of which are hereby incorporated by reference as if set forth in full in this Section 3.3.

     3.4 Guaranty. Each Guarantor guaranties the payment and performance of the Liabilities, all in accordance with the terms and provisions of Exhibit D hereto, the terms of which are hereby incorporated by reference as if set forth in full in this Section 3.4.

     3.5 Registration Rights. The Purchasers and USHG shall have the rights and obligations set forth in Exhibit E-1 and Exhibit E-2 hereto with respect to registrations of USHG's and the Trust's securities under the Securities Act.

     SECTION 4. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Purchasers to enter into this Agreement and to purchase the Notes and Warrants, each of the Company and USHG hereby represents and warrants to the Purchasers that the representations and warranties set forth below are true and correct as of the date hereof and shall be true and correct on the Closing Date after giving effect to the Transactions, including the issuance and sale of the Notes and Warrants, and that, to the best knowledge of the Company and USHG, there is no event which is scheduled to occur, or reasonably foreseeable and likely to occur, which will render any representation or warranty below to be untrue at any time after the Closing Date.

     4.1 Corporate Existence; Capitalization.

     (a) Each of the Corporations (i) is duly incorporated and in good standing under the laws of its jurisdiction of incorporation, and (ii) is duly qualified and in good standing as a foreign corporation under the laws of all states where the nature and extent of the business to be transacted by it or assets to be owned by it makes such qualification necessary, except those states in which the failure to qualify or be in good standing is not reasonably likely to have a Material Adverse Effect. The state of incorporation of each Corporation, and all states in which each Corporation is qualified to do business as a foreign corporation, are listed on Schedule 4.1(a).

     (b) The number of authorized shares of Capital Stock of USHG consists of 75,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.001 par value. On the Closing Date, immediately after giving effect to the Transactions, 17,543,379 shares of Common Stock will be issued and outstanding and another 6,595,242 shares of Common Stock will be issuable upon exercise of all Rights outstanding on the Closing Date (excluding the Common Warrants). In addition, there are 208,388 shares of Common Stock whose issuance to Robert Kassel has been deferred pursuant to the USHG Non-Qualified Deferred Compensation Plan for Select Employees. No shares of Preferred Stock are now outstanding or will be outstanding on the Closing Date. All shares of Common Stock issued and outstanding on the Closing Date after giving effect to the Transactions will have been duly authorized and validly issued by USHG and will be fully paid, non-assessable and free of preemptive rights. Except as set forth on Schedule 4.1(b), on the Closing Date after giving effect to the Transactions, there will be no outstanding Rights exercisable or exchangeable for or convertible into Capital Stock of USHG, or agreements or other rights binding upon USHG to issue or sell Capital Stock of USHG, whether on exercise, exchange or conversion of Rights or otherwise. To the best of the Company's and USHG's knowledge after due inquiry, Schedule 4.1(b) correctly sets forth the names of all record and beneficial owners of 5% or more of the outstanding shares of Common Stock and the number of shares owned by each. Schedule 4.1(b) also sets forth (i) the number of shares of Common Stock issuable upon exercise, exchange or conversion of Rights exercisable or exchangeable for or convertible into Capital Stock of USHG, (iii) the exercise or conversion price of each such owner's Rights, and (iii) the expiration date, if any, of each such Rights.
Schedule 4.1(b) hereto also describes any obligations of USHG to purchase or redeem any of its Capital Stock (including Rights). The names of all record and beneficial owners of Rights exercisable or exchangeable for or convertible into Capital Stock of USHG are set forth in a letter delivered by the Company and USHG to the Purchasers on the Closing Date.

     (c) All of the outstanding Capital Stock of each of USHG's Subsidiaries is owned of record and beneficially by USHG or by another Subsidiary of USHG.

     (d) USHG has authorized and reserved and kept available, free from pre-emptive rights and free of all Liens, restrictions, rights and claims of others, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon any exercise of the Common Warrants, the number of shares of Common Stock issuable upon exercise of all outstanding Common Warrants. Upon any issuance of Common Warrant Shares to a holder of Common Warrants upon exercise thereof, such Common Warrant Shares shall be free of all pre-emptive rights, Liens, restrictions, rights and claims of others (except for Liens, if any, created by the holders thereof).

     (e) USHG has kept available, free of all Liens, restrictions, rights and claims of others, for the purpose of enabling it to satisfy its obligation to sell Preferred Securities upon any exercise of the Preferred Warrants, the number of Preferred Securities purchasable upon exercise of all outstanding Preferred Warrants. Upon any sale of Preferred Securities to a holder of Preferred Warrants upon exercise thereof, such Preferred Securities shall be free of all Liens, restrictions, rights and claims of others (except for Liens, if any, created by the holders thereof).

     (f) There are no agreements or other instruments of any kind to which USHG (or, to the best of the Company's and USHG's knowledge after due inquiry, any other Person) is, or immediately after the Closing will be, a party which relate to the voting of the Common Stock or the control of USHG.

     4.2 Authority. The Company has all corporate power and authority necessary to issue and sell the Notes, USHG has all corporate power and authority necessary to issue and sell the Warrants, and each of the Corporations has all corporate power and authority necessary to execute, deliver and perform the Transaction Documents to which it is a party. Each of the Company and USHG has taken all corporate action required to authorize the issuance and sale of the Notes or the Warrants, as applicable, and each of the Corporations has taken all corporate action required to authorize the execution, delivery and performance of the Transaction Documents to which it is a party.

     4.3 Due Execution and Delivery; Binding Effect. Each of the Corporations has duly executed and delivered each of the Transaction Documents to which it is a party. Each of the Transaction Documents is a legal, valid and binding obligation of each Corporation party thereto, enforceable against such Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at law or in equity.

     4.4 Consents; Governmental Approvals. No consent or approval of any Person, and no consent, license, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by or on behalf of any Corporation in connection with the issuance or sale of the Notes or the Warrants or the execution, delivery or performance of the Transaction Documents or the completion of the transactions contemplated thereby, except for the consents, approvals, licenses, authorizations, registrations, filings or declarations listed on Schedule 4.4 hereto, each of which shall have been obtained or made prior to the Closing.

     4.5 Absence of Conflicts. The issuance and sale of the Notes by the Company and the Warrants by USHG, and the execution and delivery by each Corporation of the Transaction Documents to which it is a party and performance of its obligations thereunder do not and will not (a) conflict with or violate any provision of its certificate or articles of incorporation, as amended, or by-laws, as amended, (b) conflict with or result in a violation, breach or default by it under (i) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or Governmental Authority binding on it, or (ii) any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Closing, or by which or to which it or any of its Property or assets is now or immediately after the Closing will be bound or subject, except in the case of the foregoing clauses (i) and (ii), conflicts which would not result in a Material Adverse Effect, or (c) result in the creation or imposition of any Lien, except for Permitted Liens.

     4.6 No Default. No Default or Event of Default has occurred and is continuing or will have occurred and be continuing at the time of or immediately after the Closing

     4.7 Financial Data. (a) USHG and the Company have furnished to the Purchasers (i) audited consolidated and consolidating financial statements of USHG and its consolidated Subsidiaries for the fiscal years ended June 30, 1999 through June 30, 2001, certified by USHG's independent certified public accountants, and (ii) unaudited interim financial statements of USHG and its consolidated Subsidiaries for the period beginning July 1, 2001 and ending on October 31, 2001 (collectively referred to as the "Financial Statements"). All of the Financial Statements have been prepared in accordance with GAAP, and fairly present the financial condition of USHG and its consolidated Subsidiaries at the dates thereof and the results of operations for the periods indicated. Since June 30, 2001, there has been no event or condition which would constitute a Material Adverse Effect.

     (b) The Company and USHG have furnished to the Purchasers the following, copies of which are attached hereto as Schedule 4.7(b) (collectively, the "Projections"): (i) consolidated and consolidating projected financial statements for USHG and its consolidated Subsidiaries for the fiscal year ending on June 30, 2002, presented on a monthly basis, (ii) consolidated projected financial statements for USHG and its consolidated Subsidiaries for the following four fiscal years, presented on an annual basis, including projected balance sheets, projected funds flow statements and projected profit and loss statements, and (iii) a calculation of Consolidated Excess Cash for each month during the first twelve months after Closing, including a description of the elements thereof. The Projections have been prepared to reasonably reflect the application of GAAP to such periods, as determined in good faith by USHG and the Company and their financial personnel in light of the past business of USHG and its consolidated Subsidiaries, and represent the good faith belief of each of the Company and USHG as to the anticipated course of the business of USHG and its consolidated Subsidiaries; and neither the Company nor USHG is aware of any adverse development which has occurred since the date of the preparation of the Projections that would materially affect the Projections. Neither the Company nor USHG has any knowledge or reason to believe that the future financial results of USHG and its consolidated Subsidiaries will not be at least as favorable as reflected in the Projections; however, the Projections are not a guaranty of future performance.

     (c) The Company and USHG have furnished to the Purchasers a consolidated and consolidating pro forma balance sheet (the "Pro Forma Balance Sheet") reflecting the financial condition of USHG and its consolidated Subsidiaries as at the Closing Date or a recent date prior to the Closing Date, on the assumption that the closing of the Transactions (including the issuance and sale of the Notes and Warrants) occurred on such date. Such balance sheet, a copy of which is attached hereto as Schedule 4.7(c), was prepared in good faith and in accordance with GAAP, and fairly presents, on a pro forma basis, the financial position of USHG and its consolidated Subsidiaries as at the date thereof, assuming that the Transactions (including the issuance and sale of the Notes and Warrants) had then been completed. Except as disclosed on Schedule 4.7(c), immediately after the Closing and after giving effect to the Transactions, none of the Corporations will have any Indebtedness or other material liabilities, contingent or otherwise, which are not reflected in the Pro Forma Balance Sheet or the Financial Statements. In addition:

          (i) As of the Closing Date, all notes payable to each Corporation and accounts receivable of each Corporation are properly reflected on its books and records and are valid receivables subject to no setoffs or counterclaims other than in the ordinary course of business consistent with prior fiscal years, and such notes due and accounts receivable are not due from any related party or Affiliate of any kind (other than Robert Kassel's promissory note (the "Kassel Note") in favor of the Company described in
     Schedule 4.25(d) hereto);

          (ii) the accounts receivable reflected on the balance sheets included in the Financial Statements and on the Pro Forma Balance Sheet, or thereafter acquired by any Corporation through the Closing Date, have been collected, or are collectible, at the aggregate gross recorded amounts thereof less the allowances for doubtful accounts reflected therein (it being acknowledged, that discounts, rebates and other adjustments offered to customers in the ordinary course of business and consistent with past practice ("Sales Allowances") may on occasion be offset against accounts receivable by customers, however all such Sales Allowances are properly accrued for in the Financial Statements and the Pro Forma Balance Sheet) and such accounts receivable are not due from any related party or Affiliate of any kind (other than the Kassel Note); none of the Corporations has employed any invoice dating procedures or other special credit or delivery terms with any customer; and each of the Corporations has administered its accounts receivable in the ordinary course in accordance with past practice;

          (iii) the inventories reflected on the balance sheets included in the Financial Statements and on the Pro Forma Balance Sheet, or thereafter acquired by any Corporation through the Closing Date, are in all material respects of a quality and quantity usable or saleable in the normal course of the business of such Corporation at values at least equal to the values at which such items are carried on such Corporation's books subject to any reserves disclosed in such balance sheet, and have not been acquired from any related party or Affiliate of any kind. The values at which such inventories are carried on the Financial Statements reflect the normal inventory valuation policy of such Corporation, stating inventories at the lower of cost (on a first-in-first-out basis) or market; and, to the best knowledge of the Company and USHG, such inventories are saleable at gross margins consistent with historical results;

          (iv) none of the Corporations has delayed or postponed the payment of accounts payable and other liabilities except as set forth on Schedule 4.7(c)(iv) hereto, and in any event any such delay or postponement does not now create, and is not reasonably likely to create, any penalty, cost, reversal of pricing discounts, loss of beneficial supply or similar rights, or any default with any other party which is not already reflected or contemplated in the Financial Statements, the Pro Forma Balance Sheet and the Projections, other than reasonable and customary late payment charges or which are otherwise set forth on Schedule 4.7 (c)(iv) hereto; and

          (v) each Corporation's working capital is at a level consistent with such Corporation's customary practices except as set forth on Schedule 4.7(c)(iv) hereto, and there are no material past due liabilities or obligations of such Corporation, other than those referred to in clause
     (iv) above.

     (d) The Company and USHG have furnished to the Purchasers a correct and complete calculation of Consolidated Excess Cash as of the Closing Date, including a description of the elements thereof, a copy of which is attached hereto as Schedule 4.7(d).

     4.8 Title to Property and Assets; Condition. Except as set forth on
Schedule 4.8, each Corporation has, and on the Closing Date will have, good title to all Property owned by it, including all Property reflected in the Pro Forma Balance Sheet, except as disposed of after the date thereof in the ordinary course of business, and no such Property is subject to any Lien other than Permitted Liens described on Schedule 4.8 hereto. Except for Permitted Liens, there are not now and there will not be after the Closing any encumbrances on the use, ownership or sale of such Property, and all such Property is, and after the Closing will be, sufficient and maintained in appropriate condition to conduct business and operations in a manner consistent with such Corporation's past practice and with achieving the Projections.

     4.9 Solvency. Immediately after giving effect to the Transactions, the Corporations, taken as a whole, will be "solvent," that is, the Corporations, taken as a whole, will be able to pay their debts as they become due and will have capital sufficient to carry on their businesses, and will own Property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their Indebtedness as it becomes due. None of the Corporations has incurred obligations or made any transfer with actual intent to hinder, delay or defraud present or future creditors (or as a result of the Transactions will incur any such obligation or make any such transfer).

     4.10 Taxes. Except as set forth on Schedule 4.10, each of USHG and (to the extent required) its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and state income tax returns and all other material tax returns, domestic and foreign (the "Returns") required to be filed by it or with respect to the income, properties or operations of USHG and/or any of its Subsidiaries. Except as set forth on
Schedule 4.10, the Returns accurately reflect in all material respects all liability for taxes of USHG and its Subsidiaries taken as a whole for the periods covered thereby. Except as set forth on Schedule 4.10, each of USHG and its Subsidiaries has paid all taxes and assessments payable by it which have become due (including, without limitation, all estimated tax payments and all employment taxes). As of the Closing Date and except as set forth on Schedule 4.10, there is no action, suit, proceeding, investigation, audit or claim now pending or threatened by any authority regarding any taxes relating to USHG or any of its Subsidiaries, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or to result in a material liability to USHG or any of its Subsidiaries. As of the Closing Date and except as set forth on Schedule 4.10, neither USHG nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of USHG or any of its Subsidiaries, nor will any of them incur any tax liability in connection with the Transactions (it being understood that the representation contained in this sentence does not cover any future tax liabilities of USHG or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business). Each of the Company and USHG believes that the amount of the net operating loss carryovers to be reflected in the consolidated federal income tax return of USHG and its consolidated Subsidiaries for the tax year ended December 31, 2001 will be at least $6,000,000, all which will be fully utilizable against any consolidated net taxable income of the Corporations.

     4.11 Margin Securities. None of the Corporations owns any margin securities (other than treasury stock and Preferred Securities), and no portion of the proceeds of the sale of the Notes and Warrants will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System.

     4.12 Subsidiaries; Joint Ventures. On the Closing Date after giving effect to the Transactions, none of the Corporations will (a) have any Subsidiaries other than as set forth on Schedule 4.12, or (b) be engaged in any joint venture or partnership with, or have any equity investment in, any other Person (other than USHG's, the Company's and Weatherly Consumer Products Group, Inc.'s equity investments in their respective direct Subsidiaries, as set forth on Schedule 4.12).

     4.13 Litigation and Proceedings. Except as disclosed on Schedule 4.13, no judgments involving amounts in excess of $50,000 in the aggregate or injunctions are outstanding against any of the Corporations, nor is there now pending or threatened, any litigation, contested claim, or proceeding by or against any of the Corporations (a) requesting injunctive relief by or against such Corporation, (b) involving an amount in controversy in excess of $50,000 which is not covered by insurance, or (c) questioning the validity or the enforceability of, or otherwise seeking to restrain the performance of, any of the Transaction Documents or any actions taken or to be taken thereunder.

     4.14 Defaults; Adverse Changes. None of the Corporations is, or immediately after the Closing will be, in default under or in violation of (a) its Certificate or Articles of Incorporation, as amended, or by-laws, as amended,
(b) any agreement or instrument to which such Corporation is a party or will be a party immediately after the Closing, (c) any statute, rule, writ, injunction, judgment, decree, order or regulation of any Governmental Authority having jurisdiction over it, (d) any license, permit, certification or approval requirement of any customer, supplier or other Person (other than a Governmental Authority), or (e) any license, permit, certification or approval requirement of any Governmental Authority, except in the case of the foregoing clauses (b) through (e), defaults or violations which could not reasonably be expected to result in a Material Adverse Effect. To the best of the Company's and USHG's knowledge, no Material Adverse Effect could reasonably be expected to occur as a result of any pending legislative or regulatory change or any revocation of any license or right to do business or any casualty, labor trouble, condemnation, requisition, embargo or otherwise.

     4.15 Insurance. Attached hereto as Schedule 4.15 is a list and description of all insurance policies (including expiration dates) owned or maintained by each Corporation. Each Corporation maintains insurance in amounts and on terms reasonably adequate in relation to the nature of such Corporation's business and assets (and covering such risks as are customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated), under policies believed by each of the Company and USHG to be valid and enforceable and issued by the insurers set forth on Schedule 4.15. None of the Corporations is in default of any obligation under any such policy. To the extent any insurance policy has a cash surrender, rebate or similar value, there is no restriction, Lien or other encumbrance affecting the Corporation's receipt or claim of such value (other than Liens in favor of the Senior Lender), and no obligation or agreement to pay, directly or indirectly, such value to any other party. Each insurance company issuing a policy listed on Schedule 4.15 has an A.M. Best rating of not less than A.

     4.16 Patents, Trademarks, Licenses, etc. Attached hereto as Schedule 4.16 is a list of all patents, patent applications, registered and unregistered trademarks, service marks, trade names, brands and material copyrights (collectively, "Intellectual Property") owned or licensed by each Corporation. Except as disclosed on Schedule 4.16 and except for Permitted Liens, the applicable Corporation owns the entire unencumbered right, title and interest in and to all such properties, no rights or licenses to or from others have been granted with respect to such properties, and each Corporation owns or possesses the right to use all the patents, patent applications, trademarks, service marks, trade names, brands, copyrights and licenses, both domestic and foreign, and rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others which, if determined adversely to such Corporation, would result in a Material Adverse Effect. Except as disclosed on Schedule 4.16, no stockholder, officer, director or any other Affiliate of any of the Corporations (other than another Corporation) owns or possesses any rights in any patents, patent applications, registered or unregistered trademarks, service marks, trade names, brands, copyrights, or domestic or foreign licenses which are used by such Corporation in its business.

     4.17 Environmental Matters. Except as disclosed on Schedule 4.17:

          (a) none of the Corporations has Managed Hazardous Materials on or off its property other than in compliance in all material respects with Environmental Laws;

          (b) each of the Corporations has complied in all respects with all applicable Environmental Laws (other than any noncompliance which, individually or in the aggregate, would not result in a Material Adverse Effect);

          (c) none of the Corporations has any material contingent liability with respect to the Management of any Hazardous Material; and

          (d) none of the Corporations has received any Environmental Notice, and neither the Company nor USHG is aware of any occurrence or state of facts which would reasonably be expected to result in any such Environmental Notice.

     4.18 Investment Bankers' or Finders' Fees. None of the Corporations is in any way obligated to any Person in respect of any finder's or broker's fee or similar commission in connection with the closing of the issuance and sale of the Notes and Warrants or any other part of the Transactions, except for the Corporations' obligation to pay or reimburse the Purchasers for a finder's fee payable to Larkspur Capital Corporation, as set forth in the Commitment Letter referred to in Section 15.5 hereof. Each of the Company and USHG agrees to indemnify the Purchasers and hold the Purchasers harmless from any claims for any such fees or commissions from any Persons.

     4.19 Investment Company Act. None of the Corporations is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Corporations is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

     4.20 Disclosure. Except as corrected in writing prior to the Closing Date, neither this Agreement nor any of the other Purchaser Documents nor any other written statement provided by or on behalf of any of the Corporations to the Purchasers in connection with the issuance and sale of the Notes and Warrants, nor contained in USHG's publicly available filings with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made, it being understood that, except as set forth in Section 4.7(b) hereof and this Section 4.20, no representation or warranty is made with respect to the Projections or other prospective financial information. To the best of the Company's and USHG's knowledge after due inquiry, there is no fact or circumstance which could reasonably be expected to result in a Material Adverse Effect which has not been disclosed to the Purchasers in the written agreements and other documents described in this Section 4.20.

     4.21 Pension Plans. Except as disclosed on Schedule 4.21, none of the Corporations has any Plan on the date hereof or will have any as of the Closing Date. Each of the Corporations is in compliance in all material respects with requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could reasonably be expected to result in a Material Adverse Effect exists in connection with any

Plan. None of the Corporations has any withdrawal liability in connection with a Multiemployer Plan.

     4.22 Compensation and Benefits. The Company and USHG have delivered to the Purchasers copies of all employment, management, consulting, retirement benefit and compensation contracts and commitments now in effect with any employee, officer, director or shareholder (or any Affiliate thereof) of any of the Corporations, or with any other Person, and each of such agreements or plans is set forth on Schedule 4.22.

     4.23 Labor Relations. None of the Corporations is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any of the Corporations or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any of the Corporations or threatened against any of them, (b) no strike, labor dispute, slowdown or stoppage pending against any of the Corporations, (c) no union representation question exists with respect to the employees of any of the Corporations, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect, and (d) no notice, claim, formal or informal investigation or proceeding or other matter existing or threatened under the Occupational Health and Safety Act, or similar state statutes or regulations, regarding any matter of safety, working conditions, worker eligibility or similar matter, and Schedule 4.23 describes any of such matters which have occurred or been threatened since July 1, 1998, whether or not such matter was thereafter resolved or settled. To the best of the Company's and USHG's knowledge after due inquiry, no senior executive of any of the Corporations has any intention of terminating his or her employment. No such senior executive has any claim for severance, change of control payments or similar compensation as a result of the consummation of the Transactions, except as may be set forth in Schedule 4.23 hereof.

     4.24 Trade and Consumer Relations and Practices. There exists no actual or threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationships of any of the Corporations or their respective businesses with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Corporations taken as a whole, or with any material supplier, and there exists no present condition or state of facts or circumstances regarding the foregoing that would have a Material Adverse Effect or prevent any of the Corporations from conducting its business after the consummation of the Transactions, in substantially the same manner in which such business has heretofore been conducted or in a manner sufficient to achieve the Projections. There is no notice, claim, formal or informal investigation or similar proceeding or other matter existing or threatened by the Federal Trade Commission, or any other federal or state agency or authority regarding any of the Corporations' sales practices, advertisements or conduct of any kind regarding consumers or customers, or which regards competition or relationship with competitors or any other matter, and no such matters which have occurred or been threatened since July 1, 1998.

     4.25 Other Agreements. Except for the Transaction Documents or as set forth on Schedule 4.25 attached hereto, none of Corporations is a party to or otherwise bound or affected by any written or (to the best of the Company's and USHG's knowledge) oral:

          (a) employment, severance or similar agreement or other material agreement (other than Rights disclosed on Schedule 4.1(b) hereto) with (i) any present or former director, officer or other Affiliate, (ii) any present shareholder, or (iii) any former shareholder who held 5% or more of any Corporation's Capital Stock;

          (b) agreement, contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $100,000 or more, other than purchase orders issued to vendors in the ordinary course of business involving $500,000 or less;

          (c) agreement, contract or commitment to sell or supply products or to perform services, involving in any one case $100,000 or more, other than purchase orders received from customers in the ordinary course of business involving $1,000,000 or less, and other than ordinary course customer rebate agreements of the nature described in Section 4.7(c)(ii) hereof;

          (d) note, debenture, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other agreement or contract, commitment or arrangement for the borrowing or lending of money in an amount in excess of $250,000 (including without limitation loans to or from officers, directors, any stockholder or any member of any of their immediate families, but excluding the extension of trade credit in the ordinary course of business consistent with past practices and travel allowances made in the ordinary course of business), agreement, contract, commitment or arrangement for a line of credit or guarantee, pledge or undertaking in any manner whatsoever of the indebtedness of any other Person;

          (e) agreement, contract or commitment for any capital expenditure in excess of $100,000; or

          (f) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any Person, nor is any director, officer or employee of any of the Corporations subject to any such agreement except where such limitation runs to the benefit of one of the Corporations.

Each of the Corporations and, to the best knowledge of the Company and USHG (after due inquiry), each other party thereto have in all material respects performed all the obligations required to be performed by them to date under, have received no notice of default under and are not in default under any lease, agreement or contract now in effect to which any of Corporations is a party or by which any of Corporations or its respective property may be bound, except where the same would not have a Material Adverse Effect. None of Corporations has any present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and neither the Company nor USHG has any knowledge of any breach or anticipated breach by any other party to any contract or commitment to which any of the Corporations is a party, except where the same would not have a Material Adverse Effect.

     SECTION 5. CONDITIONS PRECEDENT.

     The obligation of each Purchaser to purchase Notes and Warrants shall be subject to the satisfaction, and continuing existence, of each of the following conditions precedent on or prior to the Closing Date:

     5.1 Consolidated Excess Cash. The Company and its Subsidiaries shall have, on a consolidated basis, no less than $1,000,000 of Consolidated Excess Cash on the Closing Date after giving effect to the Transactions, as set forth in the calculation thereof provided pursuant to Section 4.7(d); and the Projections delivered pursuant to Section 4.7(b) (i) shall project no less than $1,000,000 of Consolidated Excess Cash for each month during the first twelve months after Closing (other than for the months of March and April 2002), and (ii) shall project no less than $500,000 of Consolidated Excess Cash for the months of March and April 2002.

     5.2 Purchaser Documents. The Company shall have issued the Notes, and USHG shall have issued the Warrants; and each Purchaser shall have received the original of its Note and of the certificates evidencing its Common Warrants and Preferred Warrants, as well as an original counterpart of this Agreement and of each of the other Purchaser Documents, duly executed by each party thereto.

     5.3 Legal Opinions. The Purchasers shall have received the executed legal opinion of Blank Rome Tenzer Greenblatt LLP, counsel to the Corporations, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel and covering such matters incident to the Transactions as the Purchasers may reasonably require, including without limitation the matters referred to in Sections 4.1-4.5, 4.11, 4.13, 4.14 and
4.19 hereof.

     5.4 Other Documents. The Purchasers shall have received all closing certificates, corporate documents, evidence of authorization, forms and information required by the U.S. Small Business Administration, and other agreements, instruments and documents in respect of any aspect or consequence of the Transactions as the Purchasers may reasonably request, including without limitation all documents listed on the List of Closing Documents provided by the Purchasers to the Company and USHG on or prior to the Closing Date, all of which shall be in form and substance reasonably satisfactory to the Purchasers.

     5.5 Representations and Warranties; No Default or Event of Default. The representations and warranties made by each of the Corporations in the Purchaser Documents to which it is a party shall be true and correct as of the Closing Date, with the same force and effect as though made again on such date at the time of, and giving effect to, the Transactions. On the Closing Date, after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

     5.6 Purchaser Transactions; Other Transactions.

     (a) All consents necessary to the consummation of the Purchaser Transactions shall have been obtained, and all conditions precedent to the consummation of the Purchaser Transactions shall have been or shall be satisfied or waived prior to or concurrently with the issuance and sale of the Notes and Warrants. All Purchaser Transactions shall have been or shall be consummated pursuant to the terms of the applicable Purchaser Documents prior to or concurrently with the issuance and sale of the Notes and Warrants, and in compliance with all applicable laws.

     (b) True, correct and complete execution copies of all Transaction Documents shall have been delivered to the Purchasers and their counsel, who shall be satisfied with the form and substance thereof. The Purchasers shall be satisfied with (i) the terms of the subordination of the Notes, (ii) the liens and rights granted to the Senior Lender pursuant to the Senior Debt Documents and the Senior Subordination Agreement, and (iii) the Purchasers' rights to enforce and exercise Liens granted to the Purchasers.

     5.7 Fees; Transaction Expenses. Golub Associates, LLC or its designee shall have received the fee referred to in Section 2.6 and shall have been reimbursed the Costs and Expenses incurred in connection with the Transaction. The Corporations shall have paid or reimbursed the Purchasers or their designee for the finder's fee payable to Larkspur Capital Corporation, as set forth in the Commitment Letter referred to in Section 15.5 hereof. The Corporations shall also have paid any stand-by fee payable pursuant to Section 3 of the "Other Provisions" Section of the Summary Term Sheet attached to the Commitment Letter referred to in Section 15.5 hereof.

     5.8 Legal Structure and Capitalization. The Purchasers shall be satisfied with the legal structure and capitalization of the Corporations and the Trust, and all documentation relating thereto; and evidence of the equity ownership of each Corporation and the Trust shall have been delivered to the Purchasers and shall be satisfactory in form and substance to them.

     5.9 Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Purchaser Transactions shall be satisfactory in form and substance to the Purchasers, in their discretion; the Purchasers and their counsel shall be satisfied that each of the Corporations is in compliance with all matters described in Section 4 and
Section 5 of this Agreement, and the Purchasers shall have received information, documentation and certifications regarding any matter or question that may affect, or be related to, such compliance, satisfactory to the Purchasers in their discretion.

     5.10 Due Diligence; No Adverse Change or Events. The Purchasers shall have completed their due diligence investigations of the Corporations and the results thereof shall be satisfactory to the Purchasers in their discretion; and there shall not exist in the Purchasers' judgment (i) any event or condition that has had or would have a Material Adverse Effect or a material adverse effect upon the ability of the Corporations to meet, or upon the likelihood of their meeting, the Projections, or (ii) any law or regulation which, in the opinion of the Purchasers' counsel, prevents or prohibits any Purchaser from funding its purchase of the Notes and Warrants or maintaining its investment therein, or which would adversely affect the economic benefits expected to be realized by the Purchasers in the Transactions.

     5.11 Minimum EBITDA. The Company shall have minimum EBITDA for the twelve-month period ending on the date of the latest Financial Statements of not less than $11,300,000 (as adjusted for adjustments and add-backs reasonably acceptable to the Purchasers). The chief financial officer of USHG shall provide a certificate to the Purchasers at Closing, certifying (a) as to the Company's EBITDA for the twelve-month period ending on the date of the latest Financial Statements, (b) that such EBITDA was determined in accordance with GAAP, and (c) that such officer has no reason to believe the Company's EBITDA for the twelve-month period ending on the last day of the month during which the Closing occurs will be less than the minimum described in the first sentence of this Section.

     5.12 Compliance With Sources and Uses. The Company and USHG shall have provided the Purchasers with a statement of the sources and uses of funds in connection with the closing of the Transactions, which sources and uses shall conform to that set forth on Schedule 5.12 hereto. Any variance from the sources and uses set forth in Schedule 5.12 shall be approved by the Purchasers, in their discretion, and the Company and USHG shall provide documentation satisfactory to the Purchasers that the items listed on such statement are true and accurate in all respects. Any non-compliance with or variance from the statement of sources and uses shall be described on an attachment to Schedule
5.12. Without limitation of the foregoing, the BOA Indebtedness shall be repaid in full at the Closing with the proceeds of the Senior Debt and the Notes, the liens securing the BOA Indebtedness shall be released at the Closing, and BOA shall have authorized the filing of UCC-3 termination statements in respect of such liens.

     5.13 Closing Certificates. On or prior to the Closing Date, the Purchasers shall have received:

          (a) a solvency certificate from the chief financial officer of USHG certifying on behalf of the Corporations that: (i) the fair saleable value of the assets of the Corporations taken as a whole exceeds and will, immediately following the closing of the Transactions, exceed the amount that will be required to be paid on or in respect of the then existing Indebtedness of the Corporations taken as a whole, as such Indebtedness matures; (ii) the Corporations taken as a whole do not and will not have, immediately following the closing of the Transactions, unreasonably small capital to carry out their respective businesses as now conducted or as proposed to be conducted; and (iii) the Corporations taken as a whole do not intend to incur Indebtedness beyond their ability to pay such Indebtedness as it matures;

          (b) certificates of insurance complying with the requirements of
     Section 6.5 for the business and properties of the Corporations, in form and substance reasonably satisfactory to the Purchasers; and

          (c) a certificate of the chief executive officer of USHG certifying on behalf of the Corporations that (i) all of the representations and warranties of the Corporations set forth in the Transaction Documents are true, complete and accurate in all respects as of the Closing Date, and
     (ii) as of the Closing Date, the Corporations have complied with and performed all of the covenants and agreements, and satisfied all of the conditions, to be complied with, performed or satisfied by the Corporations pursuant to the Transaction Documents on or prior to the Closing Date.

     5.14 Stockholders Agreement. On or prior to the Closing Date, USHG and its principal stockholders (Robert Kassel, Richard Raleigh and Richard Grandy) shall have entered into a Stockholders Agreement which effectively provide the rights and privileges to the Purchasers set forth on Exhibit F attached hereto.

     5.15 Junior Subordinated Debentures. The Purchasers shall be satisfied with the terms of the subordination of the Junior Subordinated Debentures to the Notes; and USHG shall have given the Purchasers a power of attorney to exercise (under the circumstances set forth in Section 7.18 (b)) USHG's rights to defer the payment of interest on the Junior Subordinated Debentures pursuant to
Section 3.11 of the Junior Subordinated Indenture and Section I.D of the Officers' Certificate and Company Order dated April 17, 1998 specifying certain terms of the Junior Subordinated Debentures.

     5.16 Noncompetition and Nonsolicitation Agreements. Each of Robert Kassel, Richard Grandy and Richard Kurz shall have entered into (or be subject to) noncompetition and nonsolicitation agreements with the Corporations in form and substance satisfactory to the Purchasers.

     5.17 Golub Consulting Agreement. The Company and USHG shall have entered into a Consulting Agreement in form and substance satisfactory to the Purchasers with Golub Associates, LLC or its designee (the "Golub Consulting Agreement"), providing, among other things, for the payment to Golub Associates, LLC or its designee of a monitoring fee of $54,500 per year for so long as any Notes, Warrants or Warrant Securities are owned by the Purchasers.

     5.18 Waco Lease Renewal. The Company shall have received a written commitment by the landlord to renew the lease of the Company's premises in Waco, Texas, on terms satisfactory to the Purchasers.

     SECTION 6. AFFIRMATIVE COVENANTS.

     Each of the Company and USHG hereby agrees that, so long as this Agreement is in effect but subject to the provisions of Section 13 hereof:

     6.1 Financial and Other Information. Each of the Company and USHG will keep, and will cause its Subsidiaries to keep, proper books of record and account in which full and true entries will be made of all dealings or transactions relating to their business and affairs, and each of the Company and USHG shall cause to be furnished to each Purchaser:

          (a) as soon as practicable and in any event within thirty (30) days after the end of each month (including the last month of the fiscal year)
     (i) unaudited consolidated and consolidating statements of income, retained earnings and cash flows of USHG and its consolidated Subsidiaries for such month and the fiscal year-to-date period, and unaudited consolidated and consolidating balance sheets of USHG and its consolidated Subsidiaries as of the end of such month, prepared in accordance with GAAP consistent with past practice, subject to changes resulting from normal fiscal year-end adjustment, and (ii) in comparative form, figures for the actual results for the corresponding month and fiscal year-to-date periods in the immediately preceding fiscal year and amounts projected for such month pursuant to Section 6.1(d), together with a written report providing explanations of any material variances;

          (b) as soon as filed with the SEC and in any event within fifty (50) days after the end of each fiscal quarter including the fourth quarter, (i) unaudited consolidated and consolidating statements of income, retained earnings and cash flows of USHG and its consolidated Subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, and unaudited consolidated and consolidating balance sheets of USHG and its consolidated Subsidiaries as of the end of such quarter, all of which statements and balance sheets shall be in reasonable detail, prepared in accordance with GAAP consistent with past practice, and certified as accurate by the chief financial officer of USHG, subject to changes resulting from normal fiscal year-end adjustment, and (ii) in comparative form, figures for the actual results for the corresponding periods in the immediately preceding fiscal year and amounts projected for such periods pursuant to Section 6.1(d), together with a written report providing explanations of any material variances;

          (c) as soon as filed with the SEC and in any event within one hundred five (105) days after the end of each fiscal year, (i) consolidated and consolidating statements of income, retained earnings and cash flows of USHG and its consolidated Subsidiaries for such fiscal year, and consolidated balance sheets of USHG and its consolidated Subsidiaries as of the end of such fiscal year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding fiscal year, all of which statements and balance sheets shall be in reasonable detail and reasonably satisfactory in scope to the Purchasers and prepared by BDO Seidman, LLP or another respected firm of independent certified public accountants selected by USHG and reasonably satisfactory to the Purchasers, whose opinion shall be unqualified and shall be prepared in accordance with GAAP and generally accepted auditing standards, provided, that each Purchaser hereby agrees that such Purchaser will consider satisfactory any Big 5 accounting firm retained by USHG, and (ii) any accountants' comment letter on USHG's and its consolidated Subsidiaries' internal financial or accounting systems or controls which shall be issued, as well as copies of all other reports submitted by USHG's accountants; provided, that USHG shall request such a comment letter to be prepared in connection with each audit;

          (d) as soon as practicable and in any event before the end of each fiscal year, an operating budget and projected financial statements for each month of the next succeeding fiscal year (including a statement of underlying assumptions), in the same format as the financial statements provided pursuant to Sections 6.1(a), (b) and (c);

          (e) (i) as soon as practicable, and in any event at the same time as any notice is given to the Senior Lender (but in no event later than three
     (3) Business Days after any officer of the Company or USHG obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a such a default, Default or Event of Default), notice of any default under the Senior Debt and all Defaults and Events of Default hereunder, and (ii) any other notice, certificate or other document or information given to or received from the Senior Lender not later than five
     (5) Business Days after the date thereof;

          (f) with reasonable promptness, such other business or financial data as the Purchasers may reasonably request, including without limitation all forms and information requested or required by the U.S. Small Business Administration as a result of any Purchaser being a small business investment company;

          (g) if USHG or the Company shall otherwise prepare or have available financial statements and other information for USHG and its Subsidiaries on a consolidated and/or consolidating basis, or shall provide its Board of Directors with any financial information not otherwise provided for herein, it shall also furnish the same to the Purchasers in addition to the financial statements and other information for USHG and its Subsidiaries required to be furnished pursuant to the foregoing provisions of this
     Section 6.1;

          (h) together with each delivery of financial statements required by
     Section 6.1(c), a certificate of the accountants who performed the audit in connection with such statements (i) stating that they have reviewed Section
     7.19 and Exhibit F hereof (Financial Covenants) and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (ii) setting forth the calculations necessary to establish whether or not USHG and its Subsidiaries were in compliance with the covenants as provided in Section
     7.19 and Exhibit F as of the date of such statements. Each of the Company and USHG authorizes the Purchasers to discuss the financial condition of the Corporations with USHG's independent certified public accountant and agrees that such discussion or communication shall be without liability to either the Purchasers or USHG's independent certified public accountants. USHG shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this Section 6.1(h); in any event, such accountants are irrevocably authorized to rely upon a copy of this Agreement as authority for such discussions and communications; and

          (i) together with each delivery of financial statements required by Sections 6.1(a) and (b), (i) a certificate of the Company's president or chief financial officer (A) stating that, based on an examination sufficient to enable an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Company with respect to such Default or Event of Default, and (B) setting forth the calculations necessary to establish whether or not the Company was in compliance with the covenants provided for in Section 7.19 and Exhibit F as of the date of such statements, (ii) a detailed report that provides a discussion of the operations and financial condition of USHG and its Subsidiaries for the period covered by such financial statements and a summary and discussion of other matters significant to the business, (iii) copies of USHG's internally prepared consolidated sales projections for each of the next 12 months, which projections shall be updated monthly, (iv) monthly point of sale data for the Corporations' ten largest customers, and (v) monthly sales and margins of the Corporations by customer and product line. Such certificate, report, sales projections, point of sale data and monthly sales and margin information shall be in form reasonably satisfactory to the Purchasers.

     Each Purchaser shall keep confidential all information concerning the Corporations furnished by the Company or USHG pursuant to this Section 6.1, as well as all other information concerning the Corporations acquired by the Purchasers by virtue of their status as Purchasers under the Purchaser Documents or as a result of their (or their representatives') attendance as non-voting observers at meetings of the Board of Directors of any of the Corporations (including information acquired as a result of any inspection conducted in accordance with Section 6.2 below); provided, that a Purchaser may communicate such information to such Purchaser's officers, employees, attorneys, accountants, consultants and owners, subject to the same confidentiality provisions applicable to such Purchaser. A Purchaser may also disclose such information to any Governmental Authority having jurisdiction over such Purchaser, to the extent required by such Governmental Authority, provided that (except in the case of disclosures to the U.S. Small Business Administration by a Purchaser which is a Small Business Investment Company) such Purchaser shall use reasonable efforts to notify the Company or USHG prior to such disclosure so that the Company or USHG will have a reasonable amount of time to contest such disclosure if it wishes to do so. A Purchaser may also disclose such information to any other Person in connection with such Purchaser's sale of any participations in, or assignments of, the Notes, Warrants or Warrant Securities, provided that such Person shall execute a confidentiality agreement requiring the recipient to maintain the confidentiality of the information to the same extent as required hereunder for the Purchaser. Following any Default or Event of Default or as may be reasonably necessary to effect the exercise of rights hereunder, a Purchaser may disclose information to others in connection with the exercise of such Purchaser's rights hereunder or under any of the other Purchaser Documents and as may be required by applicable law.

     6.2 Inspection. Any Purchaser or its designee shall have the right from time to time, at the Corporations' expense, to call (after three (3) Business Days' prior written notice) at the place or places of business of any of the Corporations during ordinary business hours (a) to inspect, audit and check any of its books, records, journals, orders and receipts, as well as any correspondence and other data relating to its business or to any transactions among the parties to the Transaction Documents, and (b) to discuss its affairs, finances and business with any of its officers or directors; provided that such inspections, audits, checks or discussions are not materially disruptive to the normal operation of the businesses of the Corporations, and provided, further, that, the Corporations shall not be required to pay for more than one such inspection per fiscal year in the absence of an Event of Default.

     6.3 Conduct of Business. Each of the Company and USHG shall, and shall cause each Subsidiary to, (a) maintain its corporate existence, (b) maintain in full force and effect all bonds, franchises, qualifications, patents and trademarks, and all governmental licenses, permits and authorizations, in each case which are material to the conduct of its business, (c) maintain in full force and effect all leases, contracts and other rights, and all non-governmental licenses, permits and authorizations, in each case the loss of which would have a Material Adverse Effect, (d) pay when due all amounts payable under, and comply with all covenants and agreements under, all leases, contracts and agreements to which such Corporation is a party, if a default with respect to such obligation would or could reasonably be expected to have a Material Adverse Effect, (e) continue in the businesses in which it is currently engaged, and limit its operations to the businesses in which it is currently engaged and businesses substantially similar and meaningfully related to such businesses,
(f) comply with all applicable laws, orders, regulations and ordinances of all Governmental Authorities, except for such laws, orders, regulations and ordinances the violation of which would not be reasonably likely to have a Material Adverse Effect, and (g) maintain its Property in good working order.

     6.4 Taxes. Each of the Company and USHG shall pay, and cause its Subsidiaries to pay, all of their respective (i) license fees, bonding premiums and related taxes and charges, (ii) real and personal property taxes, assessments and charges, (iii) franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and (iv) other governmental charges assessed against any of them, or payable by any of them, in each case at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to any of their property; provided, that the applicable Corporation shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if it establishes adequate reserves to cover such contested taxes, assessments or charges.

     6.5 Property, Liability and Business Interruption Insurance; Key-Man Insurance. Each of the Company and USHG shall, and shall cause each of its Subsidiaries to, maintain insurance to such extent and covering such risks as shall be required by law or by any agreement to which any of such Corporations is a party, and, in any event, keep and maintain their properties and businesses insured against such risks as are ordinarily insured against (and in such amounts, and subject to such deductibles as are ordinarily obtained) by prudent Persons engaged in similar businesses similarly situated with financially sound insurers reasonably acceptable to the Purchasers. Each of the Company and USHG shall maintain, and cause each of its Subsidiaries to maintain, at the Corporations' expense, such public liability insurance, third party property damage insurance and business interruption insurance, in such amounts and with such deductibles, as is reasonably acceptable to the Purchasers and as is customary for similar businesses similarly situated. All such policies of insurance shall be in form and substance similar to policies maintained by prudently managed companies similarly situated and shall be issued by insurers having A.M. Best ratings no less than A. Upon request, each of the Company and USHG shall deliver to each Purchaser a certified copy of each such policy of insurance and evidence of payment of all premiums therefor. Upon request of the Purchasers, the Company shall obtain, and maintain in full force and effect for the benefit of the Company for so long as any of the Notes are outstanding, key-man insurance in the amount of $2,000,000 on the life of Richard Grandy, provided he is reasonably insurable.

     6.6 Pension Plans. Each of the Company and USHG shall (i) deliver to the Purchasers promptly, and in any event within 30 days, any written notice, letter or communication received by any Corporation from the PBGC, the U.S. Internal Revenue Service or any other Governmental Authority with respect to any Plan, if such notice could result in any material liability to any Corporation, (ii) provide the Purchasers with copies of any annual report filed by any Corporation with the PBGC in connection with any Plan, promptly after the filing thereof, and (iii) notify the Purchasers prior to terminating any Plan if such termination could result in any material liability to any Corporation.

     6.7 Notice of Suits, Adverse Changes in Business and Defaults. Each of the Company and USHG shall, as soon as possible, give the Purchasers written notice of the occurrence of any of the events listed below, and, in any case, shall give the Purchasers written notice of the occurrence of any of such events within the earlier of (i) five (5) Business Days after senior management obtains knowledge thereof, and (ii) fifteen (15) Business Days after the occurrence thereof:

          (a) any proceeding(s) being instituted or threatened to be instituted by or against any Corporation in any federal, state, local or foreign court or before any Governmental Authority in which the amount in controversy exceeds $250,000 (unless the same is covered by insurance and arises in the ordinary course of business) or in which injunctive relief is requested, and any litigation, proceeding, investigation or claim that relates in any material way to (i) any of the Transaction Documents, or (ii) the Certificate or Articles of Incorporation, as amended, or By-laws, as amended, of any Corporation;

          (b) any change in the business, assets or condition, financial or otherwise, of any Corporation which can reasonably be expected to have a Material Adverse Effect;

          (c) the occurrence of any "Default" or "Event of Default" as defined in any of the Senior Debt Documents;

          (d) the occurrence of any material default under any other material lease, contract or other agreement to which any Corporation is a party; and

          (e) the occurrence of any Default or Event of Default.

     6.8 Environmental Laws. (a) Each of the Company and USHG shall promptly notify and furnish the Purchasers with a copy of any and all Environmental Notices which are received by any Corporation on or after the date hereof. Each of the Company and USHG shall, and shall cause its Subsidiaries to, take prompt and appropriate action in response to any and all such Environmental Notices, and shall promptly furnish the Purchasers with a description of the applicable Corporation's Response thereto. Each of the Company and USHG shall promptly notify the Purchasers of any event or state of facts which would reasonably be expected to result in an Environmental Notice.

     (b) Each of the Company and USHG shall, and cause each of its Subsidiaries to, (i) comply in all material respects with all Environmental Laws, (ii) obtain, comply in all material respects with and maintain any and all material licenses, approvals, registrations or permits required by Environmental Laws,
(iii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and (iv) promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws (and provide copies of all such orders and directives to the Purchasers), except, in each case, to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     (c) Each of the Company and USHG shall defend, indemnify and hold harmless each of the Purchasers and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise (including without limitation attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), arising out of, or in any way relating to (i) any Environmental Laws applicable to any of the Corporations, any of their operations, or any real property owned or operated by any of them, (ii) any orders, requirements or demands of any Governmental Authority or any private party related to any Environmental Laws or to Hazardous Materials, or (iii) the actual or alleged presence of Hazardous Materials on any property previously, now or hereafter owned, leased or otherwise held by any of the Corporations. The indemnity set forth in this paragraph (c) shall survive any termination of this Agreement.

     6.9 Notices Relating to Transactions. Each of the Company and USHG shall promptly provide the Purchasers with copies of all amendments, consent letters, waivers or modifications to, and any material notices or reports provided by any Person to any Corporation pursuant to the terms of or in connection with, any of the Transactions or any of the Transaction Documents, or any Corporation's certificate or articles of incorporation, as amended or bylaws, as amended, or by any Corporation to any such Person. Without limiting the foregoing, each of the Company and USHG agrees to notify the Purchasers of the effective date and amount of any prepayment pursuant to the Senior Loan Agreement or permanent reduction of any commitment to lend on a revolving basis.

     6.10 Board Observation Rights. Each of USHG and the Company (i) shall cause one representative of the Purchasers to be permitted to attend and observe all meetings of the Boards of Directors of each of USHG and its Subsidiaries and all committees thereof, (ii) shall cause the Purchasers to be given notice of all such meetings, at the same time as furnished to the directors of the applicable Corporation, (iii) shall cause the reasonable out-of-pocket costs and expenses of the Purchasers' representative to be paid, (iv) shall cause such representative to be compensated at the same level as the most highly compensated non-employee member of each of USHG's and its Subsidiaries' Boards of Directors for his service as such (regardless of whether the compensation of such non-employee member for his services as a director is paid in the form of a directors' fee or consultant's fee or other type of fee or compensation), (v) shall indemnify the Purchasers' representative to the same extent as members of such Boards of Directors (to the extent permitted by law), (vi) shall cause to be provided to the Purchasers' representative all notices, documents and information furnished to the directors of the applicable Corporation whether at or in anticipation of a meeting, an action by written consent or otherwise, at the same time furnished to such directors, (vii) shall cause the Purchasers' representative to be notified of, and permitted to participate by telephone in, emergency meetings of such Boards of Directors and all committees thereof, (viii) shall cause the Purchasers' representative to be provided with copies of the minutes of all such meetings at the time such minutes are furnished to the directors of the applicable Corporation, (ix) shall cause regularly-scheduled meetings of the Boards of Directors of each Corporation to be held no less frequently than three times a year at regular intervals, provided that only one such meeting need be in person and the other two may be by telephone conference call, (x) upon the request of the Purchasers, shall obtain and maintain in force directors' and officers' liability insurance in an amount reasonably acceptable to the Purchasers, (xi) shall cause the creation and maintenance on USHG's Board of an audit committee composed solely of outside directors, the responsibility of which shall be to fulfill all functions recommended by the Auditing Standards Board of the AICPA as well as monitoring and reviewing all major accounting policies and auditor relationships of such Corporation, and (xii) shall cause the creation and maintenance on USHG's Board of a compensation committee composed solely of outside directors, the responsibility of which shall be to monitor and review compensation plans, stock option plans, other Plans, annual performance objectives for senior executives, and the achievement of these performance objectives.

     6.11 Notice of Amendment of Senior Loan Agreement. The Company (a) shall not enter into any amendment of the Senior Loan Agreement without providing the Purchasers with advance written notice of the proposed terms of such amendment not less than five (5) Business Days prior to the making of such amendment, and
(b) without the prior written consent of a majority in interest of the Purchasers, shall not enter into any amendment of the Senior Loan Agreement, or in any other manner modify or supplement or alter by agreement or waiver, the Senior Loan Agreement, the purpose of which is (i) a voluntary permanent reduction of any revolving credit facility provided under the Senior Loan Agreement or (ii) violative of Section 7.15 hereof.

     6.12 Option to Provide Mezzanine Financing (a) Prior to offering any subordinated debt or other mezzanine financing (with or without warrants or any other "equity kicker") of any Corporation after the Closing Date (a "Mezzanine Financing"), the Company and USHG will first give, or cause the issuer Corporation to give, to the Purchasers the right, for the same price and upon the same terms (and subject to the same due diligence, time table and other conditions) as are to be made available to other proposed offeree(s), to provide all or part (at the Purchasers' option) of such Mezzanine Financing proposed to be offered by such Corporation. The Purchasers shall have a period of thirty (30) days after receiving written notice of any such proposed Mezzanine Financing to indicate whether they intend to provide (subject to final due diligence, documentation and customary conditions) all or part of the Mezzanine Financing to be raised (and any such notice shall be given not less than sixty (60) nor more than ninety (90) days prior to the closing of any such Mezzanine Financing, and shall be accompanied by such information as may be reasonably necessary to evaluate the terms of the proposed Mezzanine Financing, including without limitation any information furnished or to be furnished to other proposed offeree(s)); provided, that the Purchasers shall exercise reasonable efforts to promptly evaluate the terms of the proposed offering. The Company and USHG will offer, or cause the issuer Corporation to offer, such rights to the Purchasers pro rata based on the principal amount of Notes held by each, provided that if a Purchaser does not exercise such rights in full, the Company and USHG will offer, or cause the issuer Corporation to offer, such rights pro rata to the Purchasers who exercise their rights under this Section 6.12(a). In the event the Purchasers do not exercise in full their right to provide such Mezzanine Financing, the issuer Corporation may offer any remaining portion of such Mezzanine Financing to other Persons on terms which (in the reasonable opinion of the Purchasers) are no more advantageous to such other Persons in any material respect than the terms of the offer to the Purchasers (herein referred to as "Comparable Terms"), provided that the closing of the offering to such other Persons is consummated within ninety (90) days after the Purchasers have declined to provide all or part of such Mezzanine Financing. In the event that the offering to such other Persons is not on Comparable Terms, or in the event that the offering to such other Persons is not consummated within such ninety
(90)-day period, then the Company and USHG will again offer, or cause the issuer Corporation to again offer, the proposed Mezzanine Financing to the Purchasers in compliance with all of the provisions of this Section 6.12(a).

     (b) During the thirty (30) day period referred to in the second sentence of
Section 6.12(a) above, the Company and USHG will allow, and will cause the other Corporations to allow, the Purchasers and their respective representatives all reasonably requested access to the Corporations' assets, records, personnel and relevant third parties for the purpose of completing all due diligence investigations deemed reasonably necessary or advisable by the Purchasers in connection with determining whether to exercise their right to provide any Mezzanine Financing referred to in Section 6.12(a).

     6.13 Use of Proceeds. The Company and USHG shall use the proceeds of the sale of the Notes and Warrants solely as described in the statement of sources and uses referred to in Section 5.12.

     6.14 New Subsidiary Security Agreements and Guaranties. To the extent the creation or existence of any additional Subsidiary (other than one in existence on the Closing Date) is permitted pursuant to Section 7.5 or consented to by the Purchasers, each of the Company and USHG shall cause each such Subsidiary to execute a security agreement and a Guaranty in substantially the same forms as the Security Agreement and Guaranty executed and delivered on the Closing Date by each Subsidiary which existed on the Closing Date.

     6.15 Reservation of Warrant Securities. (a) USHG will at all times have authorized, and reserve and keep available, free from pre-emptive rights and free of all Liens, restrictions, rights and claims of others, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon any exercise of the Common Warrants, the number of shares of Common Stock issuable upon exercise of all outstanding Common Warrants. Upon any issuance of Common Warrant Shares to a holder of Common Warrants upon exercise thereof, such Common Warrant Shares shall be free of all pre-emptive rights, Liens, restrictions, rights and claims of others (except for Liens, if any, created by the holders thereof).

     (b) USHG will at all times keep available, free of all Liens, restrictions, rights and claims of others, for the purpose of enabling it to satisfy its obligation to sell Preferred Securities upon any exercise of the Preferred Warrants, the number of Preferred Securities purchasable upon exercise of all outstanding Preferred Warrants. Upon any sale of Preferred Securities to a holder of Preferred Warrants upon exercise thereof, such Preferred Securities shall be free of all Liens, restrictions, rights and claims of others (except for Liens, if any, created by the holders thereof).

     SECTION 7. NEGATIVE COVENANTS.

     Each of the Company and USHG hereby agrees that, so long as this Agreement is in effect but subject to the provisions of Section 13 hereof:

     7.1 Liens or Encumbrances. Neither the Company nor USHG will create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, and will not enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement that would be inconsistent with the Purchasers' exercise of exclusive rights to Liens on the Corporations' Property excepting the rights of the Senior Lender and the following:

          (i) Liens at any time granted in favor the Purchasers (including pursuant to the Security Documents), and Liens at any time granted to the Senior Lender (including, without limitation, pursuant to the Senior Debt Documents as in effect on the Closing Date); and, so long as the Senior Loan Agreement is in effect, the Liens referred in clauses (b), (d), (e),
     (f) and (h) of the definition of "Permitted Encumbrances" as defined in the Senior Loan Agreement as in effect on the Closing Date;

          (ii) Liens not exceeding $50,000 in the aggregate outstanding at any one time consisting of (A) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or that are being actively and diligently contested in good faith and (B) statutory Liens arising in the ordinary course of such Corporation's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or such Liens are being actively and diligently contested;

          (iii) Purchase Money Liens securing Purchase Money Indebtedness permitted pursuant to Section 7.2(v) below;

          (iv) Liens securing Indebtedness of one of the Company's Subsidiaries to the Company or another such Subsidiary;

          (v) reservations, exceptions, easements, rights-of-way and other similar encumbrances affecting the real Property of the Corporations that do not interfere with the ordinary conduct of the business of the Corporations;

          (vi) such other Liens existing on the Closing Date which are set forth on Schedule 4.8; and

          (vii) such other Liens as the Purchasers may hereafter approve in writing.

     7.2 Indebtedness. Neither the Company nor USHG will incur, create, assume, become or be liable in any manner with respect to any Indebtedness, or permit any Subsidiary to do so, except:

          (i) the Indebtedness evidenced by the Notes and other obligations of the Corporations under this Agreement and the other Purchaser Documents,

          (ii) Senior Debt provided by the original Senior Lender (subject, however, to the limitations set forth in the definition of "Senior Obligations" contained in the Senior Subordination Agreement), or any renewal or refinancing thereof permitted pursuant to Section 7.15 (in the event of any such permitted refinancing, all references herein to "Senior Debt", "Senior Debt Documents", "Senior Lender" and "Senior Loan Agreement" shall be appropriately adjusted to apply to the refinancing,

          (iii) Indebtedness of any of the Corporations (including any renewal or refinancing of any such Indebtedness) which is subordinated to the Notes on terms acceptable to the Purchasers,

          (iv) other Indebtedness of the Corporations which is to continue after the Closing Date and is identified on Schedule 7.2 hereto and is included in the Statement of Sources and Uses attached as Schedule 5.12 hereto,

          (v) Indebtedness of the Corporations secured by Purchase Money Liens and Indebtedness of the Corporations under Capital Leases not to exceed $1,000,000 in the aggregate,

          (vi) trade payables and accrued expenses of the Corporations incurred in accordance with customary practices and in the ordinary course of business; and

          (vii) extensions of credit made by any Corporation to a wholly-owned Subsidiary of the Company.

     7.3 Consolidations, Mergers or Acquisitions. Neither the Company nor USHG will, or will permit any Subsidiary or Egarden Inc. to, recapitalize or consolidate with, merge with, acquire the Capital Stock of, or otherwise acquire all or any substantial part of the assets or Properties of any other Person except that (i) a wholly-owned Subsidiary of USHG may merge into a wholly-owned Subsidiary of the Company, (ii) a wholly-owned Subsidiary of the Company may merge into another wholly-owned Subsidiary of the Company, and (iii) a Subsidiary of the Company may merge into the Company.

     7.4 Investments or Loans. Neither the Company nor USHG will, or will permit any Subsidiary to, acquire any Property in exchange for cash or other Property, whether in the form of an acquisition of securities or other Indebtedness or obligations, or the purchase or acquisition by any of the Corporations of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following:

          (i) investments in one or more Subsidiaries of the Company or USHG to the extent existing on the Closing Date;

          (ii) fixed assets to be used in the business of the Corporations so long as the acquisition costs thereunder constitute Capital Expenditures permitted hereunder;

          (iii) goods held for sale or lease or to be used in the manufacture of goods or the rendition of services by any of the Corporations in the ordinary course of business;

          (iv) Cash Equivalents;

          (v) loans to employees made after the Closing Date not in excess of an aggregate of $100,000 at any one time outstanding;

          (vi) loans to employees outstanding on the Closing Date, provided that
     (A) the principal amount of such loans is not increased and any repayment of all or part of such loans is not re-lent, (B) no such loans or portions thereof may be reduced or forgiven (other than by repayment thereof to the applicable lending Corporation), and (C) the terms of such loans may be amended (including any extension of the maturity thereof) only by USHG's Board of Directors (without participation of Robert Kassel, except in the case of Board action by unanimous written consent without a meeting) at any time when no Default or Event of Default exists under Section 9.1(a) hereof and no "Default" or "Event of Default" exists under Section 10.1 of the Senior Loan Agreement, provided that any such loans shall in any event become due and payable 180 days prior to the date on which the Notes become due and payable in full; and

          (vii) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business.

As used above, "Cash Equivalents" shall mean (1) marketable direct obligations issued or unconditionally guaranteed by the United States Government and backed by the full faith and credit of the United States Government having maturities of not more than twelve (12) months from the date of acquisition; (2) domestic certificates of deposit and time deposits having maturities of not more than twelve (12) months from the date of acquisition, banker's acceptances having maturities of not more than twelve (12) months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia, which at the time of acquisition are rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., or any successor thereto, and not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (3) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (1) and (2) entered into with any financial institution meeting the qualifications specified in clause (2); and (4) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., or any successor thereto, and having a maturity within nine (9) months after the date of acquisition thereof.

     7.5 Subsidiaries. Neither the Company nor USHG will create or have (or permit any Subsidiary to create or have) any Subsidiaries other than the Subsidiaries in existence on the Closing Date and other Subsidiaries which are wholly-owned by the Company or by another wholly-owned Subsidiary of the Company. In addition, (i) each of the Company and USHG shall cause each Subsidiary to comply with all the covenants and provisions of this Agreement (including, without limitation, the covenants set forth in Section 6.14 hereof), and (ii) the financial covenants contained herein shall apply to USHG and its Subsidiaries on a consolidated basis.

     7.6 Disposal of Property. (a) Neither the Company nor USHG will sell, lease, transfer or otherwise dispose of any of its Properties, assets (including Capital Stock) or rights, or permit any Subsidiary or Egarden Inc. to do so, except (i) sales of inventory in the ordinary course of business, (ii) sales or other dispositions in the ordinary course of business of equipment which is obsolete, uneconomical or no longer useful in its business or which is being replaced with other equipment of substantially equal or greater utility, (iii) dispositions of obsolete inventory, and (iv) other sales or dispositions of Property in an arm's length transaction to a third party which is not an Affiliate of any of the Corporations where (v) at least 75% of the consideration received by the applicable Corporation is in cash, (w) the consideration received is not less than the fair market value of the Property sold or disposed of, (x) the cash portion of the proceeds of the sale or disposition are applied to payment of Indebtedness for money borrowed, (y) the aggregate fair market value of the Property so sold or disposed of, together with all other Property sold or disposed of in any 12-month period, shall not exceed 5% of the Corporations' tangible assets as at the beginning of such 12-month period, and
(z) in the case of any such sale or disposition of Property by Egarden Inc., USHG and the Company shall exercise commercially reasonable efforts to obtain the release of the Corporations from any further liability or contingent liability in respect of the obligations of Egarden Inc. (including without limitation in respect of the equipment leases listed in Item 1 of

Schedule 7.2.), provided that (in the event USHG and the Company are unable to obtain such release in spite of such commercially reasonable efforts) the Corporations shall be permitted to pay up to $90,000 per annum in order to prevent a default under any Egarden Inc. obligations for which the Corporations remain contingently liable.

     (b) Notwithstanding anything to the contrary contained in Section 7.6(a), any Corporation which is not a Material Corporation may sell, lease, transfer or otherwise dispose of any of its Properties, assets (other than Capital Stock) or rights, and any Corporation may sell its interest in the Capital Stock of a Subsidiary which is not a Material Corporation, in each case in an arm's length transaction to a third party which is not an Affiliate of any of the Corporations for consideration which is not less than the fair market value of the Property sold or disposed of.

     (c) Nothing contained in this Section 7.6 is intended to impair the Purchasers' rights under Section 3.1(b)(ii) hereof.

     7.7 Limitation on Certain Restrictions on Subsidiaries. Neither the Company nor USHG will, nor will it permit any of its Subsidiaries or Egarden Inc. to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by any of the Corporations, or pay any Indebtedness owed to any of the Corporations, (b) make loans or advances to any of the Corporations or (c) transfer any of its properties or assets to any of the Corporations, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Purchaser Documents, (iii) the Senior Debt Documents, (iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any of the Corporations, (v) customary provisions restricting assignment of any licensing agreement (in which any of the Corporations is the licensee) or other contract entered into by any of the Corporations in the ordinary course of business, (vi) restrictions on the transfer of any asset pending the close of the sale of such asset, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Section
7.1 hereof.

     7.8 Tax Consequences of Certain Transactions. Neither the Company nor USHG shall cause or permit any merger or consolidation of, or any recapitalization or issuance of Capital Stock by, or any similar transaction involving, any of its Subsidiaries or Egarden Inc., unless, in the reasonable opinion of counsel for the Company and USHG, such transaction would not result in material adverse tax consequences to any of the Corporations or to the Purchasers.

     7.9 Dividends, Stock Redemptions, Etc. (a) While any Note is outstanding, neither the Company nor USHG will (i) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any shares of its Capital Stock, or (ii) apply any of its funds, Property or assets to, or set apart any funds, Property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of its shares of Capital Stock, whether now or hereafter outstanding; provided, however, that the Company may make Distributions to USHG to permit the payment by USHG of (i) professional fees, taxes and other ordinary course of business operating expenses (including salaries and other employee compensation) incurred by USHG solely in its capacity as parent corporation of the Company, provided that the aggregate amounts of such Distributions to USHG in any fiscal year shall not exceed the aggregate amount of the applicable expenses for such fiscal year (as set forth in USHG's budget for such fiscal year as approved by the Purchasers) by more than ten percent (10%), and (ii) interest on the Junior Subordinated Debentures under the conditions specified in Section 7.18(b) hereof.

     (b) While any Common Warrants or Common Warrant Shares are held by Purchasers, USHG will not (i) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any shares of its Common Stock, or (ii) apply any of its funds, Property or assets to, or set apart any funds, Property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of its shares of Common Stock or Rights therefor, whether now or hereafter outstanding; unless, in the case of clauses (i) and (ii) above, USHG offers each Purchaser holding Common Warrants and/or Common Warrant Shares the option to receive the Applicable Portion of such dividend, purchase, redemption, retirement or Distribution. For this purpose, the "Applicable Portion" shall mean the higher of the following: (A) in the same proportion that the number of Common Warrant Shares (or Common Warrants therefor) owned by a Purchaser bears to the number of shares of Common Stock (or Rights therefor) that USHG proposes to pay a dividend on or to purchase, redeem, retire or make a Distribution in respect of, and (B) in the same proportion that the number of Common Warrant Shares (or Common Warrants therefor) owned by a Purchaser bears to the number of shares of Common Stock (or Rights therefor) owned by all Affiliates of USHG that USHG proposes to pay a dividend on or to purchase, redeem, retire or make a Distribution in respect of.

     (c) While any Preferred Warrants or Preferred Warrant Securities are held by Purchasers, neither USHG nor the Company will, or permit the Trust or any Subsidiary to, apply any of its funds, Property or assets to, or set apart any funds, Property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of the Preferred Securities or Rights therefor, whether now or hereafter outstanding; unless, in each case, each Purchaser holding Preferred Warrants and/or Preferred Warrant Securities is offered the option to receive the Applicable Portion of such purchase, redemption, retirement or Distribution. For this purpose, the "Applicable Portion" shall mean the higher of the following:
(A) in the same proportion that the number of Preferred Warrant Securities (or Preferred Warrants therefor) owned by a Purchaser bears to the number of Preferred Securities (or Rights therefor) that the Trust or any Corporation proposes to purchase, redeem, retire or make a Distribution in respect of, and
(B) in the same proportion that the number of Preferred Warrant Securities (or Preferred Warrants therefor) owned by a Purchaser bears to the number of Preferred Securities (or Rights therefor) owned by all Affiliates of USHG that the Trust or any Corporation proposes to purchase, redeem, retire or make a Distribution in respect of.

     7.10 Issuance of Additional Capital Stock by Subsidiaries. None of the Subsidiaries of the Company will issue any additional Capital Stock or equity interests of any kind or character, other than to the Company or another Subsidiary of the Company; and none of the direct Subsidiaries of USHG or Egarden Inc. will issue any additional Capital Stock or equity interests of any kind or character, other than to USHG. For the avoidance of doubt, USHG may issue additional Capital Stock at any time.

     7.11 Operating Leases. Neither the Company nor USHG will, nor will it permit any Subsidiary to, enter into any leases other than Capital Leases which would cause the annual payment obligations of the Corporations under all leases to exceed $500,000 in the aggregate.

     7.12 Fiscal Year End. Neither the Company nor USHG will, nor will it permit any Subsidiary to, change its fiscal year end from June 30 of each year.

     7.13 Transactions with Affiliates. Neither the Company nor USHG will, nor will it permit any Subsidiary to, transfer any cash or Property to any officer, director, employee or Affiliate, enter into any contract or transaction with any such Person, or modify any outstanding contract or transaction with any such Person, including without limitation the purchase, lease, sale or exchange of Property or the rendering of any service to any such Person, except (a) transactions in the ordinary course of business disclosed in advance in writing to the Purchasers, on an arm's length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate,
(b) employment contracts and compensation arrangements set forth on Schedule
4.22 and any modification, extension, renewal or replacement thereof which is approved by the Compensation Committee of USHG's Board of Directors, and (c) loans to employees to the extent permitted under Section 7.4 hereof.

     7.14 ERISA. Neither the Company nor USHG will, nor will it permit any Subsidiary or ERISA Affiliate to:

          (i) engage in any transaction in connection with which such Corporation or ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code;

          (ii) terminate any Pension Plan in a "distress termination" under
     Section 4041 of ERISA;

          (iii) fail to make payment when due of all material amounts which, under the provisions of any Plan, such Corporation or ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto; or

          (iv) adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

     7.15 Certain Amendments of Senior Debt Documents and Other Transaction Documents; Refinancing of Senior Debt. Neither the Company nor USHG will amend, modify or alter, or permit to be amended, modified or altered, (a) any of the Senior Debt Documents or the Indebtedness thereunder (in a refinancing thereof or otherwise), if the effect would be (i) to increase the interest rate on any Senior Debt (other than through the application of the default rate of interest as set forth in the Senior Debt Documents), (ii) to extend the final maturity date of the Senior Debt to a date later than April 15, 2007, (iii) to cause the amount of the Senior Debt to exceed the limitations set forth in the definition of "Senior Obligations" contained in the Senior Subordination Agreement as in effect on the Closing Date or in Section 8.1 of the Senior Subordination Agreement as in effect on the Closing Date, or (iv) adding any financial tests or ratios which are more restrictive than those included in the Senior Debt Documents on the Closing Date, or (b) any of the other Transaction Documents in any way which would adversely affect the Purchasers. Neither the Company nor USHG will, nor will it permit any of its Subsidiaries to, enter into any refinancing of the Senior Debt Documents which would change the terms of the Senior Debt in any respect which would not be permitted in the case of an amendment, modification or alteration pursuant to the foregoing provisions of this Section 7.15.

     7.16 Other Amendments. Neither the Company nor USHG will, nor will it permit any of its Subsidiaries to amend, modify or change its certificate or articles of incorporation or other charter documents (including, without limitation, by the filing or modification of any certificate of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or amend or modify any agreement entered into by it with respect to its Capital Stock or other equity interests (including any stockholders' agreement), or enter into any new agreement with respect to its Capital Stock or other equity interests, unless such amendment, modification, change or other action contemplated by this Section could not reasonably be expected to be adverse to the interests of the Purchasers in any material respect.

     7.17 Accounting Methods. Neither the Company nor USHG will, nor will it suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except (a) as required by GAAP, (b) a change in the depreciation method employed thereby to straight line depreciation or (c) a change in a Subsidiary's accounting treatment or reporting practices to conform the accounting practices or reporting practices of newly acquired Subsidiaries to the methods used by USHG and the Company.

     7.18 Payments on Subordinated Debt. (a) Except as provided in Section 7.18(b) below, neither the Company nor USHG will (i) make, nor permit any Subsidiary to make, any principal payment of or interest payment on, or purchase or acquire, or prepay, any Indebtedness which is subordinate to the Notes (or any Guaranty thereof) except in accordance with the provisions of the subordination thereof, or (ii) permit any notes or agreements evidencing Indebtedness which is subordinate to the Notes (or any Guaranty thereof), or any subordination agreement executed in connection therewith, to be modified or amended or any agreement or consent to be given thereunder whereby (x) any provisions thereof relating to the subordination thereof to the Notes (or any Guaranty thereof) are waived, modified or discharged, or (y) there is any acceleration of the maturities therein provided.

     (b) Notwithstanding anything to the contrary contained in Section 7.18(a) above but subject to Section 7.18(c) below, the Company may make Distributions to USHG to permit USHG to make scheduled payments of interest on the Junior Subordinated Debentures so long as (i) there shall not be in effect any notice from the Agent to the Company stating that the Company is prohibited from making such payment, which notice the Agent shall be entitled to give if any Default or Event of Default shall have occurred and be continuing, provided that, solely in the case of an Event of Default resulting from the Company's and USHG's failure to deliver the financial information required pursuant to Section 6.1 hereof, such Event of Default shall be continuing for a period thirty (30) days or more,
(ii) the Corporations have achieved the Required EBITDA and (iii) after giving effect to the interest payment on the Junior Subordinated Debentures (or any Distribution by any Corporation to USHG to permit the same), the Corporations would have Consolidated Excess Cash of $500,000 in the months of March and April, and $1,000,000 in all other months. To the extent that the Company is permitted to make a distribution to USHG pursuant to the preceding sentence, USHG shall be permitted to make the corresponding interest payment. In furtherance of the foregoing restrictions on payments in respect of the Junior Subordinated Debentures, USHG hereby appoints the Agent as its attorney, with full power to execute and deliver, in the name and stead of USHG, notices invoking deferral of interest payments ("Interest Deferral Notices") in respect of the Junior Subordinated Debentures as contemplated by the Junior Subordinated Indenture, for such periods as the Agent may determine (including any extensions thereof in accordance with the Junior Subordinated Indenture), provided that the Agent shall not exercise such power until the first to occur of (A) an Event of Default under Section 9.1(a) hereof, (B) an acceleration of the maturity of the Notes, and (C) the sixth (6th) Business Day prior to the date on which an "Event of Default" would exist under the Junior Subordinated Indenture if such deferral were not invoked. Without limiting the Agent's right pursuant to the preceding sentence, the Agent agrees to provide USHG with a copy of any notice sent by the Agent invoking a deferral pursuant to the Indenture. USHG further covenants (w) that it will give Interest Deferral Notices prior to the time that the Agent would have the right to do so under the terms of the preceding sentence, (y) that it will deliver to the Agent, immediately upon USHG's receipt thereof, a copy of any notice received by USHG pursuant to Section 13.4 of the Junior Subordinated Indenture instituting a payment block with respect to the Junior Subordinated Debentures, and (z) that it will give the Agent prompt notice of its anticipated inability to make a payment on the Junior Subordinated Debentures when due, or of its failure to make any such payment on the due date thereof.

     (c) If payments of interest on the Junior Subordinated Debentures have been deferred pursuant to Section 3.11 of the Junior Subordinated Indenture and
Section I.D of the Officers' Certificate and Company Order dated April 17, 1998 specifying certain terms of the Junior Subordinated Debentures, then payments of such interest may be resumed only if (i) the Corporations have achieved the Required EBITDA, (ii) after giving effect to the payment of all current interest and all accrued and unpaid interest on the Junior Subordinated Debentures (or any Distribution by any Corporation to USHG to permit the same), the Corporations would have Consolidated Excess Cash of $500,000 in the months of March and April, and $1,000,000 in all other months, and (iii) after resumption of such interest payments, USHG would have the right to immediately defer such interest payments again pursuant to Section 3.11 of the Junior

Subordinated Indenture and Section I.D of the Officers' Certificate and Company Order dated April 17, 1998 specifying certain terms of the Junior Subordinated Debentures.

     7.19 Financial Covenants. Each of the Company and USHG will observe, and will cause its Subsidiaries to observe, the covenants set forth on Exhibit F hereto. Each of the Company and USHG will give notice to the Purchasers promptly upon any change in the financial covenants set forth in the Senior Loan Agreement from those set forth therein on the Closing Date, and acknowledges that upon any receipt of such notice, the Purchasers, in their discretion, may amend Exhibit F to conform the covenants set forth therein to such change.

     SECTION 8. SUBORDINATION

     The Purchasers covenant and agree that the indebtedness evidenced by the Notes and the liens granted pursuant to the Security Documents shall be subordinate and junior in right of payment to the Senior Debt and the liens securing the Senior Debt, in the manner and to the extent set forth in the Senior Subordination Agreement. Neither the Company nor USHG will make (or give any notice in respect of), nor will it permit any of its Subsidiaries to make (or give any notice in respect of), any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of (including, in each case, without limitation, by way of depositing with any Person money or securities before due for the purposes of paying when due), any Senior Debt or make any other payment in respect thereof (whether for principal, interest or other amounts) except as otherwise expressly permitted by the Senior Loan Agreement and the Senior Subordination Agreement.

     SECTION 9. EVENTS OF DEFAULT.

     9.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) all or any portion of the principal of the Notes, or premium (if any) or interest on the Notes, or any other amounts payable under the Purchaser Documents, is not paid when due, and such failure continues for more than five (5) calendar days; or

          (b) a breach by the Company or USHG of any of the covenants, conditions, promises or agreements contained in Section 7 hereof or in
     Section 6.1, 6.5, 6.7, 6.9-6.12 or 6.14 hereof or in Section 2.3 of Exhibit C hereto; or

          (c) a breach by any of the Corporations of any of the covenants, conditions, promises or agreements contained in any Purchaser Document (other than those specified in Sections 9.1(a) or (b) above), provided, that if such breach is by its nature susceptible of cure, the Corporations shall have a period of thirty (30) days from the occurrence of such breach within which to cure the same before such breach becomes an Event of Default; or

          (d) any warranty or representation heretofore, now or hereafter made by any of the Corporations in or pursuant to any of the Purchaser Documents or the Senior Debt

     Documents shall prove to be, or to have been, untrue or incorrect in any material respect on the date as of which made; or any material schedule, certificate, statement, report, financial data, notice or other information furnished at any time by or on behalf of any of the Corporations to the Purchasers under or pursuant to the Purchaser Documents is untrue or incorrect in any material respect on the date as of which made; or

          (e) a judgment or order requiring payment in excess of insurance coverage by more than $250,000 shall be rendered against any of the Corporations and such judgment or order shall remain unsatisfied or undischarged or unbonded and in effect for thirty (30) consecutive days without a stay of enforcement or execution; or

          (f) a notice of Lien, levy or assessment (other than a Permitted Lien) is filed or recorded with respect to any material portion of the assets of any of the Corporations by any party, or action is taken or commenced by any Governmental Authority on account of any taxes or debts owing at any time or times hereafter which results in a Lien (other than a Permitted
     Lien) upon any material portion of the assets of any of the Corporations;
     or

          (g) any material portion of the assets of any of the Corporations is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; or

          (h) a proceeding under 11 U.S.C. ss.ss.101 et seq., as amended, and any similar or successor Federal statute, and the rules and regulations thereunder (collectively, the "Bankruptcy Code"), seeking an order for relief or under any other bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against any of the Corporations and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under the Bankruptcy Code seeking an order for relief or under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by any of the Corporations, or any of the Corporations makes an assignment for the benefit of creditors, or any of the Corporations takes any corporate action to authorize any of the foregoing; or

          (i) any of the Corporations voluntarily or involuntarily dissolves or is dissolved, or its existence terminates or is terminated without the consent of the Purchasers (other than pursuant to a Subsidiary merger permitted hereunder); or

          (j) any of the Corporations becomes insolvent or fails generally to pay its debts as they become due; or

          (k) any of the Corporations fails to pay any principal of or interest on any Indebtedness having an outstanding principal amount of $250,000 or more ("Material Indebtedness") (including without limitation any such Indebtedness assumed or guaranteed) for a period longer than the grace period, if any, provided for such payment (unless and then only so long as waived by the holder thereof); or any default under any instrument or agreement evidencing, creating, securing or otherwise relating to Material Indebtedness (including without limitation any guaranty or assumption agreement relating to such Material Indebtedness) or other event occurs and continues beyond any applicable grace period, and the effect of such default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or their representative) to cause, such Material Indebtedness (or the obligations under any such guaranty or assumption agreement) to become due and payable prior to the stated maturity thereof; or

          (l) a Change of Control shall occur; or Richard Grandy shall cease for any reason to hold the office of chief operating officer of the Company and USHG unless as a result of his death or disability and he is succeeded by a Person acceptable to the Purchasers within 90 days after such occurrence;

          (m) a Reportable Event shall occur which a majority in interest of the Purchasers, in their discretion, shall determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated resulting in a liability in excess of $250,000 to the Corporations or any such trustee shall be requested or appointed, or if any of the Corporations is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Corporation's complete or partial withdrawal from such Plan; or

          (n) any Guaranty shall cease to be in full force and effect (other than as a result of a Subsidiary merger permitted hereunder), or any Guarantor shall so assert; or any Subsidiary shall fail to execute and deliver a Guaranty upon request of the Purchasers; or

          (o) the Purchasers' security interest under the Security Documents or rights under the other Purchaser Documents shall be impaired for any reason; or the Corporations' ability to fulfill their obligations and comply with their covenants under any of the Purchaser Documents shall be impaired in any material respect; or any action or proceeding is commenced by any of the Corporations, or on their behalf, that would result, in the Purchasers' judgment, in such impairment; or any Subsidiary shall fail to execute and deliver a Security Agreement (or join in the Security Agreement) upon request of the Purchasers; or

          (p) there shall occur any material damage to, or loss, theft or destruction of, any material assets of any of the Corporations, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than ten
     (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Corporations if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect; or

          (q) any of the Corporations shall be convicted of (i) a state or federal misdemeanor where such conviction would have a Material Adverse Effect or (ii) a state or federal felony; or

          (r) if, prior to the maturity of the "Term Loan" (as defined in the Senior Loan Agreement), the Senior Lender shall not continue to make available to the Corporations a committed revolving line of credit upon terms comparable to those applicable to the line of credit described in the Senior Loan Agreement as in effect on the Closing Date; or

          (s) the occurrence of any "Default" or "Event of Default" as defined in the Senior Loan Agreement, if the effect thereof is to cause any Indebtedness outstanding thereunder to become due and payable prior to the stated maturity thereof.

If an Event of Default under paragraph (h) or (i) of this Section 9 shall occur, the Notes and all other amounts owing under this Agreement shall automatically become due and payable. Upon the occurrence of any other Event of Default, and at any time thereafter, if such Event of Default shall then be continuing, subject to the provisions of Section 10, the holders of a majority in outstanding principal amount of the Notes may, by written notice to the Company, declare due and payable the principal of, premium, if any, and interest on, the Notes and all other amounts owing under this Agreement, whereupon the same shall be immediately due and payable. In the event that the Notes become or are declared due and payable prior to their stated maturity, the same shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     9.2 Consultants. Upon the occurrence of a Default or Event of Default, the Company shall retain, at the Purchasers' request and the Company's expense, consultants and accountants to evaluate the Corporations' financial condition, business, operations and prospects. Such Persons shall, in all cases, be acceptable to the Purchasers. Each of the Company and USHG shall cooperate fully with such evaluation and in connection therewith shall make available such senior executives and other members of management and all information, books and records requested by such Persons. Each of the Company and USHG shall cause such Persons to share all results, reports and other data generated as a result of such evaluation with the Purchasers.

     9.3 Other Costs and Expenses. Each of the Company and USHG shall be obligated to pay, upon demand, all costs and expenses paid or incurred by the Purchasers (a) in enforcing their rights and remedies under this Agreement or any of the other Purchaser Documents, or (b) in connection with the prosecution or defense of any claim in any way arising out of, related to or connected with this Agreement or any of the other Purchaser Documents, all of which costs and expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Purchasers. The foregoing shall not be construed to limit any other provision of this Agreement or the other Purchaser Documents regarding costs and expenses to be paid by the Corporations.

     SECTION 10. CONSENTS.

     Any provision in this Agreement to the contrary notwithstanding, with the written consents of Purchasers holding more than fifty percent (50%) of the aggregate principal amount then outstanding of the Notes, or after the Notes have been paid in full, more than fifty percent (50%) of the Warrants and Warrant Securities taken together (counting the Common Warrants as one Common Warrant Share for each Common Warrant Share issuable upon exercise of the Common Warrants; and counting the Preferred Warrants as one Preferred Security for each Preferred Security of the Trust purchasable from USHG upon exercise of the Preferred Warrants) then held by all Purchasers, the Company may be relieved from the effect of any Event of Default or the Company or USHG may be relieved from compliance with any covenant, agreement or undertaking contained herein or in any instrument executed and delivered as herein provided, except the terms of the Warrants, the provisions of Section 3.5 and Exhibit E-1 and Exhibit E-2 hereto (Registration Rights) and the provisions for the payment or prepayment of the Notes.

     SECTION 11. SECURITIES LAW MATTERS.

     11.1 Securities Act. Each Purchaser acknowledges (a) that the Notes and Warrants being acquired by such Purchaser are not being registered under the Securities Act on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, and (b) that the Company's and USHG's reliance on such exemption is predicated in part on the representation hereby made to the Company and USHG by such Purchaser that it is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and (except as provided in Section 12) is acquiring its Notes and Warrants for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. Except as provided in Section 12, none of the Purchasers is aware of any particular occasion, event or circumstance upon the occurrence or happening of which it intends to dispose of its Notes and Warrants.

     11.2 Resales.

     (a) None of the Purchasers or Investors (as defined in Section 12.2) will sell or transfer all or any part of its Notes, Warrants or Warrant Securities except:

          (i) pursuant to Rule 144 under the Securities Act;

          (ii) pursuant to any other exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion delivered by the transferor's counsel , to the effect that the proposed transfer may be effected without registration under the Securities Act);

          (iii) in a transfer by a Purchaser to any Affiliate or wholly-owned Subsidiary of the Purchaser; or by a Purchaser to Investors as contemplated by Section 12.2; or

          (iv) pursuant to an effective registration statement under the Securities Act.

     (b) The restrictions set forth in Section 11.2(a) shall terminate and cease to be effective with respect to any Notes, Warrants or Warrant Securities registered under the Securities Act or transferred pursuant to Rule 144, or if the Company or USHG, as applicable, receives an opinion of counsel reasonably satisfactory to it to the effect that the securities represented thereby need no longer be subject to such restrictions in order to ensure compliance with the Securities Act. Whenever such restrictions shall so terminate the holder or transferee of such Notes, Warrants or Warrant Securities shall be entitled to receive from the Company or USHG, as applicable, without expense (other than transfer taxes, if any), certificates for such Notes, Warrants or Warrant Securities not bearing the first legend set forth in Section 11.3, at which time the Company or USHG, as applicable, will terminate or remove any transfer restrictions relating thereto. In addition, the Company or USHG, as applicable, will issue (or cause to be issued) certificates for the Notes, Warrants or Warrant Securities without all or part of the second legend set forth in Section
11.3 whenever this Agreement, the Warrant Agreement and the Stockholders Agreement cease to restrict the transfer of the securities evidenced by such certificate.

     11.3 Legends. Each Warrant and each certificate for Warrant Securities issued to the Purchasers or to a subsequent transferee or holder shall bear legends in substantially the following form:

     [THIS WARRANT AND THE UNDERLYING SHARES] [THE SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

     IN ADDITION, THIS WARRANT AND THE UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE NOTE AND WARRANT PURCHASE, GUARANTY AND SECURITY AGREEMENT, THE WARRANT AGREEMENT AND THE STOCKHOLDERS AGREEMENT, EACH DATED AS OF NOVEMBER 15, 2001, BETWEEN U.S. HOME & GARDEN INC. AND THE INITIAL HOLDERS OF THE WARRANTS NAMED THEREIN, COMPLETE AND CORRECT COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF U.S. HOME & GARDEN INC. AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     SECTION 12. TRANSFERS.

     12.1 Transfers. Subject only to compliance with the requirements of Section
11.2 and the Stockholders Agreement (if applicable), each Purchaser shall be entitled to assign and transfer all or any part of its Notes, Warrants and Warrant Securities, or any interest or participation therein, and its related rights under this Agreement and, if applicable, the Warrant Agreement and the Stockholders Agreement. Upon the assignment or transfer by such Purchaser of all or any part of its Notes, Warrants or Warrant Securities or its interest therein (except in public offering registered under the Securities Act, or a sale pursuant to Rule 144 thereunder), the term "Purchaser" as used herein shall thereafter include, to the extent of the interest so assigned or transferred, the assignee or transferee of such interest. Notwithstanding the foregoing, there shall be no more than ten (10) Purchasers at any one time hereunder.

     12.2 Participations. A Purchaser may wish to grant participations in its Notes, Warrants or Warrant Securities and related rights under the Purchaser Documents to other accredited investors ("Investors") pursuant to a participation agreement; provided, however, that at the time any such participation is granted, the Purchaser granting such participation will so inform the Company or USHG, as applicable, and furnish it the representation of each participating Investor (in form and substance reasonably acceptable to the Company or USHG, as applicable) that such Investor is acquiring his, her or its participation with no present intention of reselling or distributing the same; and provided, further, that such participation agreement shall provide that the Purchaser granting the participation shall retain the sole right to take or refrain from taking any action under the Purchaser Documents, except that such participation agreement may provide that such Purchaser shall not, without the consent of the participant, agree to any amendment or waiver that would have the effect of (i) extending the maturity date of the Notes or (ii) reducing any amount payable under the Notes, to the extent that the participant would be affected thereby. If at any time a Purchaser wishes to assign and transfer of record into the name of an Investor his, her or its participation and related rights and obligations arising under the Purchaser Documents, the Company and/or USHG, as applicable, and the other Purchasers will execute and deliver such agreements and instruments as the transferring Purchaser may reasonably request (including without limitation new Notes and certificates for Warrants and Warrant Securities in such amounts as the transferring Purchaser may request) to effect the assignment and transfer to such Investor (in his, her or its own name) of such participation, or such part thereof as may be so assigned and transferred.

     12.3 Issuance of New Notes. The Company will at any time, at its expense, at the request of a holder of a Note of a Series, and upon surrender of such Note for such purpose, issue a new Note or Notes of the same Series in exchange therefor, payable to the order of the holder or (subject to Section 11.2) such Person or Persons as may be designated by such holder, dated the last date to which interest has been paid on the surrendered Note, or, if such exchange shall take place prior to the due date of the first interest payment, the Closing Date, in such denominations as may be requested, in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered and substantially in the form of such surrendered Note with appropriate revisions. Upon such exchange the term "Note" as used herein shall include such new Note or Notes.

     SECTION 13. EFFECTIVENESS OF AGREEMENT.

     The covenants and all terms contained in this Agreement shall continue in full force and effect for the benefit of each Purchaser holding a Note for so long as such Note is outstanding or there are any unpaid or unsatisfied obligations in respect of such Note owing under any of the Purchaser Documents, and such covenants and terms shall continue thereafter for the benefit of each Purchaser holding Warrants or Warrant Securities, except that the following provisions shall terminate and be of no further force and effect on and after the Notes have been paid in full and all obligations in respect of the Notes owing under any of the Purchaser Documents have been paid and satisfied in full: Sections 3.1 through 3.4, 6.3(e), 6.4 through 6.6, 6.8(a) and (b), 6.10, 6.11, 6.13, 6.14, 7.1 through
7.7, 7.9(a), 7.11, 7.12, 7.15 through 7.19, 9.1 and 9.2. All other provisions of this Agreement shall survive such payment and satisfaction, provided, however, that after such payment and satisfaction (i) the inspections referred to in
Section 6.2 shall be at the Purchasers' expense and shall be limited to no more than two in any fiscal year, and (ii) the provisions of Section 6.12 shall continue in full force and effect until the third anniversary of such payment and satisfaction. In connection with the Purchasers' continuing right to receive financial information pursuant to Section 6.1 and certain other information pursuant to Section 6.7, the Purchasers agree to continue to abide by the confidentiality provisions contained in the last paragraph of Section 6.1. No termination of any covenant, representation, warranty or other provision of this Agreement or any other Purchaser Document, whether after the repayment of the Notes and all amounts owing under the Purchaser Documents in respect thereof or otherwise, shall in any way suspend, eliminate or nullify the right of any Purchaser holding Warrants or Warrant Securities to pursue rights and remedies arising out of a breach or default which occurred prior to the date of termination, whether known or unknown as of such date.

     SECTION 14. JUDICIAL PROCEEDINGS.

     (a) Each of the Company and USHG irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Purchaser Documents. To the fullest extent it may effectively do so under applicable law, each of the Company and USHG irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Each of the Company and USHG agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in paragraph (a) above brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available, be conclusive and binding upon it and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it is or may be subject) by a suit upon such judgment.

     (c) Each of the Company and USHG consents to service of process in any suit, action or proceeding of the nature referred to in paragraph (a) above by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section
15.1. Such service (i) shall be deemed in every respect effective service of process upon the Company or USHG, as the case may be, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company or USHG, as the case may be.

     (d) Nothing in this Section 14 shall affect the right of any of the Purchasers to serve process in any manner permitted by law, or limit any right that any of the Purchasers may have to bring proceedings against any of the Corporations in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one (1) jurisdiction in any other jurisdiction.

     (e) Upon breach or default by any Corporation with respect to any obligation hereunder or under any of the other Purchaser Documents, the Purchasers (or their agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     SECTION 15. MISCELLANEOUS.

     15.1 Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, either (a) three (3) Business Days after deposited in the United States certified mail, return receipt requested, with postage prepaid, or (b) one (1) Business Day after delivery to a nationally recognized courier, designated for overnight delivery with all fees prepaid, in either case addressed to the Company or USHG at 655 Montgomery Street, San Francisco, CA 94111, Attn: Robert Kassel, Chief Executive Officer (Telecopier No.: (415) 616-8110), and to the Purchasers at their respective addresses set forth on Exhibit A hereto, or to such other address as any of them shall specify in writing to the others. The Company shall maintain a register of the holders of the Notes, and USHG shall maintain registers of the holders of the Warrants and Warrant Securities, each of which registers shall contain the last address specified as provided in the preceding sentence. Upon reasonable request of any Purchaser, the Company or USHG will deliver to such Purchaser, at the Company's or USHG's expense, additional copies of all financial statements, information and the like required to be provided to the Purchasers hereunder, subject to the confidentiality provisions of Section 6.1.

     15.2 Cumulative Remedies, Etc. No failure or delay on the part of any of the Purchasers in exercising any right, power or privilege hereunder, and no course of dealing between any Corporation and the Purchasers, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchasers, or any of them, would otherwise have. No notice to or demand on any Corporation in any case shall entitle such Corporation to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers, or any of them, to take any other or further action in any circumstances without notice or demand.

     15.3 No Oral Changes; Assignment; Survival of Representations. This Agreement may not be changed or terminated orally. This Agreement shall be binding upon the Company, USHG and the Purchasers and their successors and assigns. Neither the Company nor USHG shall make any assignment of its rights under this Agreement or subject this Agreement or its rights hereunder to any Lien; and any such Lien shall be absolutely void and unenforceable as against the Purchasers. All agreements, representations and warranties made herein or in writing otherwise in connection herewith shall survive the issuance of the Notes and Warrants.

     15.4 Several Obligations. The Purchasers shall not be jointly obligated hereunder; their obligations are several. The sales of the Notes and Warrants to the Purchasers shall be deemed separate sales to each Purchaser. Notwithstanding any provision of this Agreement, the Company and USHG shall not be obligated to sell less than all of the Notes and Warrants, and no Purchaser shall be obligated to purchase any of the Notes and Warrants unless all of the Notes and Warrants are sold.

     15.5 Costs and Expenses The Corporations shall pay within five (5) days after receipt of written request therefor all reasonable fees, costs and expenses of the Purchasers incurred in connection with, or otherwise payable by the Corporations with respect to: (a) the preparation, negotiation, execution, delivery, administration, default, collection, waiver or amendment of any terms of this Agreement and the other Purchaser Documents (including, without limitation, any environmental and other "due diligence" investigations); (b) the preparation, negotiation, execution and delivery of the letter of intent dated as of September 20, 2001 and the commitment letter dated as of October 11, 2001, as amended as of October 30, 2001, between Golub Associates Incorporated and USHG (including, without limitation, the commitment fee described in the term sheet attached thereto); (c) the Purchasers' exercise, preservation or enforcement of any of their rights, remedies or options hereunder (including, without limitation, pursuant to Sections 9.2 and 9.3 hereof); (d) the granting, perfecting and protecting of liens upon and security interests in any collateral now or hereafter securing the Corporations' obligations under this Agreement and the other Purchaser Documents; and (e) the prosecution or defense of any claim in any way arising out of, related to or connected with this Agreement or any of the other Purchaser Documents; including in each case, without limitation, (i) fees and expenses of outside legal counsel or the allocated costs of in-house legal counsel for the Agent and the Purchasers, provided that the fees of separate counsel to individual Purchasers (i.e., of counsel in addition to counsel for the Agent and the Purchasers) may not be so charged to the Corporations with respect to matters not involving an amendment, waiver or similar matter or enforcement matters following an Event of Default, (ii) accounting, consulting, brokerage or other similar professional fees or expenses, (iii) any fees and expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Corporations' obligations under this Agreement and the other Purchaser Documents or any collateral therefor (including, without limitation, the collateral described in the Security Agreement), (iv) all filing fees and other taxes and fees payable or determined to be payable in connection therewith, including, without limitation, documentary, stamp and similar taxes and assessments and all recording and filing fees charged by any Governmental Authority; and (v) all other costs and expenses incurred by the Purchasers as are payable by the Corporations pursuant to Sections 9.2, 9.3 and
15.8 hereof or pursuant to any other provision of this Agreement or any of the other Purchaser Documents. All of the foregoing fees, costs and expenses are referred to herein collectively as the "Costs and Expenses". The Costs and Expenses shall bear interest at the default rate described in Section 3.1(d) hereof from the due date thereof until the same are paid. The Company, USHG and (by executing this Agreement where indicated below) the other Corporations hereby acknowledge that their obligations under this Section 15.5 (I) are joint and several, (II) are secured by any and all collateral now or hereafter securing the Corporations' obligations under the Purchaser Documents (including, without limitation, the Guaranties and the collateral described in the Security Documents), (III) shall survive any termination of this Agreement and (IV) are absolute and unconditional regardless of whether or not the Transactions are consummated.

     15.6 Loss or Destruction of Note. Upon receipt by the Company of notice of the loss, theft, destruction or mutilation of any Note, and (in the case of loss, theft or destruction) of indemnity satisfactory to the Company (the Purchasers' undertaking shall be satisfactory indemnity in the case of loss, theft or destruction of any Note owned by the Purchaser), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender or cancellation of such Note, if mutilated, the Company shall make and deliver a new Note of like tenor in lieu of the lost, stolen, destroyed or mutilated Note.

     15.7 Allocation of Payments among Purchasers. (a) The Purchasers of each Series of Notes agree among themselves that, with respect to all sums received by such Purchasers applicable to the payment of principal of, premium (if any) or interest on the Notes of such Series, equitable adjustment will be made among such Purchasers so that, in effect, all such sums shall be shared ratably by all of such Purchasers holding Notes of such Series, whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff, by counter-claim or cross-action or by the enforcement of any or all of the Notes of such Series. If any Purchaser receives any payment on its Notes of a Series in excess of its pro rata portion of amounts relating to all Notes of such Series, then such Purchaser receiving such excess payment shall purchase for cash from the other Purchasers holding Notes of such Series shares in their Notes of such Series in such amounts as shall result in a ratable participation by all of the Purchasers holding Notes of such Series in the aggregate unpaid amount of Notes of such Series then outstanding. In addition to the provisions set forth in this Section 15.7, two or more of the Purchasers may enter into agreements among themselves for the allocation of proceeds, and if requested, the Company hereby agrees to abide by such agreements.

     (b) The provisions of Section 15.7(a) above relate to the allocation of payments received among the holders of Notes of the same Series, and such provisions shall not detract from the provisions of Section 3.1(f) hereof, which primarily relate to the allocation of amounts between the Series A Notes, on the one hand, and the Series B Notes, on the other hand.

     15.8 Indemnification Generally. Each of the Company and USHG agrees to indemnify and hold harmless each Purchaser, its Subsidiaries, and any subsequent holder of the

Notes or the Warrants, and their respective directors, officers, employees, stockholders, partners and Affiliates, to the maximum extent permitted by law, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses and disbursements of any kind or nature whatsoever with respect to the Transactions or the Transaction Documents, any operations or activities of any of the Corporations, the execution, delivery, enforcement, performance and administration of the Purchaser Documents and the use of the proceeds of the issuance and sale of the Notes and Warrants, or any other matter, claim or event related to, or arising out of the Transactions, the Transaction Documents or the matters contemplated therein (all the foregoing, collectively, the "indemnified liabilities"); provided, that neither the Company nor USHG shall have any obligation hereunder to any indemnified party with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnified party. The obligations of the Company and USHG under this Section
15.8 shall survive and continue to be in full force and effect notwithstanding the termination of this Agreement.

     15.9 Governing Law. This Agreement, the other Purchaser Documents and the other agreements and instruments executed as provided herein and therein, and the rights and obligations of the parties hereunder and thereunder, shall be construed and interpreted in accordance with and governed by the internal laws of the State of New York.

     15.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     15.11 Captions; Gender. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun.

     15.12 Survival; Right to Indemnification. All representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 5 hereof, and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment or damages, or other remedy based on such representations, warranties, covenants, and obligations.

     15.13 Purchasers May Perform. If any of the Corporations fails to perform any agreement contained herein or in the other Purchaser Documents, the Purchasers may, but shall not be obligated to, perform or cause the performance of such agreement, and the costs and expenses incurred by the Purchasers in connection therewith shall constitute Costs and Expenses hereunder.

     15.14. Integration. This Agreement (including all Exhibits and Schedules attached hereto and all certificates and other documents executed and delivered in connection herewith or pursuant hereto) constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent and commitment letter referred to in Section 15.5; provided, however, that the following provisions of such commitment letter shall survive in the event the Closing is not consummated: "Expenses", "Non-Funding Fee", "Confidentiality of Commitment and No-Shop Undertaking", "Applicable Law; Jurisdiction" and "Jury Trial Waiver; Indemnification".

     15.15 Severability. An term of provision of this Agreement or of any of the other Purchaser Documents which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and conditions of this Agreement or of any of the other Purchaser Documents or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement or of any of the other Purchaser Documents is so broad as to be unenforceable, the provision that be interpreted to be only so broad as is enforceable.

     15.16 Waiver of Jury Trial and Damages . EACH OF THE COMPANY AND USHG AND THE PURCHASERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY JURISDICTION, COURT AND PROCEEDING WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER PURCHASER DOCUMENTS, THE OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF CREDITOR RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS AGREEMENT, THE OTHER PURCHASER DOCUMENTS OR THE OTHER TRANSACTION DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH OF THE COMPANY AND USHG WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL OR OTHER TYPE OF DAMAGES OTHER THAN ACTUAL DAMAGES. EACH OF THE COMPANY AND USHG HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVERS. EACH OF THE COMPANY AND USHG ACKNOWLEDGES THAT THE FOREGOING WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR THE PURCHASERS TO ENTER INTO THIS AGREEMENT AND PURCHASE THE NOTES. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE COMPANY AND USHG CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.


      [Remainder of page intentionally left blank; signature page follows]

     If you are in agreement with the foregoing Note and Warrant Purchase, Guaranty and Security Agreement, please sign in the space provided below.

--------------------------------------------------------------------------------
Company:                                    USHG:
EASY GARDENER, INC.                         U.S. HOME & GARDEN INC.


By: ________________________                By: ________________________
Name/Title:                                 Name/Title:
--------------------------------------------------------------------------------

The undersigned Corporations hereby agree to the provisions of Section 3.3 and Exhibit C (Grant of Security Interest; Appointment of Collateral Agent), Section
3.4 and Exhibit D (Guaranty), and Section 15.5 (Costs and Expenses).

--------------------------------------------------------------------------------
GOLDEN WEST AGRI-PRODUCTS, INC.          WEATHERLY CONSUMER PRODUCTS GROUP, INC.


By: ________________________             By: ________________________
Name/Title:                              Name/Title:

--------------------------------------------------------------------------------
AMPRO INDUSTRIES, INC.                   WEATHERLY CONSUMER PRODUCTS, INC.


By: ________________________             By: ________________________
Name/Title:                              Name/Title:
--------------------------------------------------------------------------------
WEED WIZARD ACQUISTION CORP.


By: ________________________
Name/Title:
--------------------------------------------------------------------------------

The foregoing is hereby accepted and agreed to as of the date first above written:

--------------------------------------------------------------------------------
Purchasers:                                     Purchasers (cont'd):
-----------                                     --------------------

LEG PARTNERS DEBENTURE SBIC, L.P.
 By:  Golub Debenture GP, LLC,                  LEG CO-INVESTORS, LLC
         its general partner
                                                By: ___________________________
By: ________________________________                Gregory W. Cashman,
    Gregory W. Cashman, Vice President              Authorized Signatory

--------------------------------------------------------------------------------
LEG PARTNERS III, L.P.                          LEG CO-INVESTORS II, LLC
By: Golub GP III, LLC, its general partner

By: ________________________________            By: ___________________________
    Gregory W. Cashman, Vice President              Gregory W. Cashman, Manager

--------------------------------------------------------------------------------
LEG PARTNERS III SBIC, L.P.                     555 MADISON INVESTORS, LLC
By: Golub PS-GP, LLC, its general partner

By: ________________________________            By: ___________________________
    Gregory W. Cashman, Vice President              Gregory W. Cashman, Manager

--------------------------------------------------------------------------------

                                                                       EXHIBIT A
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT

                            U.S. HOME & GARDEN, INC.
                               EASY GARDENER, INC.

           NOTE AND WARRANT PURCHASE, GUARANTY AND SECURITY AGREEMENT

                               List of Purchasers

                                                                                  Common       Preferred     Total Purchase
             Purchasers                      Series A Notes    Series B Notes     Warrants      Options            Price
             ----------                      --------------    --------------     --------      -------            -----
LEG Partners Debenture SBIC, L.P.                $5,555,556               N/A        N/A           N/A          $5,000,000
LEG Partners III, L.P.                             $215,129               N/A        N/A           N/A            $193,616
LEG Partners III SBIC, L.P.                             N/A          $824,384      3.6108%       3.6108%          $824,456
LEG Co-Investors, LLC                               $54,658            $7,808      0.0342%       0.0342%           $57,001
LEG Co-Investors II, LLC                           $143,836           $20,548        N/A           N/A            $150,000
555 Madison Investors, LLC                          $23,973            $3,425      0.1050%       0.1050%           $25,002
    555 Madison Avenue, 30th Floor
    New York, NY 10022
    Attn: Gregory W. Cashman
    Telecopier No.:212-750-5505

                                      TOTALS:    $5,993,151          $856,164      3.7500%       3.7500%        $6,250,075

                                                                     EXHIBIT B-1
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM AS PROVIDED IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.

THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF THE COMPANY. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT AMOUNTS OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 15, 2001 AMONG PNC BANK, NATIONAL ASSOCIATION, THE CORPORATIONS AND THE INITIAL HOLDER OF THIS NOTE, AND THE HOLDER ACCEPTS AND AGREES TO BE BOUND BY SUCH PROVISIONS.


                               EASY GARDENER, INC.

                      16% Series A Senior Subordinated Note

$__________                                                    November __, 2001

     FOR VALUE RECEIVED, the undersigned, EASY GARDENER, INC., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of __________________________ (together with any successors and/or assigns, the "Purchaser"), in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________ DOLLARS ($__________) on November 19, 2007.

     The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof at the rates per annum and on the dates specified in Sections 3.1(c) and (d) of the Purchase Agreement (as hereinafter defined) until paid in full.

     All payments hereunder shall be made for the account of the Purchaser at its office located at 555 Madison Avenue, 30th Floor, New York, NY 10022, or to such other address as the Purchaser may designate in accordance with the terms of the Purchase Agreement.

     If any principal of or interest on this Note is not paid when due or there exists an Event of Default under the Purchase Agreement, this Note shall bear interest thereafter, at a rate of 4% per annum in excess of the rate otherwise applicable, accrued monthly, until the Interest Payment Date next following either, as applicable, the date on which such overdue principal or interest is paid in full, or the date on which such other Default or Event of Default is cured.

     This Note is one of the 16% Series A Senior Subordinated Notes, identical in all respects except as to principal amount and payee, issued by the Company pursuant to and subject to the terms of a certain Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 (the "Purchase Agreement") among the Company, U.S. Home and Garden Inc. and the original Purchasers listed on Exhibit A thereto. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     Reference is made to the Purchase Agreement for a description of the agreements of the parties, the circumstances under which the maturity of this Note may be accelerated, and the obligations of the Company to pay the costs of enforcement of this Note (including reasonable fees and expenses of counsel) incurred by the holder of this Note. In the event that this Note becomes or is declared due and payable prior to its stated maturity, this Note shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     The Company has the right under certain circumstances to prepay this Note in whole or in part, and is obligated to make certain mandatory prepayments on this Note, in each case as provided in the Purchase Agreement. This Note is secured by, and entitled to the benefits of, the Security Documents referred to in the Purchase Agreement.

     This Note is to be construed and interpreted in accordance with and governed by the internal laws of the State of New York.

                                           EASY GARDENER, INC.


                                           By: ____________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT B-2
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM AS PROVIDED IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.

THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS OF THE COMPANY. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT AMOUNTS OWING WITH RESPECT TO THIS NOTE SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 15, 2001 AMONG PNC BANK, NATIONAL ASSOCIATION, THE CORPORATIONS AND THE INITIAL HOLDER OF THIS NOTE, AND THE HOLDER ACCEPTS AND AGREES TO BE BOUND BY SUCH PROVISIONS.


                               EASY GARDENER, INC.

                      14% Series B Senior Subordinated Note

$_____________                                                 November __, 2001

     FOR VALUE RECEIVED, the undersigned, EASY GARDENER, INC., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of __________________________ (together with any successors and/or assigns, the "Purchaser"), in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________ DOLLARS ($__________) on November 19, 2007.

     The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof at the rates per annum and on the dates specified in Sections 3.1(c) and (d) of the Purchase Agreement (as hereinafter defined) until paid in full.

     All payments hereunder shall be made for the account of the Purchaser at its office located at 555 Madison Avenue, 30th Floor, New York, NY 10022, or to such other address as the Purchaser may designate in accordance with the terms of the Purchase Agreement.

     If any principal of or interest on this Note is not paid when due or there exists an Event of Default under the Purchase Agreement, this Note shall bear interest thereafter, at the rate of, at a rate of 4% per annum in excess of the rate otherwise applicable, accrued monthly, until the Interest Payment Date next following either, as applicable, the date on which such overdue principal or interest is paid in full, or the date on which such other Default or Event of Default is cured.

     This Note is one of the 14% Series B Senior Subordinated Notes, identical in all respects except as to principal amount and payee, issued by the Company pursuant to and subject to the terms of a certain Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 (the "Purchase Agreement") among the Company, U.S. Home and Garden Inc. and the original Purchasers listed on Exhibit A thereto. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     Reference is made to the Purchase Agreement for a description of the agreements of the parties, the circumstances under which the maturity of this Note may be accelerated, and the obligations of the Company to pay the costs of enforcement of this Note (including reasonable fees and expenses of counsel) incurred by the holder of this Note. In the event that this Note becomes or is declared due and payable prior to its stated maturity, this Note shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     The Company has the right under certain circumstances to prepay this Note in whole or in part, and is obligated to make certain mandatory prepayments on this Note, in each case as provided in the Purchase Agreement. This Note is secured by, and entitled to the benefits of, the Security Documents referred to in the Purchase Agreement.

     This Note is to be construed and interpreted in accordance with and governed by the internal laws of the State of New York.

                                             EASY GARDENER, INC.


                                             By: ____________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT


THE SECURITY INTEREST GRANTED HEREBY IS SUBORDINATED TO THE LIENS GRANTED BY THE CORPORATIONS TO THE SENIOR LENDER PURSUANT TO THE SENIOR LOAN AGREEMENT. THE PURCHASERS COVENANT AND AGREE THAT THE LIENS GRANTED HEREBY SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 15, 2001 AMONG PNC BANK, NATIONAL ASSOCIATION, THE CORPORATIONS AND THE PURCHASERS.


           Grant of Security Interest; Appointment of Collateral Agent

     This Exhibit C is part of the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc. (the "Company"), USHG's other Subsidiaries and the Purchasers named therein (the "Purchase Agreement").


                             SECTION 1. DEFINITIONS.

     1.1 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

     1.2 Capitalized Terms. Capitalized terms used in this Exhibit C and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. The following terms used in this Exhibit C shall have the meanings indicated below:

     "Agent" shall mean Golub Associates Incorporated, as the collateral agent for the Purchasers appointed pursuant to Section 3 of this Exhibit C, and shall include its successors and assigns.

     "Collateral", with respect to any Person, shall mean and include:

          (a) all Receivables (including, in the case of the Company, all Intercompany Notes);

          (b) all Equipment;

          (c) all General Intangibles;

          (d) all Inventory;

          (e) all Subsidiary Stock; and

          (f) all of such Person's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of such Person's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
     (iii) all additional amounts due to such Person from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to Equipment; (v) all of such Person's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by such Person, all real and personal property of third parties in which such Person has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which such Person has expressly granted a security interest or may in the future grant a security interest to the Agent and the Purchasers hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between the Agent or the Purchasers (on the one hand) and such Person, on the other hand;

          (g) all of such Person's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Person or in which it has an interest), computer programs, tapes, disks and documents relating to the items referred to in any of the foregoing clauses (a), (b), (c), (d), (e) or (f); and

          (h) all proceeds and products of the items referred to in any of the foregoing clauses (a), (b), (c), (d), (e), (f) or (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

     "Customer" of any Person shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with such Person, pursuant to which such Person is to deliver any personal property or perform any services.

     "Equipment" of any Person shall mean and include all of such Person's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

     "General Intangibles" of any Person shall mean and include all of such Person's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Person to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

     "Intercompany Notes" shall have the meaning given thereto in the Senior Loan Agreement.

     "Inventory" of any Person shall mean and include all of such Person's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Company or any Guarantor to the Purchasers or the Agent or to any other direct or indirect subsidiary or affiliate of the Agent or any Purchaser of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including, without limitation, this Agreement and the other Purchaser Documents), whether or not for the payment of money, whether arising by reason of an extension of credit, loan or guarantee, or in any other manner, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of the Company's Indebtedness and/or liabilities under the Purchase Agreement, the other Purchaser Documents or under any other agreement between the Agent or the Purchasers (on the one hand) and the Company or any Guarantor (on the other hand) and any amendments, extensions, renewals or increases, and all costs and expenses of the Agent and any Purchaser incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of the Company and the Guarantors to the Agent or the Purchasers to perform acts or refrain from taking any action.

     "Receivables" of any Person shall mean and include all of such Person's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent and the Purchasers hereunder.

     "Subsidiary Stock" shall mean, with respect to any Person, all of the issued and outstanding shares of capital stock of such Person's Subsidiaries.

     SECTION 2. COLLATERAL; GENERAL TERMS

     2.1 Security Interest in the Collateral. To secure the prompt payment and performance to the Agent and each Purchaser of the Obligations, each Corporation hereby assigns, pledges and grants to the Agent for the ratable benefit of each Purchaser a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Corporation shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Agent's and the Purchasers' security interest and shall cause its financial statements to reflect such security interest. Each Corporation shall promptly provide the Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Corporation shall be deemed to hereby grant to the Agent and the Purchasers a security interest and lien in and to such commercial tort claims and all proceeds thereof.

     2.2 Perfection of Security Interest. Each Corporation shall take all action that may be necessary or desirable, or that the Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of the Agent's and the Purchasers' security interest in the Collateral (subject only to the prior security interest in favor of the Senior Lender) or to enable the Agent to protect, exercise or enforce its or the Purchasers' rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Liens, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) subject to the Senior Lender's prior rights under Section 4.2(iii) of the Senior Loan Agreement, delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) subject to the Senior Lender's prior rights under Section 4.2(iv) of the Senior Loan Agreement, entering into warehousing, lockbox and other custodial arrangements satisfactory to the Agent (provided that any such arrangements other than lockboxes shall be reasonable), and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Agent's and the Purchasers' security interest under the Uniform Commercial Code or other applicable law. The Agent is hereby authorized to file financing statements signed by the Agent instead of the Corporations in accordance with the Uniform Commercial Code as adopted in the State of New York from time to time. By signing the Purchase Agreement, each Corporation hereby authorizes the Agent to file against such Corporation one or more financing continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to the Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees the Agent or the Purchasers may incur in doing any of the foregoing, and any local taxes relating thereto, shall be added to the Obligations, or, at the Agent's option, shall be paid to the Agent for the ratable benefit of the Purchasers immediately upon demand.

     2.3 Disposition of Collateral. The Corporations will safeguard and protect all Collateral for the Agent's and the Purchasers' general account and make no disposition thereof whether by sale, lease or otherwise except as permitted by
Section 7.6 of the Purchase Agreement.

     2.4 Preservation of Collateral. At any time when a Default or Event of Default has occurred and is continuing, in addition to the rights and remedies set forth in the Purchase Agreement (but subject to the Senior Subordination Agreement), the Agent: (a) may at any time take such steps as the Agent deems necessary to protect the Agent's and the Purchasers' interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as the Agent may deem appropriate; (b) may employ and maintain at any of the Corporations' premises a custodian who shall have full authority to do all acts necessary to protect the Agent's and the Purchasers' interests in the Collateral; (c) may lease warehouse facilities to which the Agent may move all or part of the Collateral; (d) may use the Corporations' owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Corporations' owned or leased property, except as otherwise disclosed on Schedule C-2.4. Subject to the Senior Lender's prior rights under the penultimate sentence of Section 4.4 of the Senior Loan Agreement, the Corporations shall cooperate fully with all of the Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as the Agent may direct. All of the Agent's and the Purchasers' expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the Company and added to the Obligations.

     2.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to the Agent's and the Purchasers' security interest: (a) the applicable Corporation shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest (subject only to Purchase Money Liens) in each and every item of its respective Collateral to the Agent for the ratable benefit of the Purchasers, subject only to the prior security interest in favor of the Senior Lender granted pursuant to the Senior Loan Agreement; and, except for Permitted Liens, the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by the Corporations (or any of them) or delivered to the Agent or any Purchaser in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of any Corporation that appear on such documents and agreements shall be genuine and such

Corporation shall have full capacity to execute same; and (d) each Corporation's Equipment and Inventory shall be located as set forth on Schedule C-2.5 and shall not be removed from such location(s) without the prior written consent of the Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 2.3 hereof or Section
7.6 of the Purchase Agreement.

     2.6 Defense of the Agent's and the Purchasers' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, the Agent's and the Purchasers' interests in the Collateral shall continue in full force and effect. During such period no Corporation shall, without the Agent's prior written consent, pledge, sell (except as permitted by Section 7.6 of the Purchase Agreement), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Liens, any part of the Collateral. The Corporations shall defend the Agent's and the Purchasers' interests in the Collateral against any and all Persons whatsoever (other than with respect to Permitted Liens). At any time following demand by the Agent for payment of all Obligations, the Agent shall have the right (subject to the Senior Subordination Agreement) to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If the Agent exercises this right to take possession of the Collateral, the Corporations shall, upon demand, assemble it in the best manner possible and make it available to the Agent at a place reasonably convenient to the Agent. In addition, with respect to all Collateral, the Agent (on behalf of the Purchasers) shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Subject to the Senior Subordination Agreement, at any time the Corporations shall, if reasonably requested by the Agent, and if an Event of Default shall have occurred and be continuing, the Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest for the benefit of the Purchasers to deliver the same to the Agent and/or subject to the Agent's order and if they shall come into any Corporation's possession, they, and each of them, shall be held by such Corporation in trust as the Agent's trustee, and such Corporation will immediately deliver them to the Agent in their original form together with any necessary endorsement.

     2.7 Books and Records. Each Corporation shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the Corporations.

     2.8 Financial Disclosure. Each Corporation hereby irrevocably authorizes and directs all accountants and auditors employed by such Corporation at any time when any

Obligations are outstanding to exhibit and deliver to the Agent and each Purchaser copies of any of such Corporation's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to the Agent and each Purchaser any information such accountants may have concerning such Corporation's financial status and business operations. Each Corporation hereby authorizes all federal, state and municipal authorities to furnish to the Agent and each Purchaser copies of reports or examinations relating to such Corporation, whether made by such Corporation or otherwise; however, the Agent and each Purchaser will attempt to obtain such information or materials directly from the Corporations prior to obtaining such information or materials from such accountants or such authorities.

     2.9 Compliance with Laws. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

     2.10 - 2.13 [Reserved].

     2.14 Payment of Leasehold Obligations. Each Corporation shall at all times pay, when and as due (subject to any applicable grace or cure periods), its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at the Agent's request will provide evidence of having done so; provided, that no Corporation shall be in default of its obligations under this Section 4.14 if such Corporation reserves amounts necessary to satisfy its obligations under any such lease in connection with any good faith dispute with the landlord of the premises subject to such lease and during the pendency of such dispute the Collateral, the Agent's and the Purchasers' Lien therein and such Corporation's occupancy of the leased premises remain unimpaired.

     2.15 Receivables.

     (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Corporation, or work, labor or services theretofore rendered by such Corporation as of the date each Receivable is created. Same shall be due and owing in accordance with such Corporation's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Company to the Agent.

     (b) Solvency of Customers. Each Customer, to the best of the Corporations' knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of the Corporations who are not solvent, the applicable Corporation has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

     (c) Location of Corporations. The Company's chief executive office is located at 3022 Franklin Avenue, Waco, Texas 76702-1025. The Company maintains its records pertaining to the Receivables primarily at its chief executive office and all other records pertaining to the Receivables are maintained at one or more of the locations described on Schedule C-2.15(c). Until written notice is given to the Agent by any Corporation of any other office at which any Corporation keeps its records pertaining to Receivables, all such records shall be kept at such executive office and the locations described on Schedule C-2.15(c).

     (d) [Reserved].

     (e) Notification of Assignment of Receivables. At any time following the occurrence and during the continuation of a Default or Event of Default) (but subject to the Senior Subordination Agreement), the Agent shall have the right to send notice of the assignment of, and the Agent's and the Purchasers' security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter (but subject to the Senior Subordination Agreement), the Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Agent's and the Purchasers' actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the Company and added to the Obligations.

     (f) Power of the Agent to Act on the Corporations' Behalf. Subject to the Senior Subordination Agreement, the Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Agent or any Corporation any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Corporation waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Corporation hereby constitutes the Agent or the Agent's designee as such Corporation's attorney with power to do the following (to the extent not prohibited by the Senior Subordination Agreement): (i) to endorse such Corporation's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Corporation's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Corporation's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Agent to preserve, protect, or perfect the Agent's and the Purchasers' interest in the Collateral and to file same; (v) to demand payment of the Receivables;
(vi) to enforce payment of the Receivables by legal proceedings or otherwise;
(vii) to exercise all of such Corporation's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Corporation's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Corporation's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided that (A) the Agent shall only take the actions referred to in clauses (ii), (v), (vi), (vii),

(viii), (ix) and (xii) following the occurrence and during the continuance of an Event of Default, and (B) unless an Event of Default is continuing, Agent shall only take the actions referred to in clauses (x) and (xi) if the applicable Corporation has not done so promptly following the Agent's request. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Agent shall have the right at any time following the occurrence of an Event of Default (but subject to the Senior Subordination Agreement), to change the address for delivery of mail addressed to any Corporation to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Corporation.

     (g) No Liability. Neither the Agent nor any Purchaser shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of and during the continuance of an Event of Default or Default, the Agent may, without notice or consent from any Corporation, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Agent is authorized and empowered to accept, following the occurrence and during the continuance of an Event of Default (but subject to the Senior Subordination Agreement) the return of the goods represented by any of the Receivables, without notice to or consent by any Corporation, all without discharging or in any way affecting any Corporation's liability hereunder or under the other Purchaser Documents.

     (h) [Reserved].

     (i) Adjustments. No Corporation will, without the Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, extensions, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Corporation.

     2.16 Inventory. To the extent Inventory held for sale or lease has been produced by a Corporation, it has been and will be produced by such Corporation in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

     2.17 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Corporation shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation. The Corporations shall have the right to sell Equipment to the extent set forth in Section 2.3 hereof.

     2.18 Exculpation of Liability. Nothing herein contained shall be construed to constitute the Agent or any Purchaser as any Corporation's agent for any purpose whatsoever, nor shall the Agent or any Purchaser be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither the Agent nor any Purchaser, whether by anything herein or in any assignment or otherwise, assumes any of the Corporations' obligations under any contract or agreement assigned to the Agent or such Purchaser, and neither the Agent nor any Purchaser shall be responsible in any way for the performance by such Corporation of any of the terms and conditions thereof.

     2.19 [Reserved].

     2.20 Financing Statements. As of the Closing Date, except as respects the financing statements filed by the Agent and the Senior Lenders (or their agent) and the financing statements described on Schedule 4.8, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office. Following the Closing Date, except as respects the financing statements filed by the Agent and the Senior Lenders (or their agent), the financing statements described on Schedule 4.8 and Permitted Liens, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

     2.21 Release of Liens. Upon payment and satisfaction in full of the Notes and of all obligations in respect of the Notes owing under any of the Purchaser Documents, the Agent shall release its security interest in the Collateral.

     SECTION 3. APPOINTMENT OF COLLATERAL AGENT.

     3.1 Appointment. Each Purchaser hereby irrevocably designates and appoints Golub Associates Incorporated as the agent (the "Agent") of such Purchaser with respect to all matters relating to the Collateral and the grant to the Agent for the ratable benefit of the Purchasers of a security interest in the Collateral pursuant to this Exhibit C, and each Purchaser irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Exhibit C and the other Purchaser Documents as the Agent deems appropriate and to exercise all powers of the Purchasers under this Exhibit C and the other Purchaser Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Exhibit C or the other Purchaser Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Exhibit C or the other Purchaser Documents or otherwise exist against the Agent.

     3.2 Delegation of Powers. The Agent may exercise any of its powers under this Exhibit C or the other Purchaser Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such powers. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     3.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, partners, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Exhibit C or the other Purchaser Documents (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Corporation or any officer thereof contained in this Exhibit C or the other Purchaser Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Exhibit C or the other Purchaser Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Exhibit C or the other Purchaser Documents or for any failure of any Corporation to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Exhibit C or the other Purchaser Documents, or to inspect the properties, books or records of any Corporation.

     3.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including without limitation counsel to the Corporations), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Exhibit C or the other Purchaser Documents unless it shall first receive such advice or concurrence of a majority in interest of the holders of the Notes (the "Required Holders") as it deems appropriate or it shall first be indemnified to its satisfaction by the holders of such Notes against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Exhibit C or the other Purchaser Documents in accordance with a request of the Required Holders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

     3.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any default (a "Default") or event of default ("Event of Default") under the Purchase Agreement unless the Agent has received notice from a Purchaser or any Corporation referring to the Purchase Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Purchasers. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Holders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Required Holders.

     3.6 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Corporations, shall be deemed to constitute any representation or warranty by the Agent to any Purchaser. Each Purchaser represents to the Agent that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Corporations and made its own decision to purchase the Notes and Warrants and enter into this Agreement and the other Purchaser Documents. Each Purchaser also represents that it will, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Exhibit C or the other Purchaser Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Corporations. The Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Corporations which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     3.7 Indemnification. The Purchasers agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Corporations and without limiting the obligation of the Corporations to do so), ratably according to the respective outstanding amounts of their Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of any of the Notes or the termination of the Purchaser Documents) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Exhibit C, the other Purchaser Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable under the Purchaser Documents in respect of the Notes.

     3.8 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, purchase notes of, make and acquire investments in, and generally engage in any kind of business with any Corporation as though the Agent were not the Agent under this Exhibit C or the other Purchaser Documents. With respect to any securities issued to it, the Agent shall have the same rights and powers under this Exhibit C or the other Purchaser Documents as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

     3.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Purchasers. If the Agent shall resign, then the Required Holders shall appoint from among the Purchasers (or an Affiliate thereof) a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the Purchasers or any of the parties to the Purchaser Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Exhibit C and the other Purchaser Documents.

                                                                       EXHIBIT D
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT


THIS GUARANTY IS SUBORDINATED TO THE GUARANTY CONTAINED IN ARTICLE XIV OF THE SENIOR LOAN AGREEMENT. THE PURCHASERS COVENANT AND AGREE THAT THIS GUARANTY SHALL BE SUBORDINATED IN ACCORDANCE WITH THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 15, 2001 AMONG PNC BANK, NATIONAL ASSOCIATION, THE COMPANY, THE GUARANTORS AND THE PURCHASERS.

                                    Guaranty

     This Exhibit D is part of the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc. (the "Company"), USHG's other Subsidiaries and the Purchasers named therein (the "Purchase Agreement").


                             SECTION 1. DEFINITIONS.

     Capitalized terms used in this Exhibit D and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. The following terms used in this Exhibit D shall have the meanings indicated below:

     "Agent" shall mean Golub Associates Incorporated, as the collateral agent for the Purchasers appointed pursuant to Section 3 of Exhibit C to the Purchase Agreement, and shall include its successors and assigns.

     "Guaranty" shall mean any guaranty of the obligations of the Company executed by a Guarantor in favor of the Agent or the Purchasers, whether pursuant to this Exhibit D or otherwise.

     "Obligations" shall have the meaning given thereto in Exhibit C to the Purchase Agreement.


                              SECTION 2. GUARANTY.

     2.1 Guaranty. Each Guarantor hereby unconditionally guaranties the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of any and all present and future Obligations of any type or nature of the Company or any other Person (including, without limitation, any other Guarantor) to the Agent and the Purchasers arising under or related to this Agreement or any other Purchaser Document and/or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, including interest on any of the foregoing whether accruing before or after any bankruptcy or insolvency case or proceeding involving any Guarantor, the Company or any other Person and, if interest on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Agent or any Purchaser in endeavoring to collect any of the foregoing, or any part thereof, and in enforcing the obligations of such Guarantor (collectively, the "Liabilities").

     Each Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of the Company, or the inability or failure of the Company to pay its debts as they become due, or an assignment by the Company for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, such Guarantor will pay to the Agent, for the benefit of the Agent and the Purchasers, forthwith the full amount which would be payable hereunder by such Guarantor if all Liabilities were then due and payable.

     This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of any Guarantor).

     2.2 Guarantors' Obligations Unconditional. The covenants and agreements of each Guarantor set forth in this Guaranty shall be primary obligations of such Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by such Guarantor with its obligations hereunder), whether based upon any claim that the Company or any other Person may have against the Agent, any Purchaser or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not any Guarantor or the Company shall have any knowledge or notice thereof) including, without limitation:

     A. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or this Agreement or the other Purchaser Documents or any related instrument or agreement, or any other instrument or agreement applicable thereto or any of the parties to such agreements, or to any collateral, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of the Agent or any Purchaser to perfect or insure any interest in any Collateral;

     B. any failure, omission or delay on the part of any Corporation, the Agent or any Purchaser to conform or comply with any term of any instrument or agreement referred to in clause (A) above;

     C. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause
          (A) above or any obligation or liability of any Corporation, the Agent or any Purchaser, or any exercise or non-exercise by the Agent or any Purchaser of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

     D. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Corporation, the Agent, any Purchaser or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

     E. any limitation on the liability or obligations of any Person under the Purchaser Documents or any other related instrument or agreement, the Liabilities, any collateral security for the Liabilities or any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (A) above or any term of any thereof;

     F. any merger or consolidation of the Company or any Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of the Company or any Guarantor to any other Person;

     G. any change in the ownership of any of the equity interests of the Company or any Guarantor or any corporate change in the Company or any Guarantor; or

     H. any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against a Guarantor.

     The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor, enforceable against it to the full extent of all its assets and properties.

     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by the Agent and the Purchasers upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Each Guarantor unconditionally waives, to the extent permitted by law:
(a) acceptance of this Guaranty and proof of reliance by the Agent and the Purchasers hereon; (b) notice of any of the matters referred to in the foregoing clauses A through H hereof, or any right to consent or assent to any thereof;
(c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against such

Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under this Agreement or any other Purchaser Document or any related instrument or agreement, and notice of default or any failure on the part of any Corporation to perform and comply with any covenant, agreement, term or condition of this Agreement, any other Purchaser Document or any related instrument or agreement; (d) any right to the enforcement, assertion or exercise against any Corporation of any right, power, privilege or remedy conferred in this Agreement, any other Purchaser Document or any related instrument or agreement or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of the Agent or any Purchaser to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default under this Agreement, any other Purchaser Document or any related instrument or agreement; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in this Agreement, any other Purchaser Document or any related instrument or agreement relating thereto or any collateral for the Liabilities; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against a Guarantor (including, without limitation, any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2822, 2825, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433).

     Without limiting the foregoing, each Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by the Agent or any Purchaser, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of such Guarantor or the right of such Guarantor to proceed against any Person for reimbursement or both.

     Each Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any other Guarantor is rescinded or must be otherwise restored by the Agent or any Purchaser, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     Each Guarantor further agrees that, without limiting the generality of this Guaranty, if an Event of Default shall have occurred and be continuing and the Agent or any Purchaser is prevented by applicable law from exercising its remedies under the Purchaser Documents, the Agent and the Purchasers shall be entitled to receive hereunder from each Guarantor (but subject to the Senior Subordination Agreement), upon demand therefor, the sums which would have otherwise been due from the Company had such remedies been exercised.

     2.3 Subordination.

     A. Subordination to Senior Obligations. (a) Each Guarantor hereby covenants and agrees that, as provided herein, all indebtedness, intercompany charges and other sums owing and claims of any nature whatsoever owed to such Guarantor by any other Corporation ("Intercompany Obligations"), the payment of the principal of and interest thereon and any lien or security interest therefor are hereby expressly made subordinate and subject in right of payment to the prior payment in full of: (i) all obligations now or hereafter incurred by any of the Corporations under any of the Purchaser Documents, (ii) interest thereon (including, without limitation, any such interest accruing subsequent to the filing by or against any of the Corporations of any proceeding brought under Chapter 11 of 11 U.S.C. ss.101 et seq., as from time to time hereafter amended and any successor or similar statute ("Bankruptcy Code"), whether or not such interest is allowed as a claim pursuant to the provisions of such Chapter), and (iii) all fees, expenses, indemnities and other amounts now or hereafter payable pursuant to or in connection with the Purchase Agreement and all other Purchaser Documents (collectively the "Senior Obligations"), and any lien on any property or asset securing the Senior Obligations.

     (b) No payment or prepayment of any Intercompany Obligations (whether of principal, interest or otherwise) shall be made by any Corporation at any time prior to the indefeasible payment in full, in cash, of the Senior Obligations, provided that the Corporations may make payments (not prepayments) of Intercompany Obligations in the ordinary course of business to the extent that at the time of, and immediately after giving effect to, any such payment, no Default or Event of Default exists.

     B. Payment Over of Proceeds Upon Bankruptcy. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Corporation or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of any Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Corporation, then and in any such event the holders of Senior Obligations shall be entitled to receive payment in full of all amounts due on or in respect of Senior Obligations, in cash or in any other manner acceptable to the holders of Senior Obligations, before any Corporation is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on any Intercompany Obligations of such Corporation, and to that end the holders of Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of such Corporation of any kind or character including, without limitation, securities that are subordinated in right of payment to all Senior Obligations to substantially the same extent as, or to a greater extent than, as provided in this Guaranty, that may be payable or deliverable in respect of this Guaranty in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through (iii) above.

     C. Payments to be Held in Trust. In the event that a Guarantor shall receive any payment or distribution of assets of any Corporation of any kind or character in respect of the Intercompany Obligations in contravention of the foregoing Subsection A or B, then and in such event such payment or distribution shall be received and held by such Corporation in trust for the Agent and the Purchasers, and (subject to the Senior Subordination Agreement) shall be paid over or delivered forthwith to the Agent, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Corporation in trust for the holders of the Senior Obligations, and for application to the payment of, all Senior Obligations remaining unpaid, to the extent necessary to pay all Senior Obligations in full, in cash or in any other manner acceptable to the Agent, after giving effect to any concurrent payment or distribution to or for the Senior Obligations.

     D. Waiver. Each Guarantor hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

     E. Legend. Each Guarantor hereby covenants to cause any instrument from time to time evidencing any Intercompany Obligations to have fixed upon it a legend which reads substantially as follows:

     "This instrument is subject to Section 2.3 of Exhibit D to the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc., USHG's other Subsidiaries and the Purchasers named therein, which, among other things, contains provisions subordinating the maker's obligations to the holders of Senior Obligations (as defined in Section 2.3 of Exhibit D to said Agreement), to which provisions the holder of this instrument, by acceptance hereof, agrees."

     F. No Disposition. No Guarantor will sell, assign, pledge, encumber or otherwise dispose of any of the Intercompany Obligations owed to it, provided that such Guarantor may forgive Intercompany Obligations or contribute Intercompany Obligations to a Corporation.

     2.4 Waiver of Subrogation. Each Guarantor hereby irrevocably waives, solely for the benefit of Agent and the Lenders, until the indefeasible repayment in full of the Obligations, any claim or other rights which it may now or hereafter acquire that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any guaranty in favor of the Senior Lender, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent and the Purchasers (or the Senior Lender) against any of the Corporations or any of their assets which the Agent or any Purchaser (or the Senior Lender) now have or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Corporation, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the Liabilities shall not have been indefeasibly paid in full in cash, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Agent and the Purchasers, and shall forthwith be paid to the Agent to be credited and applied pursuant to the terms of this Agreement. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the issuance and sale of the Notes and Warrants and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

     2.5 Fraudulent Transfer Limitation. If, in any action to enforce this Guaranty or any proceeding to allow or adjudicate a claim under this Guaranty, a court of competent jurisdiction determines that enforcement of this Guaranty against any Guarantor for the full amount of the Guaranteed Obligations is not lawful under, or would be subject to avoidance under, Section 548 of the Bankruptcy Code or any applicable provision of comparable state law, the liability of such Guarantor under this Guaranty shall be limited to the maximum amount lawful and not subject to avoidance under such law.

     2.6 Contribution Among Guarantors. The Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by one of the Guarantors under this Guaranty. Accordingly, if any payment is made by a Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor's Fair Share Shortfall, so that all such contributions shall cause each Guarantor's Aggregate Payments to equal its Fair Share. For these purposes:

     (a) "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount of such Guarantor to (y) the aggregate Adjusted Maximum Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid on or before such date by all Funding Guarantors under this Guaranty.

     (b) "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

     (c) "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the liability of such Guarantor under this Guaranty, limited to the extent required under Section 2.5 (except that, for purposes solely of this calculation, any assets or liabilities arising by virtue of any rights to or obligations of contribution under this
Section 2.6 shall not be counted as assets or liabilities of such Guarantor).

     (d) "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate net amount of all payments made on or before such date by such Guarantor under this Guaranty (including, without limitation, under this Section 2.6).

The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among the Guarantors set forth in this Section 2.6 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty.

     2.7 Future Guarantors. Any other Person who may hereafter become a Subsidiary of any Corporation may and shall become a Guarantor under this Agreement and become bound by the terms and conditions hereof by executing and delivering an instrument of joinder.

     2.8 Joint and Several Obligation. This Guaranty and all liabilities of each Guarantor hereunder shall be the joint and several obligation of each Guarantor and may be freely enforced against each Guarantor, for the full amount of the Liabilities (subject to Section 2.5), without regard to whether enforcement is sought or available against any other Guarantor.

     2.9 No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Agent and the Purchasers except as expressly set forth in a writing duly signed and delivered on their behalf.

     2.10 Representations and Warranties. Each Guarantor hereby expressly reaffirms each representation and warranty made in this Agreement with respect to such Guarantor and its property.

                                                                     EXHIBIT E-1
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT

                               Registration Rights
                                 (Common Stock)

     This Exhibit E-1 is part of the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc. (the "Company"), USHG's other Subsidiaries and the Purchasers named therein (the "Purchase Agreement").

     SECTION 1. Definitions. Capitalized terms used in this Exhibit E-1 and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. The following terms used in this Exhibit E-1 shall have the meanings indicated below:

     "Holders" shall mean any holders from time to time of Registrable Securities who are Purchasers under the Purchase Agreement.

     "Registrable Securities" shall mean (i) the Common Warrants and Common Warrant Shares and (ii) Common Stock and any other Capital Stock, equity interest or other securities issuable or issued by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(b) of the Common Warrant Agreement; provided, however, that USHG shall have no obligation to register any Common Warrants, and each holder of Common Warrants who desires to include in a registration any shares of Common Stock issuable upon exercise of such Common Warrants will (if requested to do so by USHG) exercise all or part of its Common Warrants prior to the effectiveness of such registration as required to permit the inclusion therein of such underlying shares.

     SECTION 2. Registration.

     (a) Incidental Registration Rights. In the case of any proposed registration of Common Stock or other securities of USHG under the Securities Act, whether or not for sale for its own account, on any form which can include Registrable Securities (other than Form S-4), USHG will give at least 30 days' prior written notice of the filing thereof to all Holders.

          (1) USHG's notice shall afford the Holders an opportunity to elect within 15 days after receipt thereof to include in such filing all or any part of their Registrable Securities; provided, that, in the case of an underwritten public offering, the managing underwriter administering such offering may reduce the number of Registrable Securities to be included in such offering if, in the reasonable opinion of such managing underwriter, the inclusion in such offering of all Registrable Securities requested to be registered would materially and adversely affect the marketing of the entire offering (the number of Registrable

     Securities to be included in such offering being herein referred to as the "Permissible Securities"). If the aggregate number of Registrable Securities which the Holders thereof desire to include in such filing exceeds the number of Permissible Securities, then each such Holder shall be entitled to include that number of Registrable Securities which bears the same ratio to the number of Permissible Securities as the number of Registrable Securities such Holder desires to include bears to the number of Registrable Securities all such Holders desire to include.

          (2) USHG agrees that any Holder entitled to include Registrable Securities in any such registration may assign or transfer such right to include such Registrable Securities to any other Holder or Holders.

          (3) USHG shall be obligated under this Section 2(a) to afford the Holders the right to participate in each and every such registration taking place until all Registrable Securities have been included in registrations and sold or sold pursuant to Rule 144.

     (b) Short Form Registrations. In addition to the registration rights provided in Section 2(a) above, the holders of a majority of the Registrable Securities shall be entitled to request by written notice to USHG from time to time that USHG register the offering and sale of all or a portion of the Registrable Securities on Form S-3 (or any successor or similar short form registration), provided that USHG is eligible for such registration. Upon receipt of such written notice, if USHG is then eligible to use Form S-3 (or any successor or similar short form registration), USHG will thereupon notify all other Purchasers of such request. Upon the written request of any such other Purchasers after receipt from USHG of such notification, USHG will use its best efforts to cause such of the Registrable Securities as may be requested by any Purchasers (including the Purchaser giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 2. USHG will use its best efforts to qualify for use of a registration statement on Form S-3 (or any successor or similar short form registration) as early as practicable. USHG shall not be required to file more than one registration statement pursuant to this Section 2(b) in any 12 month period or more than two registration statements pursuant to this Section 2(b) in all.

     (c) Expenses of Registration. The costs and expenses of all registrations and qualifications under the Securities Act and applicable state securities laws and of all other actions, which USHG is required to take or effect pursuant to this Section 2 (including without limitation all registration and filing fees, printing expenses and reasonable fees and disbursements of counsel) shall be paid by USHG, except that the Holders shall bear their pro rata share of any underwriting discount or commission, or other similar selling expenses; provided, that USHG shall not be required to pay the fees and expenses of more than one counsel for the selling Holders.

     (d) Opinion of Counsel as Alternative. The registration rights granted to the Holders under this Section 2 shall be subject to the condition that any registration of Registrable Securities proposed to be effected need not be effected if USHG shall deliver to the Holders requesting such registration an opinion, satisfactory to such Holders and their counsel, of Blank Rome Comisky & McCauley LLP or other counsel satisfactory to such Holders to the effect that the proposed sale or disposition for which registration was requested does not require registration under the Securities Act, but such opinion shall not rely on the availability of sales utilizing the provisions of Rule 144 if doing so would impose on the Holder any volume restrictions, or any pre-sale notification or similar restriction on the free sale of the Registrable Securities. USHG hereby indemnifies the Holders, and each of them, against and holds them harmless from all damages, losses, liabilities (including liability for rescission), costs and expenses which they may incur under the Securities Act or otherwise by reason of their proceeding in accordance with such opinion of counsel.

     (e) USHG's Registration Obligations. If and whenever USHG is obligated by the provisions of this Section 2 to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as reasonably possible USHG will, or will use its best efforts to, as the case may be, to:

          (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities.

          (2) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the sale of all Registrable Securities covered thereby and the expiration of a period of nine months after the date such registration statement became effective (except that any registration statement on Form S-3 or similar short-form shall be maintained for not less than two years), and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

          (3) Furnish to each selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request.

          (4) Register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (subject to the approval of any managing underwriter involved) as the selling Holders shall request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that USHG shall not be obligated, by reason thereof, to qualify as a foreign corporation or subject itself to taxation as doing business in any such jurisdiction.

          (5) Notify the selling Holders and their counsel promptly after USHG shall receive notice that any registration statement, supplement or amendment has become effective, or that any registration statement is required to be amended or supplemented, or that any stop order has been issued.

     (f) Indemnification. USHG agrees to indemnify and hold harmless each Holder, its officers or directors, affiliates and each Person, if any, who controls such Holder within the meaning of the Securities Act, from and against any losses, claims, damages, liabilities and expenses (under such Act, at common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact or omission to state a material fact required to be stated or necessary to make the statements therein not misleading in any registration statement or preliminary or final prospectus or filing for state registration or qualification, or any amendment or supplement thereto, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement contained in or omission from information furnished in writing to USHG by such Holder expressly for use therein.

     (g) Agreement as to Underwriters. If the offering pursuant to any registration statement provided for under this Section 2 is made, at the election of USHG, through underwriters, USHG agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act, to the same extent as provided in Section 2(f) with respect to the indemnification of a Holder.

     (h) No Special Audit. USHG shall not be required to conduct any special audit (or any audit not in the ordinary course of its business) in connection with any registration hereunder.

                                                                     EXHIBIT E-2
                                                   TO NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT

                               Registration Rights
                             (Preferred Securities)

     This Exhibit E-2 is part of the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc. (the "Company"), USHG's other Subsidiaries and the Purchasers named therein (the "Purchase Agreement").

     SECTION 1. Definitions. Capitalized terms used in this Exhibit E-2 and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. The following terms used in this Exhibit E-2 shall have the meanings indicated below:

     "Holders" shall mean any holders from time to time of Registrable Securities who are Purchasers under the Purchase Agreement.

     "Registrable Securities" shall mean (i) the Preferred Warrants and Preferred Warrant Securities and (ii) Preferred Securities and any other securities issuable or issued by way of securities dividend or securities split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(b) of the Preferred Warrant Agreement; provided, however, that USHG shall have no obligation to cause the Trust to register any Preferred Warrants, and each holder of Preferred Warrants who desires to include in a registration any Preferred Securities issuable upon exercise of such Preferred Warrants will (if requested to do so by USHG or the Trust) exercise all or part of its Preferred Warrants prior to the effectiveness of such registration as required to permit the inclusion therein of such underlying securities.

     SECTION 2. Registration.

     (a) Incidental Registration Rights. In the case of any proposed registration of Preferred Securities or other securities of the Trust under the Securities Act, whether or not for sale for its own account, on any form which can include Registrable Securities (other than Form S-4), USHG will (or will cause the Trust to) give at least 30 days' prior written notice of the filing thereof to all Holders.

          (1) such notice shall afford the Holders an opportunity to elect within 15 days after receipt thereof to include in such filing all or any part of their Registrable Securities; provided, that, in the case of an underwritten public offering, the managing underwriter administering such offering may reduce the number of Registrable Securities to be included in such offering if, in the reasonable opinion of such managing underwriter, the inclusion in such offering of all Registrable Securities requested to be registered would materially and adversely affect the marketing of the entire offering (the number of Registrable Securities to be included in such offering being herein referred to as the "Permissible Securities"). If the aggregate number of Registrable Securities which the Holders thereof desire to include in such filing exceeds the number of Permissible Securities, then each such Holder shall be entitled to include that number of Registrable Securities which bears the same ratio to the number of Permissible Securities as the number of Registrable Securities such Holder desires to include bears to the number of Registrable Securities all such Holders desire to include.

          (2) USHG agrees that any Holder entitled to include Registrable Securities in any such registration may assign or transfer such right to include such Registrable Securities to any other Holder or Holders.

          (3) USHG shall be obligated under this Section 2(a) to cause the Trust to afford the Holders the right to participate in each and every such registration taking place until all Registrable Securities have been included in registrations and sold or sold pursuant to Rule 144.

     (b) Short Form Registrations. In addition to the registration rights provided in Section 2(a) above, the holders of a majority of the Registrable Securities shall be entitled to request by written notice to USHG from time to time that USHG cause the registration by the Trust of the offering and sale of all or a portion of the Registrable Securities on Form S-3 (or any successor or similar short form registration), provided that the Trust is eligible for such registration. Upon receipt of such written notice, if the Trust is then eligible to use Form S-3 (or any successor or similar short form registration), USHG will thereupon notify all other Purchasers of such request. Upon the written request of any such other Purchasers after receipt from USHG of such notification, USHG will use its best efforts to cause such of the Registrable Securities as may be requested by any Purchasers (including the Purchaser giving the initial notice of intent to register hereunder) to be registered under the Securities Act in accordance with the terms of this Section 2. USHG will use its best efforts to cause the Trust to qualify for use of a registration statement on Form S-3 (or any successor or similar short form registration) as early as practicable. The Trust shall not be required to file more than one registration statement pursuant to this Section 2(b) in any 12 month period or more than two registration statements pursuant to this Section 2(b) in all.

     (c) Expenses of Registration. The costs and expenses of all registrations and qualifications under the Securities Act and applicable state securities laws and of all other actions, which USHG is required to take or effect (or cause the Trust to take or effect) pursuant to this Section 2 (including without limitation all registration and filing fees, printing expenses and reasonable fees and disbursements of counsel) shall be paid by USHG, except that the Holders shall bear their pro rata share of any underwriting discount or commission, or other similar selling expenses; provided, that USHG shall not be required to pay the fees and expenses of more than one counsel for the selling Holders.

     (d) Opinion of Counsel as Alternative. The registration rights granted to the Holders under this Section 2 shall be subject to the condition that any registration of Registrable Securities proposed to be effected need not be effected if USHG shall deliver (or cause the Trust to deliver) to the Holders requesting such registration an opinion, satisfactory to such Holders and their counsel, of Blank Rome Comisky & McCauley LLP or other counsel satisfactory to such Holders to the effect that the proposed sale or disposition for which registration was requested does not require registration under the Securities Act, but such opinion shall not rely on the availability of sales utilizing the provisions of Rule 144 if doing so would impose on the Holder any volume restrictions, or any pre-sale notification or similar restriction on the free sale of the Registrable Securities. USHG hereby indemnifies the Holders, and each of them, against and holds them harmless from all damages, losses, liabilities (including liability for rescission), costs and expenses which they may incur under the Securities Act or otherwise by reason of their proceeding in accordance with such opinion of counsel.

     (e) Registration Obligations. If and whenever USHG is obligated by the provisions of this Section 2 to cause the registration of any Registrable Securities under the Securities Act, as expeditiously as reasonably possible USHG will, or will use its best efforts to, as the case may be, cause the Trust to:

          (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities.

          (2) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the sale of all Registrable Securities covered thereby and the expiration of a period of nine months after the date such registration statement became effective (except that any registration statement on Form S-3 or similar short-form shall be maintained for not less than two years), and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

          (3) Furnish to each selling Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request.

          (4) Register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (subject to the approval of any managing underwriter involved) as the selling Holders shall request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Trust shall not be obligated, by reason thereof, to qualify as a foreign corporation or subject itself to taxation as doing business in any such jurisdiction.

          (5) Notify the selling Holders and their counsel promptly after USHG or the Trust shall receive notice that any registration statement, supplement or amendment has become effective, or that any registration statement is required to be amended or supplemented, or that any stop order has been issued.

     (f) Indemnification. USHG agrees to indemnify and hold harmless each Holder, its officers or directors, affiliates and each Person, if any, who controls such Holder within the meaning of the Securities Act, from and against any losses, claims, damages, liabilities and expenses (under such Act, at common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact or omission to state a material fact required to be stated or necessary to make the statements therein not misleading in any registration statement or preliminary or final prospectus or filing for state registration or qualification, or any amendment or supplement thereto, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement contained in or omission from information furnished in writing to USHG or the Trust by such Holder expressly for use therein.

     (g) Agreement as to Underwriters. If the offering pursuant to any registration statement provided for under this Section 2 is made, at the election of USHG, through underwriters, USHG agrees to cause the Trust to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person who controls such underwriters within the meaning of the Securities Act, to the same extent as provided in Section 2(f) with respect to the indemnification of a Holder.

     (h) No Special Audit. USHG shall not be required to conduct any special audit (or any audit not in the ordinary course of its business) in connection with any registration hereunder.

                                                                    EXHIBIT F TO
                                                      NOTE AND WARRANT PURCHASE,
                                                 GUARANTY AND SECURITY AGREEMENT

                               Financial Covenants

     This Exhibit F is part of the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 among U.S. Home & Garden, Inc. ("USHG"), Easy Gardener, Inc. (the "Company"), USHG's other Subsidiaries and the Purchasers named therein (the "Purchase Agreement").

     1. Definitions. Capitalized terms used in this Exhibit F and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, certain terms used in this Exhibit F have the meanings given thereto in Section 3 below.

     2. Financial Covenants. Each of USHG and the Company will observe, and will cause its consolidated subsidiaries to observe, the financial covenants set forth in this Exhibit F, which are hereby incorporated by reference into Section
7.19 of the Purchase Agreement as if set forth in full therein. All of the financial covenants set forth herein or in the Purchase Agreement and related definitions shall be applied to USHG and its consolidated subsidiaries, and for purposes of all financial covenants the terms "Corporations" and "Subsidiaries" shall be deemed to include USHG and all its consolidated subsidiaries (regardless of whether or not a particular subsidiary qualifies as a "Subsidiary" or a "Corporation" for other purposes of the Purchase Agreement).

          2.1 Ratio of Consolidated Senior Funded Debt to Consolidated EBITDA. USHG and the Company shall not permit the Corporations' ratio of Consolidated Senior Funded Debt to Consolidated EBITDA for the most recent four quarter period for which Financial Statements have been delivered pursuant to Sections 6.1(b) and 6.1(c) of the Purchase Agreement to be greater than:

                   Quarter Ended                    Maximum Ratio
                   -------------                    -------------
                   December 2001                         2.75
                   March 2002                            4.00
                   June 2002                             2.50
                   September 2002                        2.10
                   December 2002                         2.10
                   March 2003                            3.50
                   June 2003                             2.25
                   September 2003                        2.10
                   December 2003                         2.10
                   March 2004                            3.25
                   June 2004                             2.00
                   September 2004                        2.10
                   December 2004                         2.10
                   March 2005                            3.25
                   June 2005                             2.00
                   September 2005                        2.10
                   December 2005                         2.10
                   March 2006                            3.25
                   June 2006                             2.00
                   September 2006                        2.10
                   December 2006                         2.10
                   March 2007                            3.25
                   June 2007                             2.00
                   September 2007                        2.10

          2.2. Ratio of Consolidated Total Funded Debt to Consolidated EBITDA. USHG and the Company shall not permit the Corporations' ratio of Consolidated Total Funded Debt to Consolidated EBITDA for the most recent four quarter period for which Financial Statements have been delivered pursuant to Sections 6.1(b) and 6.1(c) of the Purchase Agreement to be greater than:

                   Quarter Ended                    Maximum Ratio
                   -------------                    -------------
                   December 2001                        13.50
                   March 2002                           11.25
                   June 2002                             9.00
                   September 2002                        8.00
                   December 2002                         8.25
                   March 2003                            9.75
                   June 2003                             7.50
                   September 2003                        7.00
                   December 2003                         7.25
                   March 2004                            8.50
                   June 2004                             7.00
                   September 2004                        6.50
                   December 2004                         6.75
                   March 2005                            8.50
                   June 2005                             7.00
                   September 2005                        6.50
                   December 2005                         6.75
                   March 2006                            8.50
                   June 2006                             7.00
                   September 2006                        6.50
                   December 2006                         6.75
                   March 2007                            8.50
                   June 2007                             7.00
                   September 2007                        6.50

          2.3. Ratio of Consolidated Operating Cash Flow to Consolidated Senior Debt Service. USHG and the Company shall not permit, for any period of four consecutive fiscal quarters, commencing with the period ending December 31, 2001, the Corporations' ratio of (a) Consolidated Operating Cash Flow to
     (b) Consolidated Senior Debt Service, to be less than:

                   Quarter Ended                    Maximum Ratio
                   -------------                    -------------
                   December 2001                         2.25
                   March 2002                            3.00
                   June 2002                             3.00
                   September 2002                        3.00
                   December 2002                         3.00
                   March 2003                            3.25
                   June 2003                             3.25
                   September 2003                        3.25
                   December 2003                         3.25
                   March 2004                            3.50
                   June 2004                             3.50
                   September 2004                        3.50
                   December 2004                         3.50
                   March 2005                            4.00
                   June 2005                             4.00
                   September 2005                        4.00
                   December 2005                         4.00
                   March 2006                            4.00
                   June 2006                             4.00
                   September 2006                        4.00
                   December 2006                         4.00
                   March 2007                            4.00
                   June 2007                             4.00
                   September 2007                        4.00

          2.4. Ratio of Consolidated Operating Cash Flow to Consolidated Total Debt Service. USHG and the Company shall not permit, for any period of four consecutive fiscal quarters, commencing with the period ending December 31, 2001, the Corporations' ratio of (a) Consolidated Operating Cash Flow to
     (b) Consolidated Total Debt Service, to be less than:

                   Quarter Ended                    Maximum Ratio
                   -------------                    -------------
                   December 2001                         0.60
                   March 2002                            0.85
                   June 2002                             0.95
                   September 2002                        1.05
                   December 2002                         1.05
                   March 2003                            1.15
                   June 2003                             1.15
                   September 2003 and
                      each fiscal quarter
                      thereafter                         1.20

          2.5. Minimum Consolidated EBITDA. USHG and the Company shall not permit the Corporations' Consolidated EBITDA to be less than the amount set forth below opposite the month in which such determination is made, in each case for the applicable Determination Period, for which purpose "Determination Period" shall mean the period of 12 consecutive months ended on the last day of the second month ended prior to the date of determination (by way of illustration, for a determination made during the month of March 2002, the Determination Period will be the 12-month period ended on January 31,
     2002):

                                                   Minimum Consolidated
               Month of Determination              EBITDA
               ----------------------              --------------------
               December 2001                       $4,925,000
               January 2002                        $5,425,000
               February 2002                       $5,875,000
               March 2002                          $5,825,000
               April 2002                          $6,625,000
               May 2002                            $8,100,000
               June 2002                           $8,550,000
               July 2002                           $8,700,000
               August 2002                         $9,575,000
               September 2002                      $9,600,000
               October 2002                        $9,550,000
               November 2002                       $9,525,000
               December 2002                       $9,475,000
               January 2003                        $9,525,000
               February 2003                       $9,550,000
               March 2003                          $9,750,000
               April 2003                          $9,975,000
               May 2003                            $10,200,000
               June 2003                           $10,375,000
               July 2003                           $10,500,000
               August 2003                         $10,525,000
               September 2003                      $10,500,000
               October 2003                        $10,475,000
               November 2003                       $10,425,000
               December 2003                       $10,375,000
               January 2004                        $10,425,000
               February 2004                       $10,450,000
               March 2004                          $10,675,000
               April 2004                          $10,925,000
               May 2004                            $11,175,000
               June 2004                           $11,350,000
               July 2004                           $11,500,000
               August 2004                         $11,525,000
               September 2004                      $11,500,000
               Thereafter                          $11,450,000

          2.6. Consolidated Capital Expenditures. USHG and the Company will not permit the Corporations to make or incur any Capital Expenditures if, after giving effect thereto, the aggregate of all Capital Expenditures made by the Corporations would exceed $1,500,000 in any fiscal year.

     3. Definitions Applicable to Financial Covenants. The following terms used in this Exhibit have the meanings indicated below:

          "Capital Assets" shall mean fixed assets of the Corporations, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided, however, that Capital Assets shall not include any item customarily charged directly as an expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

          "Consolidated EBITDA" shall mean for any period of determination EBITDA of the Corporations for such period.

          "Consolidated Operating Cash Flow" shall mean (a) consolidated EBITDA of the Corporations less (b) the sum of (i) unfinanced Capital Expenditures of the Corporations plus (ii) net cash payments for taxes of the Corporations for the applicable period.

          "Consolidated Senior Funded Debt" shall mean Consolidated Total Funded Debt less the amount of Indebtedness of the Corporations in respect of the Junior Subordinated Debentures, including accrued but unpaid interest thereon.

          "Consolidated Senior Debt Service" shall mean for any period the sum of (a) interest expense of the Corporations for such period, excluding interest expense in respect of the Junior Subordinated Debentures, plus (b) principal payments on Indebtedness of the Corporations required to be made during such period, excluding payments to reduce the principal of the Revolving Advances (as such term is defined in the Senior Loan Agreement).

          "Consolidated Total Funded Debt" shall mean all Funded Debt of the Corporations.

          "Consolidated Total Debt Service" shall mean for any period the sum of
     (a) interest expense of the Corporations for such period, plus (b) principal payments on Indebtedness of the Corporations required to be made during such period, excluding payments to reduce the principal of the Revolving Advances (as such term is defined in the Senior Loan Agreement).

                                                                SCHEDULE 5.12 TO
                      NOTE AND WARRANT PURCHASE, GUARANTY AND SECURITY AGREEMENT


                          Statement of Sources and Uses
                                  (000 omitted)

Uses                                         Sources
----                                         -------
PNC Fee                               330    Available cash                                  $2,225
PNC expenses                          100    Funded senior debt                               5,296
Available unfunded senior debt      2,949    Available unfunded senior debt                   2,949
Refinance existing debt            14,888    Funded senior bank term loan                     2,000
BOA interest and fee                   40    Senior subordinated debt (net of expenses)       5,837
                                  -------                                                   -------

                        TOTAL     $18,307                                        TOTAL      $18,307

================================================================================


           NOTE AND WARRANT PURCHASE, GUARANTY AND SECURITY AGREEMENT

                      ------------------------------------

                               EASY GARDENER, INC.

                           $5,993,151 Principal Amount
                     16% Series A Senior Subordinated Notes
                              Due November 19, 2007

                            $856,164 Principal Amount
                     14% Series B Senior Subordinated Notes
                              Due November 19, 2007

                      ------------------------------------

                             U.S. HOME & GARDEN INC.

                                  Warrants for
                                  Common Stock
                                 $.001 par value

                                   Options for
                   9.4% Cumulative Trust Preferred Securities
                      issued by U.S. Home & Garden Trust I
                      and owned by U.S. Home & Garden Inc.

                      ------------------------------------


================================================================================


                             as of November 15, 2001

                             U.S. HOME & GARDEN INC.
                               EASY GARDENER, INC.

           Note and Warrant Purchase, Guaranty and Security Agreement

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS                                                        2
SECTION 2.  PURCHASE AND SALE OF NOTES AND WARRANTS                           13
     2.1  Notes                                                               13
     2.2  Common Warrants                                                     13
     2.3  Preferred Warrants                                                  13
     2.4  Payment of Purchase Price                                           13
     2.5  Tax Reporting                                                       14
     2.6  Fees and Expenses                                                   14
     2.7  Manner of Payment                                                   14
SECTION 3.  TERMS OF THE NOTES; USE OF PROCEEDS; REGISTRATION RIGHTS          14
     3.1  Terms of the Notes                                                  14
             (a) Optional Prepayments                                         14
             (b) Mandatory Prepayments                                        15
             (c) Interest                                                     16
             (d) Default Rate of Interest                                     16
             (e) Maximum Legal Rate of Interest                               16
             (f) Application of Payments                                      16
             (g) Agreements Between Note Holders and Subordination
                    Agreements                                                16
             (h) Indemnity for Interrupted Funding                            16
     3.2  Use of Proceeds                                                     17
     3.3  Grant of Security Interest                                          17
     3.4  Guaranty                                                            17
     3.5  Registration Rights                                                 17
SECTION 4.  REPRESENTATIONS AND WARRANTIES                                    17
     4.1  Corporate Existence; Capitalization                                 18
     4.2  Authority                                                           19
     4.3  Due Execution and Delivery; Binding Effect                          19
     4.4  Consents; Governmental Approvals                                    19
     4.5  Absence of Conflicts                                                19
     4.6  No Default                                                          20
     4.7  Financial Data                                                      20
     4.8  Title to Property and Assets; Condition                             22
     4.9  Solvency                                                            22
     4.10 Taxes                                                               22
     4.11 Margin Securities                                                   23
     4.12 Subsidiaries; Joint Ventures                                        23
     4.13 Litigation and Proceedings                                          23
     4.14 Defaults; Adverse Changes                                           23
     4.15 Insurance                                                           24
     4.16 Patents, Trademarks, Licenses, etc.                                 24

     4.17 Environmental Matters                                               24
     4.18 Investment Bankers' or Finders' Fees                                25
     4.19 Investment Company Act                                              25
     4.20 Disclosure                                                          25
     4.21 Pension Plans                                                       25
     4.22 Compensation and Benefits                                           26
     4.23 Labor Relations                                                     26
     4.24 Trade and Consumer Relations and Practices                          26
     4.25 Other Agreements                                                    27
SECTION 5.  CONDITIONS PRECEDENT                                              28
     5.1  Consolidated Excess Cash                                            28
     5.2  Purchaser Documents                                                 28
     5.3  Legal Opinions                                                      28
     5.4  Other Documents                                                     28
     5.5  Representations and Warranties; No Default or Event of Default      28
     5.6  Purchaser Transactions; Other Transactions                          29
     5.7  Fees; Transaction Expenses                                          29
     5.8  Legal Structure and Capitalization                                  29
     5.9  Additional Matters                                                  29
     5.10 Due Diligence; No Adverse Change or Events                          29
     5.11 Minimum EBITDA                                                      30
     5.12 Compliance With Sources and Uses                                    30
     5.13 Closing Certificates                                                30
     5.14 Stockholders Agreement                                              31
     5.15 Junior Subordinated Debentures                                      31
     5.16 Noncompetion and Nonsolicitation Agreements                         31
     5.17 Golub Consulting Agreement                                          31
     5.18 Waco Lease Renewal                                                  31
SECTION 6.  AFFIRMATIVE COVENANTS                                             31
     6.1  Financial and Other Information                                     31
     6.2  Inspection                                                          34
     6.3  Conduct of Business                                                 35
     6.4  Taxes                                                               35
     6.5  Property, Liability and Business Interruption Insurance;
             Key-Man Insurance                                                35
     6.6  Pension Plans                                                       36
     6.7  Notice of Suits, Adverse Changes in Business and Defaults           36
     6.8  Environmental Laws                                                  37
     6.9  Notices Relating to Transactions                                    37
     6.10 Board Observation Rights                                            37
     6.11 Notice of Amendment of Senior Loan Agreement                        38
     6.12 Option to Provide Mezzanine Financing                               38
     6.13 Use of Proceeds                                                     39
     6.14 New Subsidiary Security Agreements and Guaranties                   39
     6.15 Reservation of Warrant Securities                                   40
SECTION 7.  NEGATIVE COVENANTS                                                40
     7.1  Liens or Encumbrances                                               40

     7.2  Indebtedness                                                        41
     7.3  Consolidations, Mergers or Acquisitions                             42
     7.4  Investments or Loans                                                42
     7.5  Subsidiaries                                                        43
     7.6  Disposal of Property                                                43
     7.7  Limitation on Certain Restrictions on Subsidiaries                  44
     7.8  Tax Consequences of Certain Transactions                            44
     7.9  Dividends, Stock Redemptions, Etc                                   44
     7.10 Issuance of Additional Capital Stock by Subsidiaries                45
     7.11 Operating Leases                                                    46
     7.12 Fiscal Year End                                                     46
     7.13 Transactions with Affiliates                                        46
     7.14 ERISA                                                               46
     7.15 Amendment and Modification of Senior Debt Documents and
             Other Transaction Documents; Refinancing of Senior Debt          46
     7.16 Other Amendments                                                    47
     7.17 Accounting Methods                                                  47
     7.18 Payments on Subordinated Debt                                       47
     7.19 Financial Covenants                                                 49
SECTION 8.  SUBORDINATION                                                     49
SECTION 9.  EVENTS OF DEFAULT                                                 49
     9.1  Events of Default                                                   49
     9.2  Consultants                                                         52
     9.3  Other Costs and Expenses                                            52
SECTION 10.  CONSENTS                                                         53
SECTION 11.  SECURITIES LAW MATTERS                                           53
     11.1  Securities Act                                                     53
     11.2  Resales                                                            53
     11.3  Legends                                                            54
SECTION 12.  TRANSFERS                                                        54
     12.1  Transfers                                                          54
     12.2  Participations                                                     55
     12.3  Issuance of New Notes                                              55
SECTION 13.  EFFECTIVENESS OF AGREEMENT                                       55
SECTION 14.  JUDICIAL PROCEEDINGS                                             56
SECTION 15.  MISCELLANEOUS                                                    57
     15.1  Notices                                                            57
     15.2  Cumulative Remedies, Etc.                                          57
     15.3  No Oral Changes; Assignment; Survival of Representations           58
     15.4  Several Obligations                                                58
     15.5  Costs and Expenses                                                 58
     15.6  Loss or Destruction of Note                                        59
     15.7  Allocation of Payments among Purchasers                            59
     15.8  Indemnification Generally                                          59
     15.9  Governing Law                                                      60
     15.10 Counterparts                                                       60

     15.11 Captions; Gender                                                   60
     15.12 Survival; Right to Indemnification                                 60
     15.13 Purchasers May Perform                                             60
     15.14 Integration                                                        61
     15.15 Severability                                                       61
     15.16 Waiver of Jury Trial and Damages                                   61


                                LIST OF EXHIBITS

EXHIBIT A    --   List of Purchasers
EXHIBIT B-1  --   Form of Series A Note
EXHIBIT B-2  --   Form of Series B Note
EXHIBIT C    --   Grant of Security Interest; Appointment of Collateral Agent
EXHIBIT D    --   Guaranty
EXHIBIT E-1  --   Registration Rights (Common Stock)
EXHIBIT E-2  --   Registration Rights (Preferred Securities)
EXHIBIT F    --   Financial Covenants

                                LIST OF SCHEDULES

Schedule
4.1(a)       --   States of Incorporation and Qualification of the Corporations
4.1(b)       --   Table of Stock, Warrant and Option Holders
4.4          --   Consents; Governmental Approvals
4.7(b)       --   Projections
4.7(c)       --   Pro Forma Balance Sheet
4.7(c)(iv)   --   Accounts Payable Reserves
4.7(d)       --   Calculation of Availability
4.8          --   Permitted Liens
4.10         --   Taxes
4.12         --   Subsidiaries
4.13         --   Litigation and Proceedings
4.15         --   Insurance
4.16         --   Intellectual Property
4.17         --   Environmental Matters
4.21         --   Pension Plans
4.22         --   Compensation and Benefits
4.25         --   Material Agreements
5.12         --   Statement of Sources and Uses and Exceptions Thereto
7.2          --   Indebtedness

C-2.4        --   Access to Collateral (Exceptions)
C-2.5        --   Locations of Equipment and Inventory
C-2.15(c)    --   Executive Offices; Location of Records Relating to Receivables

                             U.S. HOME & GARDEN INC.

                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of November 15, 2001 between U.S. Home & Garden Inc., a Delaware corporation (the "Issuer"), and the holders from time to time of the Warrants referred to herein (the "Holders").

     WHEREAS, the Holders, the Issuer, the Issuer's wholly-owned subsidiary Easy Gardener, Inc. (the "Company") and the Issuer's other Subsidiaries are parties to a Note and Warrant Purchase, Guaranty and Security Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") providing, among other things, for the purchase by the Holders (which are also "Purchasers" party to such Agreement) of any or all of (i) $5,993,151 principal amount of the Company's 16% Series A Senior Subordinated Notes due November 19, 2007 (the "Series A Notes"), (ii) $856,164 principal amount of the Company's 14% Series B Senior Subordinated Notes due November 19, 2007 (the "Series B Notes"; and, together with the Series A Notes, the "Notes"), and (iii) the Common Warrants and Preferred Warrants described therein; and

     WHEREAS, the Issuer has agreed to issue the Warrants on the terms set forth in this Agreement and the Purchase Agreement (the "Common Warrants" referred to in the Purchase Agreement being the Warrants referred to herein);

     NOW, THEREFORE, in consideration of the premises the Issuer and the Holders agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein which are defined in the Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Purchase Agreement; and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

     "Aggregate Warrant Percentage" shall have the meaning given thereto in
Section 2(a).

     "Agreement" or "Warrant Agreement" shall mean this Warrant Agreement, together with all Exhibits hereto, as may be amended, modified or supplemented from time to time with the consent of the Holders in accordance with Section 15, and shall include all provisions incorporated herein by reference from the Purchase Agreement, which incorporated provisions shall continue in full force and effect for the benefit of the Holders as originally in effect unless modified with the consent of the Holders in accordance with Section 15.

     "Closing Date" shall mean the date of the closing of the issuance and sale of the Warrants to the Holders pursuant to the Purchase Agreement and this Agreement.

     "Commission" shall have the meaning given thereto in Section 11(b).

     "Common Stock" shall mean the Issuer's Common Stock, $.001 par value.

     "Convertible Securities" shall mean (a) any stock, notes or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock (whether or not such right to convert or exchange is immediately exercisable or is "in the money"), (b) any other security, note or agreement which provides the holder thereof with a payment, repayment amount, appreciation right or liquidation preference (i) calculated by reference to, or arising from, the value of the Issuer upon a sale, merger, recapitalization or similar event, or (ii) based upon the value, whether market or appraisal, of the Common Stock, and (c) any agreement to issue shares of Common Stock or issue or enter into such other stock, notes, securities or agreements described in the foregoing clauses (a) or (b).

     "Exchange Act" shall have the meaning given thereto in Section 11(b).

     "Exercise Price" shall have the meaning given thereto in Section 3.

     "Expiration Date" shall mean the first to occur of:

     (i) the first date on or after the payment and satisfaction in full of the Notes (including all accrued and unpaid interest, premium, if any, and principal) and of all obligations of the Corporations under the Purchase Agreement in respect of the Notes, including the payment of all Costs and Expenses (the "Note Payment Date"), when all of the following conditions shall have been satisfied:

          (A) the Issuer shall have duly executed and delivered to the Holders a Warrant Agreement in the form of Exhibit C hereto (a "Share Warrant Agreement") providing for the issuance upon exercise of all Warrants to be issued pursuant thereto ("Share Warrants") of that number of Warrant Shares as would have been issuable in the aggregate to all Holders hereunder if all Warrants outstanding hereunder on the Note Payment Date had been exercised in full on such date; and

          (B) delivery to each Holder hereunder of a Share Warrant certificate in the form of Exhibit A to the Share Warrant Agreement for such Holder's applicable share of the aggregate number of Share Warrants issuable pursuant to the Share Warrant Agreement as provided in clause (A) above; and

     (ii) May 19, 2009 or, if such day is not a Business Day, the next succeeding Business Day.

     "Fully-Diluted Common Stock" shall have the meaning given thereto in
Section 2(b).

     "Market Price" of Common Stock shall mean the average of the daily market prices of Common Stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The market price for each such business day shall be the average of the closing sales prices on such day of the Common Stock on the principal domestic stock exchange on which the Common Stock is then listed, or if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if the Common Stock shall not be so listed, the closing sales price in the NASDAQ System on such day, or if there shall have been no sales in the NASDAQ System on such day, the average of the highest bid and lowest asked prices on the NASDAQ System on such day, or if the Common Stock shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Common Stock is listed on any domestic exchange the term "business days" as used in this paragraph shall mean business days on which such exchange is open for trading.

     If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Issuer (giving due regard to any recent sales or valuations of Common Stock) or, if the holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination, as determined by appraisal pursuant to the following paragraph of this definition; provided, that if any valuation or appraisal has been made of the Issuer or its Common Stock for any reason within six months prior to any date as of which the Market Price is to be determined hereunder, then the Holders shall be entitled, at their option, to rely on such appraisal and such valuation or appraisal shall be binding on the Issuer unless any event shall have occurred since the date of such valuation or appraisal which, in the reasonable opinion of the Holders of a majority of the Warrants, manifestly affects the continued validity of such appraisal.

     If the Holders of a majority of the Warrants shall object to the determination of Market Price made by the Issuer's Board of Directors pursuant to the preceding paragraph, then Market Price shall be determined as of the end of the most recent complete fiscal quarter of the Issuer ended prior to the date of determination (taking into account actual performance subsequent thereto and projections for future periods), and shall be determined by appraisal as follows: Within fifteen (15) days after receipt by the Issuer of notice that an appraisal is desired, the Issuer and the Holders of a majority of the Warrants shall jointly appoint an appraiser for the purpose of determining Market Price. Such appraiser shall be an investment banking or advisory firm with experience in valuing companies of a comparable size, and in a comparable industry, as the Issuer, which investment banking or advisory firm shall be either a firm of recognized national standing or a regional firm of good national reputation. If there shall be a dispute as to the selection of such appraiser, then the appraiser shall be appointed by the American Arbitration Association upon application by the Issuer or the Holders of a majority of the Warrants. The Issuer and the Holders of a majority of the Warrants shall be afforded reasonable opportunities to discuss the appraisal with such appraiser. The determination of Market Price by such appraiser shall be final and binding upon the Issuer and the Holders of Warrants. The fees and expenses of the appraiser and, if any, of the American Arbitration Association, shall be borne by the Issuer unless the determination of Market Price by such appraiser is the same as the determination of Market Price made by the Board of Directors (or less favorable to the Holders), in which case the fees and expenses of such appraiser shall be borne equally by the Issuer and the Holders of Warrants.

     "Options" shall mean any warrants (including the Warrants), options (including options granted pursuant to any stock option plan), agreements or other rights to subscribe for or to purchase, directly or indirectly, shares of Common Stock (whether or not such warrants, options or other rights are immediately exercisable or are "in the money"). Options shall include any warrants, options or other agreements or rights to subscribe for or to purchase, directly or indirectly, Convertible Securities or other Options (whether or not such warrants, options or other rights are immediately exercisable or are "in the money") and agreements or plans under which the Issuer may issue Common Stock, Options or Convertible Securities in exchange for services of any kind, whether to be rendered by an employee, consultant, individual, entity or third party of any kind.

     "Securities Act" shall have the meaning given thereto in Section 11(b).

     "Warrant" shall mean a Warrant certificate, in the form of Exhibit A hereto, and shall also mean the right upon exercise thereof to acquire one Warrant Share.

     "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 655 Montgomery Street, San Francisco, CA 94111. The Warrant Office may be changed by the Issuer pursuant to notice in writing to the registered Holders of the Warrants.

     "Warrant Register" shall mean the register, in the form of Exhibit B hereto, maintained by the Issuer at the Warrant Office.

     "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of the Warrants, and any other Common Stock, Convertible Securities, capital stock, equity interest, or other securities issuable or issued in respect of Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(b).

     SECTION 2. Issuance of Warrants.

     (a) The Issuer will issue to the Holders on the Closing Date, in exchange for payment of the purchase price for the "Common Warrants" specified in Section
2.2 of the Purchase Agreement, Warrants to purchase that number of shares of Common Stock representing in the aggregate three and three quarters percent (3.75%) of the Issuer's Fully-Diluted Common Stock (as defined below) at the time of exercise (the "Aggregate Warrant Percentage"). The

Warrants purchased by each Holder are set forth on Exhibit B attached hereto. The Warrants shall be exercisable at any time after the Closing Date until 5:00 P.M. (local time at the Warrant Office) on the Expiration Date.

     (b) The Issuer's "Fully-Diluted Common Stock" at any time of determination shall mean the sum of (A) the number of shares of Common Stock issued and outstanding at such time, plus (B) the number of shares of Common Stock issuable upon exercise of all outstanding Options (including the Warrants) and conversion or exchange of all Convertible Securities issued and outstanding at such time (provided that if any such shares qualify as both Options and Convertible Securities, they shall be counted only once), plus (C) the number of shares of Common Stock which the Issuer is otherwise obligated or potentially obligated to issue under any agreement, understanding or arrangement or otherwise. Where any Convertible Security does not indicate a specific or fixed number of shares of Common Stock to be issued thereunder or in connection therewith, the number of shares of Common Stock issuable thereunder or in connection therewith for purposes of calculating Fully-Diluted Common Stock shall equal the greater of
(I) the maximum number of shares of Common Stock described as issuable thereunder or in connection therewith or (II) such number of shares of Common Stock as would represent any profit sharing, liquidation preference amount, appreciation right, share or percentage of the Issuer's value as if such Convertible Security was converted (at the then-applicable Market Price if no conversion price is otherwise provided in such Convertible Security) into shares of Common Stock. Fully-Diluted Common Stock shall not include any shares owned or held by or for the account of the Issuer or any Subsidiary.

     SECTION 3. Exercise Price. At any time of determination, the price (the "Exercise Price") at which a Holder may purchase each Warrant Share issuable upon exercise of such Holder's Warrants shall be determined as follows:

     (A) as to that number of Warrant Shares as shall represent up to such Holder's Adjusted Warrant Percentage of the Issuer's shares of Common Stock outstanding at such time of determination, the Exercise Price shall be equal to $0.40; and

     (B) as to that number of Warrant Shares as shall represent up to such Holder's Adjusted Warrant Percentage of the Issuer's shares of Common Stock issuable upon exercise, exchange or conversion of all Options and Convertible Securities outstanding at such time of determination, the Exercise Price shall be equal to the lower of (x) the weighted average exercise, exchange or conversion price of all such Options and Convertible Securities on the Closing Date (which the Issuer hereby represents is $2.3983) and (y) the weighted average exercise, exchange or conversion price of all such Options and Convertible Securities on the date of exercise; provided, however, that (1) if the exercise price of any Options which are outstanding on the Closing Date ("Repriced Options") is reduced to an amount which is less than the then applicable Warrant Exercise Price determined in accordance with the foregoing provisions of this clause (B), then the Exercise Price for the Warrant Shares referred to in this clause (B) shall be reduced to such lower exercise price applicable to such Repriced Options, and
          (2) if Options or Convertible Securities are issued after the Closing Date

          ("New Rights") having an exercise or conversion price which is less than the then applicable Warrant Exercise Price determined in accordance with the foregoing provisions of this clause (B), then the Exercise Price for the Applicable Portion of the Warrant Shares referred to in this clause (B) shall be reduced to such lower exercise or conversion price applicable to such New Rights.

     The Issuer hereby represents that 6,595,242 shares of its Common Stock are issuable upon exercise, exchange or conversion of all Options and Convertible Securities outstanding on the Closing Date, and that the weighted average exercise, exchange or conversion price thereof as of the Closing Date is $2.3983.

     For purposes of this Section 3, a Holder's "Adjusted Warrant Percentage" shall mean, as of any time of determination, the percentage of the Issuer's Fully-Diluted Common Stock issuable at such time pursuant to such Holder's Warrants. A Holder's Adjusted Warrant Percentage shall initially be the Warrant Percentage indicated for such Holder on Exhibit B hereto and shall be reduced upon each exercise of less than all of such Holder's Warrants by the portion of such Holder's Warrants exercised at such time. For example, if one third of a Holder's Warrants are exercised at the same time and there have been no prior exercises by such Holder, then such Holder's Adjusted Warrant Percentage would be two-thirds of such Holder's initial Warrant Percentage.

     For purposes of clause (B) of this Section 3, the "Applicable Portion" of each issuance of New Rights shall be the quotient of (x) the number of shares of Common Stock issuable upon exercise or conversion of all New Rights issued in such issuance divided by (y) the number of shares of Common Stock issuable upon exercise or conversion of all Options (other than the Warrants) and Convertible Securities outstanding at the time of such issuance.

     SECTION 4. Exercise of Warrants.

     (a) The rights represented by any Warrant issued pursuant hereto may be exercised by the Holder thereof, in whole or in part, by delivering to the Warrant Office:

          (i) the Warrant, together with a properly completed Election to Purchase in the form attached thereto;

          (ii) at the Holder's option, either (A) a check or bank draft in the amount of the aggregate Exercise Price for the shares of Common Stock to be purchased, (B) any promissory notes or debt securities of the Issuer or the Company (including Notes) that may have been issued to the Holder thereof, so that amounts outstanding thereunder may be offset against the aggregate Exercise Price for the shares of Common Stock to be purchased, or (C) Common Stock, preferred stock, Warrants or other securities of the Issuer having a Market Price equal to the aggregate Exercise Price for the shares of Common Stock to be purchased. For purposes of this Section 4: (I) the Market Price per share of Common Stock at any time shall be determined in accordance with the definition of Market Price, (II) the Market Price per Warrant at any time shall be the Market Price per share of Common Stock minus the Exercise Price then in effect, and
     (III) the Market Price of other securities shall be as reasonably determined by the Issuer's Board of Directors in accordance with the principles set forth in the definition of Market Price; and

          (iii) any representations or documents or information from the Holder of the Warrants that the Issuer may reasonably require in order to comply with the requirements of the Securities Act with respect of such issuance and in order to comply with the provisions of Section 8 of this Agreement.

Upon such exercise the Issuer shall issue and deliver to or to the order of the registered Holder(s) of such Warrant, and in such name or names as such registered Holder(s) may designate, one or more stock certificate(s) for the Warrant Shares to be issued upon such exercise of such Warrant. Any person(s) so designated to be named therein shall be deemed to have become the Holder(s) of record of such Warrant Shares as of the date of delivery to the Issuer at the Warrant Office of the Warrant and the Exercise Price therefor as provided in clauses (i) and (ii) above.

     (b) If a Warrant is exercised in part at any time, a new Warrant or Warrants shall be issued for the unexercised portion of such Warrant. Each new Warrant so issued shall bear any legend required by Section 11.3 of the Purchase Agreement, if the Warrant presented in connection with a partial exercise thereof bore such legend. All Warrants surrendered upon exercise shall be canceled.

     (c) The Issuer will pay all taxes (other than any applicable income or similar taxes payable by the Holders) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant or any certificate for Warrant Shares in a name other than that of the registered Holder of the Warrant surrendered for exercise.

     SECTION 5. Registration, Transfer and Exchange of Certificates.

     (a) The Issuer shall maintain at the Warrant Office a Warrant Register for registration of the Warrants and transfers thereof. The Issuer may deem and treat the registered Holder(s) of the Warrants as the absolute owner(s) thereof for the purpose of any exercise thereof or any distribution to the Holder(s) thereof, and for all other purposes.

     (b) The Issuer shall register the transfer of any outstanding Warrant in the Warrant Register upon surrender to the Issuer at the Warrant Office of such Warrant, accompanied (if so required by it) by one or more duly executed instruments of transfer in form satisfactory to the Issuer. Upon any such registration of transfer, one or more new Warrant(s) evidencing such transferred Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled. If less than all of a surrendered Warrant is to be transferred, new Warrant(s) shall be issued to the surrendering Holder evidencing the remaining balance of the surrendered Warrant.

     (c) Each Warrant may, at the option of the Holder(s) thereof, be surrendered to the Issuer at the Warrant Office to be exchanged for one or more new Warrants of like tenor and exercisable in the aggregate for a like number of Warrant Shares. Warrants surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 11 or 12 of the Purchase Agreement, each Warrant issued upon transfer or exchange shall bear any legend required by Section 11.3 of the Purchase Agreement if the Warrant presented for transfer or exchange bore such legend.

     SECTION 6. Mutilated or Missing Warrant. If any Warrant is mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing rights to acquire an equivalent share in the Issuer, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all reasonable charges associated with any stamp, tax or other governmental duty that may be imposed in relation thereto shall be borne by the Holder of such Warrant. Each Warrant issued in any such substitution shall bear any legend required by
Section 11.3 of the Purchase Agreement if the Warrant for which such substitution was made bore such legend.

     SECTION 7. Reservation and Issuance of Warrant Shares.

     (a) The Issuer will at all times have authorized, and reserve and keep available, free from pre-emptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the aggregate number of Warrant Shares issuable upon exercise of all outstanding Warrants.

     (b) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Issuer.

     SECTION 8. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to issue Warrant Shares upon exercise of the Warrants, and otherwise to perform its obligations hereunder, and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchange, if any, on which shares of the Common Stock of the Issuer are then listed.

     SECTION 9. Additional Anti-Dilution Provisions.

     (a) Payments to Holders in Connection with Certain Dividends. In the event that the Issuer declares a stock split, stock dividend, or dividend of any kind, whether in cash, securities or other property, upon the Common Stock (including any dividend payable in Common Stock, Options or Convertible Securities), then, at the option of each Holder of Warrants:

          (i) lawful and adequate provisions shall be made whereby the Issuer shall maintain in reserve and available such dividend property, and such Holder shall thereafter have the right to purchase and/or receive, as the case may be, upon exercise of its Warrants (on the terms and conditions specified in this Agreement, and in addition to the Warrant Shares purchasable by such Holder immediately prior to the declaration of such dividend), such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of Warrant Shares purchasable by such Holder immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property; or

          (ii) the Exercise Price of such Holder's Warrants shall be reduced by the per share amount of such dividend.

     (b) Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Capital Stock of the Issuer, or any consolidation or merger of the Issuer with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then the following provisions shall also apply:

          (i) as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 9(b), lawful and adequate provisions shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of his or its Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares receivable upon exercise of a Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of a Warrant;

          (ii) the Issuer shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of the Issuer, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive. Upon written request by the Holder of any Warrant such successor corporation will issue a new Warrant revised to reflect the modifications in this Agreement effected pursuant to this
     Section 9(b); and

          (iii) if a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Issuer, the Issuer shall not effect any consolidation, merger or sale with the person, firm or corporation having made such offer or with any affiliate of such person, firm or corporation, unless prior to the consummation of such consolidation, merger or sale each Holder of a Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of his or its Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Issuer or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

     (c) Notice of Adjustment. Within three (3) Business Days after any Holder shall request the same, but in any event within thirty (30) after the end of each fiscal quarter including the fourth quarter (and without the need for any request therefor), the Issuer shall deliver to each Holder a certificate signed by its President, Vice President, Treasurer or Secretary setting forth the adjusted number of Warrant Shares issuable upon exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of any change in the rights of the Holders occurring by reason of events specified in this Agreement, or setting forth the adjusted Exercise Price, as the case may be, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, including a statement of the consideration received or to be received by the Issuer for, and the amount of, any Common Stock, Options and Convertible Securities issued since the last such certificate delivered pursuant hereto (or since the Closing Date in the case of the first such certificate).

     (d) Disputes. In the event that there is any dispute as to the computation of the number of Warrant Shares required to be issued upon exercise of Warrants or as to the computation of the Exercise Price (in which the Holders of a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants shall join), the Holders will retain an independent and nationally recognized accounting firm to conduct, at the Issuer's expense, an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the Holders and the Issuer. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants if willing, otherwise the American Arbitration

Association, upon application by the Issuer or the Holders of a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants, with notice to the others. The fees and expenses of such accounting firm and, if any, the American Institute of Certified Public Accountants or the American Arbitration Association (as applicable), shall be borne by the Issuer unless the computation by such accounting firm of such number of Warrant Shares or Exercise Price is the same as the computations thereof made by the Issuer (or less favorable to the Holders), in which case the fees and expenses of such accounting firm shall be borne equally by the Issuer and the Holders of Warrants.

     (e) Securities other than Common Stock. If at any time, as a result of an adjustment made pursuant to this Section 9, the Holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Issuer other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other securities.

     SECTION 10. Notices to Warrant Holders. In case at any time the Issuer proposes:

          (a) to declare a cash dividend upon Common Stock;

          (b) to declare or pay, or set apart any funds for the payment of, any dividends on any shares of its Common Stock or make any other Distribution (as defined in the Purchase Agreement) to the holders of its Common Stock;

          (c) to apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of its shares of Common Stock or in respect of any Options or Convertible Securities exercisable or exchangeable for or convertible into shares of Common Stock, whether now or hereafter outstanding;

          (d) to issue any shares of capital stock, Options or Convertible Securities (except pursuant to the exercise of Warrants or Options or the conversion or exchange of Convertible Securities in accordance with their terms);

          (e) to offer for subscription pro rata to the holders of any of its capital stock or Convertible Securities any additional shares of stock of any class or other rights;

          (f) to effect any capital reorganization, or reclassification of the Capital Stock of the Issuer, or consolidation or merger of the Issuer with another Person, or sale or other disposition of greater than 25% of the net value of its assets; or

          (g) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Issuer, then, in any one or more of said cases, the Issuer shall give the Holder of any Warrant (i) at least 10 Business Days' (but not more than 90 days') prior written notice of the date on which the books of the Issuer shall close or a record shall be taken for such dividend, redemption, Distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 Business Days' (but not more than 90 days') prior written notice of the date when the same shall take place (provided, however, that, (1) in the case of clause (d) above, an issuance of securities which has been approved by the Issuer's Board of Directors pursuant to a stock option plan or stock incentive plan of the Issuer shall not require any prior written notice to the Holders, provided that the Issuer includes information as to such issuance in the next succeeding officer's certificate delivered to the Holders pursuant to Section 9(c) hereof, and (2) in the case of any other issuance referred to in clause (d) above, no more than 5 Business Day's prior written notice of such issuance need be given to the Holders). Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, redemption, Distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. The failure to give the notice required by this
Section 10 or any defect therein shall not affect the legality or validity of any Distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 11. Securities Law Matters; Transfers; Rule 144 and Rule 144A Covenants.

     (a) The provisions of Section 11 (Securities Law Matters) and 12 (Transfers) of the Purchase Agreement are hereby incorporated by reference herein as if set forth in full herein.

     (b) With a view to making available certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of Warrants and Warrant Shares without registration, the Issuer agrees that at any time when its securities are registered under that Securities and Exchange Act of 1934 (the "Exchange Act") that it will:

          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor provision thereto;

          (ii) so long as Rule 144A is available to the Holders, make and keep available the information specified in Rule 144A(d)(4) under the Securities Act or any successor provision thereto;

          (iii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Exchange Act; and

          (iv) furnish to each Holder upon request a written statement by the Issuer as to its compliance with the information or reporting requirements of Rule 144 and Rule 144A or any successor provision thereto, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Issuer filed with the Commission.

     SECTION 12. Registration Rights. The provisions of Section 3.5 and Exhibit E-1 of the Purchase Agreement (Registration Rights) are hereby incorporated by reference herein as if set forth in full herein.

     SECTION 13. Covenants of Issuer. So long as any Holder shall hold a Warrant or any Warrant Shares, the Issuer shall abide by all of the covenants and agreements set forth in the Purchase Agreement, provided, however, that upon full and complete payment of the Notes and all other amounts due under the Purchase Agreement in respect of the Notes, the following sections of the Purchase Agreement shall be terminated and have no further force or effect after such repayment: Sections 3.1 through 3.4, 6.3(e), 6.4 through 6.6, 6.8(a) and
(b), 6.10, 6.11, 6.13, 6.14, 7.1 through 7.7, 7.9(a), 7.11, 7.12, 7.15 through
7.19, 9.1 and 9.2. All other provisions of the Purchase Agreement shall survive such repayment, provided, however, that after such repayment (i) the inspections referred to in Section 6.2 of the Purchase Agreement shall be at the Holders' expense and shall be limited to no more than two in any fiscal year, and (ii) the provisions of Section 6.12 of the Purchase Agreement shall continue in full force and effect until the third anniversary of such repayment. In connection with the Holders' continuing right to receive financial information pursuant to
Section 6.1 of the Purchase Agreement and certain other information pursuant to
Section 6.7 of the Purchase Agreement, the Holders agree to continue to abide by the confidentiality provisions contained in the last paragraph of Section 6.1 of the Purchase Agreement. No termination of any covenant, representation, warranty, or other provision of the Purchase Agreement or any other Purchaser Document, whether after the repayment of the Notes or otherwise, shall in any way suspend, eliminate or nullify the right of any holder of Warrants to pursue rights and remedies arising out of a breach or default which occurred prior to the date of termination, whether known or unknown as of such date. So long as any Holder shall hold a Warrant or any Warrant Shares, the Issuer shall not, without the prior written consent of the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants, enter into any agreement with any holder or prospective holder of any securities of the Issuer which would allow such holder or prospective holder to include such securities in any registration referred to in Section 12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the number of Warrant Shares which are included.

     SECTION 14. Effectiveness of Certain Provisions of the Purchase Agreement. Any Holder (whether or not such Holder also holds Notes) shall be deemed a "Purchaser" under, and as that term is defined in, the Purchase Agreement.

     SECTION 15. Amendments and Waivers. Any provision of this Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants; provided, that the Exercise Price may not be increased, the percentage of the Issuer's Fully-Diluted Common Stock issuable upon exercise of the Warrants may not be reduced, the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of each Holder which would be affected thereby.

     SECTION 16. Provisions of Other Agreements. Whenever the Purchase Agreement or any provision thereof is referred to herein or in any instrument furnished hereunder as expressing or constituting a covenant, term, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) any such provision shall be regarded as though incorporated herein or therein at length, (b) except as otherwise provided herein or in such instrument the terms used in such agreement or the provision thereof referred to shall have the meanings set forth in such agreement, and (c) any covenant or other provision incorporated herein by reference from such agreement shall continue in effect for the benefit of the Holders so long as this Agreement shall remain in effect. Except as otherwise specifically provided herein, and except for amendments or modifications to which the Holders consent in writing in accordance with Section 15, no modification of or amendment to, or waiver or termination of, any provision of any of said agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, or termination of said agreement, shall modify, amend, waive, terminate or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

     SECTION 17. Specific Performance. The Holders of the Warrants and/or Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Agreement. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Agreement by the Holders.

     SECTION 18. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, either (a) three (3) Business Days after deposited in the United States certified mail, return receipt requested, with postage prepaid, or (b) one (1) Business Day after delivery to a nationally recognized courier, designated for overnight delivery with all fees prepaid, in either case addressed to the Issuer at the Warrant Office, Attn: Chief Executive Officer, and to the Holders at their respective addresses set forth on the Warrant Register, or to such other address as any of them shall specify in writing to the others. The Issuer shall cause the Warrant Register to contain current addresses for each of the Holders.

     SECTION 19. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Issuer, its successors and assigns, the Holders and the registered Holders from time to time of the Warrants and the Warrant Shares.

     SECTION 20. Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants or Warrant Shares shall be outstanding, except that the provisions of Sections 15 (Amendments and Waivers), 17 (Specific Performance), 18 (Notices), 19 (Binding Effect; Assignability), 20 (Termination) and 22 (Governing Law) shall continue in full force and effect after such termination.

     SECTION 21. Counterparts. This Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 22. Governing Law. This Agreement and each Warrant shall be governed by and construed in accordance with the laws of the State of New York.

      [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement of U.S. Home & Garden Inc. to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                    Issuer:

                                    U.S. HOME & GARDEN INC.


                                    By: _____________________________________
                                        Name/Title:


                                    Holders:

                                    LEG PARTNERS III SBIC, L.P.
                                    by Golub PS-GP, LLC, its general partner


                                    By: _____________________________________
                                        Gregory W. Cashman, Vice President


                                    LEG CO-INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Authorized Signatory


                                    555 MADISON INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Manager

                                                                       EXHIBIT A
                                                            TO WARRANT AGREEMENT

                                [FORM OF WARRANT]

THIS WARRANT AND THE UNDERLYING SHARES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THIS WARRANT AND THE UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED AS OF NOVEMBER 15, 2001 BETWEEN THE ISSUER AND THE INITIAL HOLDERS OF THE WARRANTS THEREIN NAMED, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                     WARRANT

                           to Purchase Common Stock of

                             U.S. HOME & GARDEN INC.


No. W-                                                        ____________, 20__

     This Warrant certifies that , or registered assigns, is the registered holder of a warrant (the "Warrant") to purchase from U.S. HOME & GARDEN INC., a Delaware corporation (the "Issuer"), up to that number of shares of the Issuer's Common Stock, $.001 par value ("Common Stock"), as shall represent _____% of the Issuer's "Fully-Diluted Common Stock" (as defined in the Warrant Agreement referred to below) at the time of exercise of this Warrant. The number of shares (the "Warrant Shares") issuable upon exercise of this Warrant shall be calculated in accordance with the Warrant Agreement. This Warrant may be exercised at any time prior to 5:00 P.M., local time of the Warrant Office, on the Expiration Date (as defined in the Warrant Agreement), by surrender of this Warrant, execution and delivery of an Election to Purchase in the form attached hereto and payment of the Exercise Price at the office of the Issuer at 655 Montgomery Street, San Francisco CA 94111, or such other address as the Issuer may specify in writing to the registered holder of this Warrant (the "Warrant Office").

     The aggregate Exercise Price for the shares of Common Stock being purchased may be paid by delivery of either (i) a certified check or bank draft or (ii) certain stock, notes or securities of the Issuer or the Company, all as provided in Section 4(a) of the Warrant Agreement.

     The Issuer may deem and treat the registered holder(s) of this Warrant as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     This Warrant is one of the Warrants referred to in the Warrant Agreement dated as of November 15, 2001 between the Issuer and the initial Holders named therein (the "Warrant Agreement"). The Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of the Issuer and the Holder. Unless otherwise defined herein, all capitalized terms used in this Warrant have the meanings assigned to them in or pursuant to the Warrant Agreement.

     IN WITNESS WHEREOF, the Issuer has caused this Warrant to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                            U.S. HOME & GARDEN INC.


                                            By: _____________________________
                                                Name:
                                                Title:


(CORPORATE SEAL)

ATTEST:

_____________________________
                  , Secretary

                                                                         ANNEX I
                                                                      TO WARRANT

                                    [Form of]

                              ELECTION TO PURCHASE

                    [To be executed upon exercise of Warrant]


     The undersigned hereby elects to exercise the right, represented by the attached Warrant of U.S. Home & Garden Inc., a Delaware corporation (the "Issuer"), to purchase _____ shares of Common Stock of the Issuer ("Warrant Shares"), and further elects to pay the aggregate Exercise Price therefor by delivery of [a check or bank draft] [stock, notes or securities of the Issuer or the Company], as provided in Section 4(a) of the Warrant Agreement referred to in the attached Warrant.

     The undersigned requests that a certificate for such Warrant Shares be registered in the name of _______________ whose address is ______________ and that such certificate be delivered to _______________ whose address is
_______________.

     If said number of Warrant Shares is less than all of the Warrant Shares purchasable under the attached Warrant, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of _________________ whose address is and that such Warrant be delivered to __________________ whose address is .



                                    Signature:_________________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


Date:_______________, 20___

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT


                             U.S. HOME & GARDEN INC.

                                Warrant Register


     Warrant                                                           Warrant
 Certificate No.        Name and Address of Holder                   Percentage
 ---------------        --------------------------                   ----------

       W-1        LEG Partners III SBIC, L.P.                          3.6108%
       W-2        LEG Co-Investors, LLC                                0.0342%
       W-3        555 Madison Investors, LLC                           0.1050%
                         555 Madison Avenue, 30th Floor
                         New York, NY 10022
                         Attn: Gregory W. Cashman
                         Telecopier No.:212-750-5505

                                                              TOTAL:   3.7500%
                                                                       ======

                                                                       EXHIBIT C
                                                            TO WARRANT AGREEMENT

                        [Form of Share Warrant Agreement]

                             U.S. HOME & GARDEN INC.

                                WARRANT AGREEMENT

     WARRANT AGREEMENT dated as of ___________, 20__ (1) between U.S. Home & Garden Inc., a Delaware corporation (the "Issuer"), and the holders from time to time of the Warrants referred to herein (the "Holders").

     WHEREAS, the Issuer and the Holders are parties to a Warrant Agreement dated as November 15, 2001 (the "Percentage Warrant Agreement") which provides for the execution and delivery of this Warrant Agreement on the "Expiration Date" as defined in the Percentage Warrant Agreement (the "Percentage Warrant Agreement Expiration Date");

     WHEREAS, the Percentage Warrant Agreement was executed and delivered in connection with the Note and Warrant Purchase, Guaranty and Security Agreement dated as of November 15, 2001 (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among the Holders, the Issuer, the Issuer's wholly-owned subsidiary Easy Gardener, Inc. (the "Company") and the Issuer's other Subsidiaries;

     WHEREAS, the Purchase Agreement provided, among other things, for the issuance and sale to the Holders (which are also "Purchasers" party to such Agreement) of any or all of (i) $5,993,151 principal amount of the Company's 16% Series A Senior Subordinated Notes due November 19, 2007 (the "Series A Notes"),
(ii) $856,164 principal amount of the Company's 14% Series B Senior Subordinated Notes due November 19, 2007 (the "Series B Notes"; and, together with the Series A Notes, the "Notes"), and (iii) the Common Warrants and Preferred Warrants described therein;

     WHEREAS, the "Common Warrants" referred to in the Purchase Agreement were initially the "Warrants" referred to in the Percentage Warrant Agreement (such Warrants, the "Percentage Warrants"), but upon execution and delivery of this Agreement on or after the Percentage Warrant Agreement Expiration Date, the "Common Warrants" referred to in the Purchase Agreement shall be the Warrants referred to herein; and

     WHEREAS, this Agreement shall only become effective on the Percentage Warrant Agreement Expiration Date;

----------
(1) Insert the Percentage Warrant Agreement Expiration Date. References in this Agreement to "the date hereof" refer to the date of the execution and delivery of this Warrant Agreement, which shall be the Percentage Warrant Agreement Expiration Date. References in the footnotes below to the "Adjusted Warrant Percentage" shall have the meaning given thereto in the Percentage Warrant Agreement.

     NOW, THEREFORE, in consideration of the premises the Issuer and the Holders agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein which are defined in the Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Purchase Agreement; and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

     "Agreement" or "Warrant Agreement" shall mean this Warrant Agreement, together with all Exhibits hereto, as may be amended, modified or supplemented from time to time with the consent of the Holders in accordance with Section 15, and shall include all provisions incorporated herein by reference from the Purchase Agreement, which incorporated provisions shall continue in full force and effect for the benefit of the Holders as originally in effect unless modified with the consent of the Holders in accordance with Section 15.

     "Commission" shall have the meaning given thereto in Section 11(b).

     "Common Stock" shall mean the Issuer's Common Stock, $.001 par value.

     "Convertible Securities" shall mean (a) any stock, notes or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock (whether or not such right to convert or exchange is immediately exercisable or is "in the money"), (b) any other security, note or agreement which provides the holder thereof with a payment, repayment amount, appreciation right or liquidation preference (i) calculated by reference to, or arising from, the value of the Issuer upon a sale, merger, recapitalization or similar event, or (ii) based upon the value, whether market or appraisal, of the Common Stock, and (c) any agreement to issue shares of Common Stock or issue or enter into such other stock, notes, securities or agreements described in the foregoing clauses (a) or (b).

     "Exchange Act" shall have the meaning given thereto in Section 11(b).

     "Exercise Price" shall have the meaning given thereto in Section 3.

     "Expiration Date" shall mean May 19, 2009 or, if such day is not a Business Day, the next succeeding Business Day.

     "Market Price" of Common Stock shall mean the average of the daily market prices of Common Stock over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The market price for each such business day shall be the average of the closing sales prices on such day of the Common Stock on the principal domestic stock exchange on which the Common Stock is then listed, or if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if the Common Stock shall not be so listed, the average of the closing sales prices in the NASDAQ System on such day, or if there shall have been no sales in the NASDAQ System on such day, the average of the highest bid and lowest asked prices on the NASDAQ System on such day, or if the Common Stock shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Common Stock is listed on any domestic exchange the term "business days" as used in this paragraph shall mean business days on which such exchange is open for trading.

     If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Issuer (giving due regard to any recent sales or valuations of Common Stock) or, if the holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination, as determined by appraisal pursuant to the following paragraph of this definition; provided, that if any valuation or appraisal has been made of the Issuer or its Common Stock for any reason within six months prior to any date as of which the Market Price is to be determined hereunder, then the Holders shall be entitled, at their option, to rely on such appraisal and such valuation or appraisal shall be binding on the Issuer unless any event shall have occurred since the date of such valuation or appraisal which, in the reasonable opinion of the Holders of a majority of the Warrants, manifestly affects the continued validity of such appraisal.

     If the Holders of a majority of the Warrants shall object to the determination of Market Price made by the Issuer's Board of Directors pursuant to the preceding paragraph, then Market Price shall be determined as of the end of the most recent complete fiscal quarter of the Issuer ended prior to the date of determination (taking into account actual performance subsequent thereto and projections for future periods), and shall be determined by appraisal as follows: Within fifteen (15) days after receipt by the Issuer of notice that an appraisal is desired, the Issuer and the Holders of a majority of the Warrants shall jointly appoint an appraiser for the purpose of determining Market Price. Such appraiser shall be an investment banking or advisory firm with experience in valuing companies of a comparable size, and in a comparable industry, as the Issuer, which investment banking or advisory firm shall be either a firm of recognized national standing or a regional firm of good national reputation. If there shall be a dispute as to the selection of such appraiser, then the appraiser shall be appointed by the American Arbitration Association upon application by the Issuer or the Holders of a majority of the Warrants. The Issuer and the Holders of a majority of the Warrants shall be afforded reasonable opportunities to discuss the appraisal with such appraiser. The determination of Market Price by such appraiser shall be final and binding upon the Issuer and the Holders of Warrants. The fees and expenses of the appraiser and, if any, of the American Arbitration Association, shall be borne by the Issuer unless the determination of Market Price by such appraiser is the same as the determination of Market Price made by the Board of Directors (or less favorable to the Holders), in which case the fees and expenses of such appraiser shall be borne equally by the Issuer and the Holders of Warrants.

     "Options" shall mean any warrants (including the Warrants), options (including options granted pursuant to any stock option plan), agreements or other rights to subscribe for or to purchase, directly or indirectly, shares of Common Stock (whether or not such warrants, options or other rights are immediately exercisable or are "in the money"). Options shall include any warrants, options or other agreements or rights to subscribe for or to purchase, directly or indirectly, Convertible Securities or other Options (whether or not such warrants, options or other rights are immediately exercisable or are "in the money") and agreements or plans under which the Issuer may issue Common Stock, Options or Convertible Securities in exchange for services of any kind, whether to be rendered by an employee, consultant, individual, entity or third party of any kind.

     "Securities Act" shall have the meaning given thereto in Section 11(b).

     "Warrant" shall mean a Warrant certificate, in the form of Exhibit A hereto, and shall also mean the right upon exercise thereof to acquire one Warrant Share.

     "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 655 Montgomery Street, San Francisco, CA 94111. The Warrant Office may be changed by the Issuer pursuant to notice in writing to the registered Holders of the Warrants.

     "Warrant Register" shall mean the register, in the form of Exhibit B hereto, maintained by the Issuer at the Warrant Office.

     "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of the Warrants, and any other Common Stock, Convertible Securities, capital stock, equity interest, or other securities issuable or issued in respect of Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(f).

     SECTION 2A. Representations and Warranties. The Issuer hereby represents and warrants as follows:

          (a) the Issuer's Capital Stock consists of ___________ shares of Common Stock and __________ shares of Preferred Stock, $.001 par value, all of which shares have been duly authorized;

          (b) of such authorized shares of Common Stock, ________ shares of Common Stock have been duly issued and are fully paid and nonassessable and outstanding;

          (c) the Warrant Shares issuable to the Holders upon exercise of the Warrants would, if issued on the date hereof, represent C.CC%(2) of the sum of (i) ________ shares, being the number of shares of Common Stock outstanding on the date hereof, plus (ii)

----------
(2) Insert the aggregate percentage of fully-diluted Common Stock represented by the Percentage Warrants outstanding on the Percentage Warrant Expiration Date.

     _______ shares, being the number of shares issuable upon exercise of all Options (other than the Warrants) and conversion of all Convertible Securities which will be outstanding immediately after issuance of the Warrants, plus (iii) XXXXX shares, being the number of Warrant Shares;

          (d) other than the Warrants and any Options or Convertible Securities taken into account in determining the number of shares referred to in
     Section 2A(c)(ii) above, there are no outstanding Options or Convertible Securities or obligations to issue any Options or Convertible Securities; and

          (e) Schedule 2A(e) hereto correctly sets forth the outstanding Capital Stock of the Issuer, including Common Stock issuable upon exercise of Options or conversion or exchange of Convertible Securities.

     SECTION 2B. Issuance of Warrants. The Issuer will issue to the Holders on the Percentage Warrant Agreement Expiration Date, simultaneously with expiration of the Percentage Warrant Agreement, Warrants to purchase XXXXX shares of Common Stock, subject to adjustment as provided in Section 9. The Warrants shall be exercisable at any time after the Closing Date until 5:00 P.M. (local time at the Warrant Office) on the Expiration Date.

     SECTION 3. Exercise Price. The price (the "Exercise Price") at which a Holder may purchase each Warrant Share issuable upon exercise of such Holder's Warrants shall be determined as follows, provided that such Exercise Price shall be subject to adjustment as provided in Section 9(e):

     (A) as to an aggregate of ________ (3) Warrant Shares (being the Warrant Shares referred to in Section 3(A) of the Percentage Warrant Agreement), the Exercise Price shall be equal to _________ (4); and

     (B) as to an aggregate of ________ (5) Warrant Shares (being the Warrant Shares referred to in Section 3(B) of the Percentage Warrant Agreement), the Exercise Price(s) shall be as follows:(6)

----------
(3) Insert that number of Warrant Shares that equals the product of (i) the sum of the Adjusted Warrant Percentages of all Holders, times (ii) the number of shares of Common Stock outstanding on the Percentage Warrant Agreement Expiration Date.

(4) Insert the exercise price which was applicable pursuant to Section 3(A) of the Percentage Warrant Agreement on the Percentage Warrant Agreement Expiration Date.

(5) Insert that number of Warrant Shares that equals the product of (i) the sum of the Adjusted Warrant Percentages of all Holders, times (ii) the number of shares of Common Stock issuable upon exercise, exchange or conversion of all Options and Convertible Securities outstanding on the Percentage Warrant Agreement Expiration Date. The sum of the number of Warrant Shares referred to in this clause (B) and the number of Warrant Shares referred to in clause (A) above shall be XXXXX Warrant Shares, being the number of Warrant Shares referred to in Section 2A(c)(iii) above.

(6) Insert the exercise price(s) which were applicable pursuant to Section 3(B) of the Percentage Warrant Agreement on the Percentage Warrant Agreement Expiration Date.

          Number of Warrant Shares                    Exercise Price
          ------------------------                    --------------

              ________________                          ___________

              ________________                          ___________

     SECTION 4. Exercise of Warrants.

     (a) The rights represented by any Warrant issued pursuant hereto may be exercised by the Holder thereof, in whole or in part, by delivering to the Warrant Office:

          (i) the Warrant, together with a properly completed Election to Purchase in the form attached thereto;

          (ii) at the Holder's option, either (A) a check or bank draft in the amount of the aggregate Exercise Price for the shares of Common Stock to be purchased, (B) any promissory notes or debt securities of the Issuer or the Company that may have been issued to the Holder thereof, so that amounts outstanding thereunder may be offset against the aggregate Exercise Price for the shares of Common Stock to be purchased, or (C) Common Stock, preferred stock, Warrants or other securities of the Issuer having a Market Price equal to the aggregate Exercise Price for the shares of Common Stock to be purchased. For purposes of this Section 4: (I) the Market Price per share of Common Stock at any time shall be determined in accordance with the definition of Market Price, (II) the Market Price per Warrant at any time shall be the Market Price per share of Common Stock minus the Exercise Price then in effect, and (III) the Market Price of other securities shall be as reasonably determined by the Issuer's Board of Directors in accordance with the principles set forth in the definition of Market Price; and

          (iii) any representations or documents or information from the Holder of the Warrants that the Issuer may reasonably require in order comply with the requirements of the Securities Act with respect of such issuance and in order to comply with the provisions of Section 7(c) of this Agreement.

Upon such exercise the Issuer shall issue and deliver to or to the order of the registered Holder(s) of such Warrant, and in such name or names as such registered Holder(s) may designate, one or more stock certificate(s) for the Warrant Shares to be issued upon such exercise of such Warrant. Any person(s) so designated to be named therein shall be deemed to have become the Holder(s) of record of such Warrant Shares as of the date of delivery to the Issuer at the Warrant Office of the Warrant and the Exercise Price therefor as provided in clauses (i) and (ii) above.

     (b) If a Warrant is exercised in part at any time, a new Warrant or Warrants shall be issued for the unexercised portion of such Warrant. Each new Warrant so issued shall bear any legend required by Section 11.3 of the Purchase Agreement, if the Warrant presented in connection with a partial exercise thereof bore such legend. All Warrants surrendered upon exercise shall be canceled.

     (c) The Issuer will pay all taxes (other than any applicable income or similar taxes payable by the Holders) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided, that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant or any certificate for Warrant Shares in a name other than that of the registered Holder of the Warrant surrendered for exercise.

     SECTION 5. Registration, Transfer and Exchange of Certificates.

     (a) The Issuer shall maintain at the Warrant Office a Warrant Register for registration of the Warrants and transfers thereof. The Issuer may deem and treat the registered Holder(s) of the Warrants as the absolute owner(s) thereof for the purpose of any exercise thereof or any distribution to the Holder(s) thereof, and for all other purposes.

     (b) The Issuer shall register the transfer of any outstanding Warrant in the Warrant Register upon surrender to the Issuer at the Warrant Office of such Warrant, accompanied (if so required by it) by one or more duly executed instruments of transfer in form satisfactory to the Issuer. Upon any such registration of transfer, one or more new Warrant(s) evidencing such transferred Warrant shall be issued to the transferee(s) and the surrendered Warrant shall be canceled. If less than all of a surrendered Warrant is to be transferred, new Warrant(s) shall be issued to the surrendering Holder evidencing the remaining balance of the surrendered Warrant.

     (c) Each Warrant may, at the option of the Holder(s) thereof, be surrendered to the Issuer at the Warrant Office to be exchanged for one or more new Warrants of like tenor and exercisable in the aggregate for a like number of Warrant Shares. Warrants surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 11 or 12 of the Purchase Agreement, each Warrant issued upon transfer or exchange shall bear any legend required by Section 11.3 of the Purchase Agreement if the Warrant presented for transfer or exchange bore such legend.

     SECTION 6. Mutilated or Missing Warrant. If any Warrant is mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing rights to acquire an equivalent share in the Issuer, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all reasonable charges associated with any stamp, tax or other governmental duty that may be imposed in relation thereto shall be borne by the Holder of such Warrant. Each Warrant issued in any such substitution shall bear any legend required by
Section 11.3 of the Purchase Agreement if the Warrant for which such substitution was made bore such legend.

     SECTION 7. Reservation and Issuance of Warrant Shares; Governmental Approvals and Stock Exchange Listings.

     (a) The Issuer will at all times have authorized, and reserve and keep available, free from pre-emptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the aggregate Warrant Shares issuable upon exercise of all outstanding Warrants.

     (b) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Issuer.

     (c) The Issuer will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to issue Warrant Shares upon exercise of the Warrants, and otherwise to perform its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchange, if any, on which shares of the Common Stock of the Issuer are then listed.

     SECTION 8. Dividends and Distributions. In the event that the Issuer declares a stock split, stock dividend, or dividend of any kind, whether in cash, securities or other property, upon the Common Stock (including any dividend payable in Common Stock, Options or Convertible Securities), then, at the option of each Holder of Warrants:

          (i) lawful and adequate provisions shall be made whereby the Issuer shall maintain in reserve and available such dividend property, and such Holder shall thereafter have the right to purchase and/or receive, as the case may be, upon exercise of its Warrants (on the terms and conditions specified in this Agreement, and in addition to the Warrant Shares purchasable by such Holder immediately prior to the declaration of such dividend), such shares of stock, securities or property as are distributable with respect to outstanding shares of Common Stock equal to the number of Warrant Shares purchasable by such Holder immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the number of shares receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such shares of stock, securities or property; or

          (ii) the Exercise Price of such Holder's Warrants shall be reduced by the per share amount of such dividend.

     SECTION 9. Adjustment of Number of Warrant Shares Purchasable and Exercise Price. Prior to the Expiration Date, the number of Warrant Shares purchasable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 9, and the Exercise Price is subject to adjustment as provided in Section 9(e).

     (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares or other securities of the Issuer (other than debt securities covered by Section 8), (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Issuer (other than debt securities covered by Section 8, and other than as a result of a change from par to no par value stock or from no par to par value stock), then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this Section 9(a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

     (b) (i) In the event that the Issuer shall at any time after the date of this Agreement issue any shares of Common Stock

     (excluding shares of Common Stock issued upon the conversion or exchange of Convertible Securities or upon exercise of Options, in each case to the extent provided in the first proviso to Section 9(b)(ii) below, and excluding shares of Common Stock issued upon exercise of the Warrants, and excluding any shares of Common Stock issued under the circumstances contemplated in Section 9(a) above)

without consideration or at a price per share less than the Market Price per share of Common Stock in effect immediately prior to the time of the issuance of such Common Stock (and prior to the time of the public announcement of such issuance) (the "Pre-Event Market Price"), then in each such event (an "Adjustment Event"), the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto (the "Initial Number") shall be adjusted so that the holder of any Warrant exercised shall be entitled to receive the number of shares of Common Stock determined by multiplying the Initial Number by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of additional shares of Common Stock issued for purchase in such Adjustment Event and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus the number of shares of Common Stock which the aggregate issuance price of the total number of shares of Common Stock issued in such Adjustment Event would purchase at the Pre-Event Market Price per share of Common Stock; provided, however, that no such adjustment shall be made for the issuance of shares of Common Stock under the circumstances contemplated in Section 9(f) hereof.

     (ii) In the event that at any time after the date of this Agreement, the Issuer shall in any manner issue or sell any Convertible Securities or grant any Options, and the minimum price per share for which shares of Common Stock are issuable pursuant to such Options or upon conversion or exchange of such Convertible Securities

     (determined by dividing (A) the total amount, if any, received or receivable by the Issuer as consideration for the granting of such Options, or issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Issuer upon the exercise of such Options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable pursuant to such Options or upon the conversion or exchange of the total maximum amount of such Convertible Securities)

shall be less than the Market Price per share of Common Stock in effect immediately prior to the time of the granting of such Options or issuance or sale of such Options or Convertible Securities (and prior to the time of the public announcement of such grant, issuance or sale), then the total maximum number of shares of Common Stock issuable pursuant to such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issued or issuable upon the exercise of such Options shall (as of the date of the granting of such Options or issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued or sold for purposes of Section 9(b)(i) hereof for the minimum price per share as so determined; provided, that, except as provided in the following proviso, no further adjustment of the number of Warrant Shares issuable upon exercise of the Warrants shall be made upon the actual issue of shares of Common Stock so deemed to have been issued, and further provided, that, upon the expiration or termination of any unexercised Options or conversion or exchange privileges for which any adjustment was made pursuant to Section 9(b)(i) and this Section 9(b)(ii) (or if the purchase price provided for in any Option referred to in this Section 9(b)(ii), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in this Section 9(b)(ii), or the rate at which any Convertible Securities referred to in this
Section 9(b)(ii) are convertible into or exchangeable for Common Stock shall change at any time), then the number of Warrant Shares issuable upon exercise of the Warrants shall be readjusted, and shall thereafter be such number as would have prevailed had the number of Warrant Shares issuable upon exercise of the Warrants been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or conversion or exchange privileges (or the revised number of shares subject to such exercise) and (B) the consideration actually received (or receivable, in the case of such revised number of shares subject to such exercise) by the Issuer upon such exercise plus the consideration, if any, actually received by the Issuer for the issuance, sale or grant of all of such Options or Convertible Securities whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made for the issuance, sale or grant of such Options or Convertible Securities.

     (iii) In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, or in the case of the issuance of securities by the Issuer in connection with an acquisition, merger or other business combination, the value of the consideration received for such securities shall be as determined in good faith by the Board of Directors of the Issuer or, if the holders of a majority of the Warrants shall, in the exercise of their sole discretion, object to such determination, the value of such consideration shall be as determined by appraisal by an independent investment banking firm mutually selected by the Issuer and the holders of a majority of the Warrants. If there shall be a dispute as to the selection of such firm, then such firm shall be appointed by the American Arbitration Association upon application by the Issuer or the Holders of a majority of the Warrants. The fees and expenses of such firm and, if any, of the American Arbitration Association, shall be borne by the Issuer unless the determination of the value of such consideration made by such appraiser is equal to or less than the determination of the value of such consideration made by the Board of Directors, in which case the fees and expenses of such firm shall be borne equally by the Issuer and the Holders of Warrants. Shares of Common Stock owned by or held for the account of the Issuer or any majority-owned Subsidiary shall not be deemed outstanding for the purpose of any computation pursuant to this Section 9(b).

     (c) No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants provided that any adjustments which by reason of this Section 9(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three years from the date of the first event that would have required an adjustment but for this Section 9(c). All calculations under this Section 9 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

     (d) If at any time, as a result of an adjustment made pursuant to this
Section 9, the Holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Issuer other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other securities.

     (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment.

     (f) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 9(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 9 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this Section 9(f) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

     (g) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, any Warrant certificate theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant certificates initially issuable pursuant to this Agreement.

     (h) If any question shall at any time arise with respect to the adjusted Exercise Price of the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, such question shall be determined by an investment banking or advisory firm of the type described in, and selected in the manner provided in, the last paragraph of the definition of "Market Price". The Issuer and the Holders of a majority of the Warrants shall be afforded reasonable opportunities to discuss matters relating to such adjustment with such firm. The determination of such firm shall be final and binding upon the Issuer and the Holders of Warrants. The fees and expenses of such firm (and any incurred in the selection of such firm) shall be borne by the Issuer unless the computation by such firm of such adjusted Exercise Price or number of Warrant Shares is the same as the computations thereof made by the Issuer (or less favorable to the Holders), in which case the fees and expenses of such firm shall be borne equally by the Issuer and the Holders of Warrants.

     SECTION 10. Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 9, the Issuer shall promptly, but in any event within 10 Business Days thereafter, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

     (b) In case at any time the Issuer proposes:

          (i) to declare a cash dividend upon Common Stock;

          (ii) to declare or pay, or set apart any funds for the payment of, any dividends on any shares of its Common Stock or make any other Distribution (as defined in the Purchase Agreement) to the holders of its Common Stock;

          (iii) to apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of its shares of Common Stock or in respect of any Options or Convertible Securities exercisable or exchangeable for or convertible into shares of Common Stock, whether now or hereafter outstanding;

          (iv) to issue any shares of capital stock, Options or Convertible Securities (except pursuant to the exercise of Warrants or Options or the conversion or exchange of Convertible Securities in accordance with their terms);

          (v) to offer for subscription pro rata to the holders of any of its capital stock or Convertible Securities any additional shares of stock of any class or other rights;

          (vi) to effect any capital reorganization, or reclassification of the Capital Stock of the Issuer, or consolidation or merger of the Issuer with another Person, or sale or other disposition of greater than 25% of the net value of its assets; or

          (vii) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Issuer,

then, in any one or more of said cases, the Issuer shall give the Holder of any Warrant (x) at least 10 Business Days' (but not more than 90 days') prior written notice of the date on which the books of the Issuer shall close or a record shall be taken for such dividend, redemption, Distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (y) in the case of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 10 Business Days' (but not more than 90 days') prior written notice of the date when the same shall take place (provided, however, that, (1) in the case of clause (iv) above, an issuance of securities which has been approved by the Issuer's Board of Directors pursuant to a stock option plan or stock incentive plan of the Issuer shall not require any prior written notice to the Holders, provided that the Issuer includes information as to such issuance in the next succeeding certificate of its chief financial officer delivered to the Holders pursuant to Section 10(a) above, and
(2) in the case of
any other issuance referred to in clause (iv) above, no more than 5 Business Day's prior written notice of such issuance need be given to the Holders). Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, redemption, Distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. The failure to give the notice required by this
Section 10 or any defect therein shall not affect the legality or validity of any Distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 11. Securities Law Matters; Transfers; Rule 144 and Rule 144A Covenants.

     (a) The provisions of Section 11 (Securities Law Matters) and 12 (Transfers) of the Purchase Agreement are hereby incorporated by reference herein as if set forth in full herein.

     (b) With a view to making available certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of Warrants and Warrant Shares without registration, the Issuer agrees that at any time when its securities are registered under that Securities and Exchange Act of 1934 (the "Exchange Act") that it will:

          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor provision thereto;

          (ii) so long as Rule 144A is available to the Holders, make and keep available the information specified in Rule 144A(d)(4) under the Securities Act or any successor provision thereto;

          (iii) file with the Commission in a timely manner all reports and other documents required of the Issuer under the Exchange Act; and

          (iv) furnish to each Holder upon request a written statement by the Issuer as to its compliance with the information or reporting requirements of Rule 144 and Rule 144A or any successor provision thereto, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Issuer filed with the Commission.

     SECTION 12. Registration Rights. The provisions of Section 3.5 and Exhibit E-1 of the Purchase Agreement (Registration Rights) are hereby incorporated by reference herein as if set forth in full herein.

     SECTION 13. Covenants of Issuer. So long as any Holder shall hold a Warrant or any Warrant Shares, the Issuer shall abide by all of the covenants and agreements set forth in the

Purchase Agreement, other than those set forth in the following Sections of the Purchase Agreement: Sections 3.1 through 3.4, 6.3(e), 6.4 through 6.6, 6.8(a) and (b), 6.10, 6.11, 6.13, 6.14, 7.1 through 7.7, 7.9(a), 7.11, 7.12, 7.15 through 7.19, 9.1 and 9.2; provided, however, that (i) the inspections referred to in Section 6.2 of the Purchase Agreement shall be at the Holders' expense and shall be limited to no more than two in any fiscal year, and (ii) the provisions of Section 6.12 of the Purchase Agreement shall continue in full force and effect until the third anniversary of such repayment. In connection with the Holders' continuing right to receive financial information pursuant to Section
6.1 of the Purchase Agreement and certain other information pursuant to Section
6.7 of the Purchase Agreement, the Holders agree to continue to abide by the confidentiality provisions contained in the last paragraph of Section 6.1 of the Purchase Agreement. Notwithstanding the foregoing, the Holders shall have the right to pursue rights and remedies arising out of a breach or default of the Sections listed above which occurred prior to the payment in full of the Notes and all other amount due under the Purchase Agreement in respect of the Notes, whether known or unknown as of such date. So long as any Holder shall hold a Warrant or any Warrant Shares, the Issuer shall not, without the prior written consent of the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants, enter into any agreement with any holder or prospective holder of any securities of the Issuer which would allow such holder or prospective holder to include such securities in any registration referred to in Section 12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the number of Warrant Shares which are included.

     SECTION 14. Effectiveness of Certain Provisions of the Purchase Agreement. Any Holder shall be deemed a "Purchaser" under, and as that term is defined in, the Purchase Agreement.

     SECTION 15. Amendments and Waivers. Any provision of this Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the Holders of a majority of the Warrant Shares issued or issuable upon exercise of all outstanding Warrants; provided, that the Exercise Price may not be increased, the number of shares of Common Stock issuable upon exercise of the Warrants may not be reduced, the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of each Holder which would be affected thereby.

     SECTION 16. Provisions of Other Agreements. Whenever the Purchase Agreement or any provision thereof is referred to herein or in any instrument furnished hereunder as expressing or constituting a covenant, term, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) any such provision shall be regarded as though incorporated herein or therein at length, (b) except as otherwise provided herein or in such instrument the terms used in such agreement or the provision thereof referred to shall have the meanings set forth in such agreement, and (c) any covenant or other provision incorporated herein by reference from such agreement shall continue in effect for the benefit of the Holders so long as this Agreement shall remain in effect. Except as otherwise specifically provided herein, and except for amendments or modifications to which the Holders consent in writing in accordance with Section 15, no modification of or amendment to, or waiver or termination of, any provision of any of said agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, or termination of said agreement, shall modify, amend, waive, terminate or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

     SECTION 17. Specific Performance. The Holders of the Warrants and/or Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Agreement. The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Agreement by the Holders.

     SECTION 18. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, either (a) three (3) Business Days after deposited in the United States certified mail, return receipt requested, with postage prepaid, or (b) one (1) Business Day after delivery to a nationally recognized courier, designated for overnight delivery with all fees prepaid, in either case addressed to the Issuer at the Warrant Office, Attn: Chief Executive Officer, and to the Holders at their respective addresses set forth on the Warrant Register, or to such other address as any of them shall specify in writing to the others. The Issuer shall cause the Warrant Register to contain current addresses for each of the Holders.

     SECTION 19. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Issuer, its successors and assigns, the Holders and the registered Holders from time to time of the Warrants and the Warrant Shares.

     SECTION 20. Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding, except that the provisions of Sections 15 (Amendments and Waivers), 17 (Specific Performance), 18 (Notices), 19 (Binding Effect; Assignability), 20 (Termination) and 22 (Governing Law) shall continue in full force and effect after such termination.

     SECTION 21. Counterparts. This Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 22. Governing Law. This Agreement and each Warrant shall be governed by and construed in accordance with the laws of the State of New York.

      [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement of U.S. Home & Garden Inc. to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                    Issuer:

                                    U.S. HOME & GARDEN INC.


                                    By: _____________________________________
                                        Name/Title:


                                    Holders:

                                    LEG PARTNERS III SBIC, L.P.
                                    by Golub PS-GP, LLC, its general partner


                                    By: _____________________________________
                                        Gregory W. Cashman, Vice President


                                    LEG CO-INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Authorized Signatory


                                    555 MADISON INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Manager

================================================================================



                             U.S. HOME & GARDEN INC.

                                       and

                            THE HOLDERS NAMED HEREIN





                                WARRANT AGREEMENT



================================================================================


                             as of November 15, 2001

                             U.S. HOME & GARDEN INC.

                                WARRANT AGREEMENT

                                Table of Contents

SECTION 1.  Definitions                                                                1
SECTION 2.  Issuance of Warrants                                                       4
SECTION 3.  Exercise Price                                                             5
SECTION 4.  Exercise of Warrants                                                       6
SECTION 5.  Registration, Transfer and Exchange of Certificates                        7
SECTION 6.  Mutilated or Missing Warrant                                               8
SECTION 7.  Reservation and Issuance of Warrant Shares                                 8
SECTION 8.  Obtaining of Governmental Approvals and Stock Exchange Listings            8
SECTION 9.  Additional Anti-Dilution Provisions                                        9
       (a)  Payments to Holders in Connection with Certain Dividends                   9
       (b)  Reorganizations and Asset Sales                                            9
       (c)  Notice of Adjustment                                                      10
       (d)  Disputes                                                                  10
       (e)  Securities other than Common Stock                                        11
SECTION 10. Notices to Warrant Holders                                                11
SECTION 11. Securities Law Matters; Transfers; Rule 144 and Rule 144A Covenants.      12
SECTION 12. Registration Rights                                                       13
SECTION 13. Covenants of Company                                                      13
SECTION 14. Effectiveness of Certain Provisions of the Purchase Agreement             13
SECTION 15. Amendments and Waivers                                                    14
SECTION 16. Provisions of Other Agreements                                            14
SECTION 17. Specific Performance                                                      14
SECTION 18. Notices                                                                   14
SECTION 19. Binding Effect; Assignability                                             15
SECTION 20. Termination                                                               15
SECTION 21. Counterparts                                                              15
SECTION 22. Governing Law                                                             15

Exhibit A   -   Form of Warrant
Exhibit B   -   Warrant Register
Exhibit C   -   Form of Share Warrant

                             U.S. HOME & GARDEN INC.

                                OPTION AGREEMENT
         (Option to purchase 9.4% Cumulative Trust Preferred Securities of U.S. Home & Garden Trust I owned by U.S. Home & Garden Inc.)

     OPTION AGREEMENT dated as of November 15, 2001 between U.S. Home & Garden Inc., a Delaware corporation ("USHG"), and the holders from time to time of the Options or Option Securities referred to herein (the "Holders").

     WHEREAS, the Holders, USHG, USHG's wholly-owned subsidiary Easy Gardener, Inc. (the "Company") and USHG's other Subsidiaries are parties to a Note and Warrant Purchase, Guaranty and Security Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") providing, among other things, for the purchase by the Holders (which are also "Purchasers" party to such Agreement) of any or all of (i) $5,993,151 principal amount of the Company's 16% Series A Senior Subordinated Notes due November 19, 2007 (the "Series A Notes"), (ii) $856,164 principal amount of the Company's 14% Series B Senior Subordinated Notes due November 19, 2007 (the "Series B Notes"; and, together with the Series A Notes, the "Notes"), and (iii) the Common Warrants and Preferred Warrants described therein;

     WHEREAS, the "Preferred Warrants" referred to in the Purchase Agreement are the Options referred to herein;

     WHEREAS, the Options referred to herein grant the Holders the right to purchase from USHG such number of 9.4% Cumulative Trust Preferred Securities, liquidation amount $25 per Preferred Security ("Preferred Securities"), originally issued by USHG's subsidiary U.S. Home & Garden Trust I (the "Trust") as represents in the aggregate not less than three and three quarters percent (3.75%) of the Fully-Diluted Preferred Securities (as defined herein); and

     WHEREAS, the Holders understand that the Preferred Securities were issued by the Trust, but that the Options herein granted by USHG represent the right to purchase from USHG (and not from the Trust) Preferred Securities originally issued by the Trust which are owned by USHG because USHG purchased such Preferred Securities from certain holders thereof;

     NOW, THEREFORE, in consideration of the premises USHG and the Holders agree as follows:

     SECTION 1. Definitions. Capitalized terms used herein which are defined in the Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Purchase Agreement; and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

     "Agreement" or "Option Agreement" shall mean this Option Agreement, together with all Exhibits hereto, as may be amended, modified or supplemented from time to time with the consent of the Holders in accordance with Section 15, and shall include all provisions incorporated herein by reference from the Purchase Agreement or any other agreement, which incorporated provisions shall continue in full force and effect for the benefit of the Holders as originally in effect unless modified with the consent of the Holders in accordance with Section 15.

     "Commission" shall have the meaning given thereto in Section 11(b).

     "Convertible Securities" shall mean (a) any stock, notes or other securities of USHG or the Trust convertible into or exchangeable, directly or indirectly, for Preferred Securities (whether or not such right to convert or exchange is immediately exercisable or is "in the money"), (b) any other security, note or agreement of USHG or the Trust which provides the holder thereof with a payment, repayment amount, appreciation right or liquidation preference (i) calculated by reference to, or arising from, the value of the Trust upon a sale, merger, recapitalization or similar event, or (ii) based upon the value, whether market or appraisal, of the Preferred Securities, and (c) any agreement of USHG or the Trust to issue or sell Preferred Securities or to issue, sell or enter into such other stock, notes, securities or agreements described in the foregoing clauses (a) or (b).

     "Exchange Act" shall have the meaning given thereto in Section 11(b).

     "Exercise Price" shall have the meaning given thereto in Section 3.

     "Expiration Date" shall mean May 19, 2009 or, if such day is not a Business Day, the next succeeding Business Day.

     "Fully-Diluted Preferred Securities" shall have the meaning given thereto in Section 2(b).

     "Market Price" of a Preferred Security shall mean the average of the daily market prices of a Preferred Security over a period of 20 consecutive business days prior to the day as of which "Market Price" is being determined. The market price for each such business day shall be the average of the closing sales prices on such day of a Preferred Security on the principal domestic stock exchange on which Preferred Securities are then listed, or if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if the Preferred Securities shall not be so listed, the closing sales price in the NASDAQ System on such day, or if there shall have been no sales in the NASDAQ System on such day, the average of the highest bid and lowest asked prices on the NASDAQ System on such day, or if the Preferred Securities shall not be quoted in the NASDAQ System, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If the Preferred Securities are listed on any domestic exchange the term "business days" as used in this paragraph shall mean business days on which such exchange is open for trading.

     If at any time the Preferred Securities are not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair market value of a Preferred Security as determined in good faith by the Board of Directors of USHG (giving due regard to any recent sales or valuations of Preferred Securities) or, if the holders of a majority of the Options shall, in the exercise of their sole discretion, object to such determination, as determined by appraisal pursuant to the following paragraph of this definition; provided, that if any valuation or appraisal has been made of the Trust or its Preferred Securities for any reason within six months prior to any date as of which the Market Price is to be determined hereunder, then the Holders shall be entitled, at their option, to rely on such appraisal and such valuation or appraisal shall be binding on USHG unless any event shall have occurred since the date of such valuation or appraisal which, in the reasonable opinion of the Holders of a majority of the Options, manifestly affects the continued validity of such appraisal.

     If the Holders of a majority of the Options shall object to the determination of Market Price made by USHG's Board of Directors pursuant to the preceding paragraph, then Market Price shall be determined as of the end of the most recent complete fiscal quarter of the Trust ended prior to the date of determination (taking into account actual performance subsequent thereto and projections for future periods), and shall be determined by appraisal as follows: Within fifteen (15) days after receipt by USHG of notice that an appraisal is desired, USHG and the Holders of a majority of the Options shall jointly appoint an appraiser for the purpose of determining Market Price. Such appraiser shall be an investment banking or advisory firm with experience in valuing trusts or other special purpose entities such as the Trust, which investment banking or advisory firm shall be either a firm of recognized national standing or a regional firm of good national reputation. If there shall be a dispute as to the selection of such appraiser, then the appraiser shall be appointed by the American Arbitration Association upon application by USHG or the Holders of a majority of the Options. USHG and the Holders of a majority of the Options shall be afforded reasonable opportunities to discuss the appraisal with such appraiser. The determination of Market Price by such appraiser shall be final and binding upon USHG and the Holders of Options. The fees and expenses of the appraiser and, if any, of the American Arbitration Association, shall be borne by USHG unless the determination of Market Price by such appraiser is the same as the determination of Market Price made by the Board of Directors (or less favorable to the Holders), in which case the fees and expenses of such appraiser shall be borne equally by USHG and the Holders of Options.

     "Option" shall mean an Option certificate, in the form of Exhibit A hereto, and shall also mean the right upon exercise thereof to acquire one Option Security.

     "Option Office" shall mean the office or agency of USHG at which the Option Register shall be maintained and where the Options may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of USHG at 655 Montgomery Street, San Francisco, CA 94111. The Option Office may be changed by USHG pursuant to notice in writing to the registered Holders of the Options.

     "Option Percentage" shall have the meaning given thereto in Section 2(a).

     "Option Register" shall mean the register, in the form of Exhibit B hereto, maintained by USHG at the Option Office.

     "Option Securities" shall mean the Preferred Securities purchasable or purchased upon exercise of the Options, and any other Preferred Securities, Rights, Convertible Securities, capital stock, equity interest, or other securities issuable or issued in respect of Options or Option Securities by way of securities dividend or securities split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization or other transaction of the character referred to in Section 9(b).

     "Preferred Security" shall mean an undivided beneficial interest in the assets of the Trust designated as "9.4% Cumulative Trust Preferred Securities", having a Liquidation Amount of $25 per security and having the rights provided therefor in the Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided in the Trust Agreement.

     "Rights" shall mean any warrants, options (including the Options), agreements or other rights to subscribe for or to purchase, directly or indirectly, from USHG or the Trust, Preferred Securities (whether or not such warrants, options or other rights are immediately exercisable or are "in the money"). Rights shall include any warrants, options or other agreements or rights to subscribe for or to purchase, directly or indirectly, from USHG or the Trust, Convertible Securities or other Rights (whether or not such warrants, options or other rights are immediately exercisable or are "in the money") and agreements or plans under which USHG or the Trust may issue or sell securities in exchange for services of any kind, whether to be rendered by an employee, consultant, individual, entity or third party of any kind.

     "Securities Act" shall have the meaning given thereto in Section 11(b).

     "Trust Agreement" shall mean the Trust's Amended and Restated Trust Agreement dated as of April ___, 1998 among USHG, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustee named therein, pursuant to which, among other things, the Preferred Securities were issued.

     SECTION 2. Grant of Options.

     (a) USHG will grant to the Holders on the Closing Date, in exchange for payment of the purchase price for the "Preferred Warrants" specified in Section
2.3 of the Purchase Agreement, Options to purchase that number of Preferred Securities representing in the aggregate three and three quarters percent (3.75%) of the Fully-Diluted Preferred Securities (as defined below) at the time of exercise (the "Option Percentage"). The Options purchased by each Holder and the corresponding portion of the Option Percentage represented thereby is set forth on Exhibit B attached hereto. The Options shall be exercisable at any time after the Closing Date until 5:00 P.M. (local time at the Option Office) on the Expiration Date.

     (b) "Fully-Diluted Preferred Securities" at any time of determination shall mean the sum of (A) the number of Preferred Securities issued by the Trust and outstanding at such time, plus (B) the number of Preferred Securities subject to issuance or sale upon exercise of all outstanding Rights (including the Options) and conversion or exchange of all Convertible Securities issued and outstanding at such time (provided that if any such securities qualify as both Options and Convertible Securities, they shall be counted only once), plus (C) the number of Preferred Securities which USHG or the Trust is otherwise obligated or potentially obligated to issue or sell under any agreement, understanding or arrangement or otherwise. Where any Convertible Security does not indicate a specific or fixed number of Preferred Securities to be issued or sold thereunder or in connection therewith, the number of Preferred Securities issuable thereunder or in connection therewith for purposes of calculating Fully-Diluted Preferred Securities shall equal the greater of (I) the maximum number of Preferred Securities described as issuable thereunder or in connection therewith or (II) such number of Preferred Securities as would represent any profit sharing, liquidation preference amount, appreciation right, share or percentage of the Trust's value as if such Convertible Security was converted (at the then-applicable Market Price if no conversion price is otherwise provided in such Convertible Security) into Preferred Securities. Fully-Diluted Preferred Securities shall not include any securities owned or held by or for the account of the Trust.

     SECTION 3. Exercise Price. At any time of determination, the price (the "Exercise Price") at which a Holder may purchase each Option Security issuable upon exercise of such Holder's Options shall be $12.10.

     SECTION 4. Exercise of Options.

     (a) The rights represented by any Option granted pursuant hereto may be exercised by the Holder thereof, in whole or in part, by delivering to the Option Office:

          (i) the Option, together with a properly completed Election to Purchase in the form attached thereto;

          (ii) at the Holder's option, either (A) a check or bank draft in the amount of the aggregate Exercise Price for the Preferred Securities to be purchased, (B) any promissory notes or debt securities of USHG or the Company (including Notes) that may have been issued to the Holder thereof, so that amounts outstanding thereunder may be offset against the aggregate Exercise Price for the Preferred Securities to be purchased, or (C) Preferred Securities, Options, Convertible Securities, capital stock or other securities of USHG or the Trust having a Market Price equal to the aggregate Exercise Price for the Preferred Securities to be purchased. For purposes of this Section 4: (I) the Market Price per Preferred Security at any time shall be determined in accordance with the definition of Market Price, (II) the Market Price per Option at any time shall be the Market Price per Preferred Security minus the Exercise Price then in effect, and
     (III) the Market Price of other securities shall be as reasonably determined by USHG's Board of Directors in accordance with the principles set forth in the definition of Market Price; and

          (iii) any representations or documents or information from the Holder of the Options that USHG may reasonably require in order to comply with the requirements of the Securities Act with respect of such issuance and in order to comply with the provisions of Section 8 of this Agreement.

Upon such exercise USHG shall transfer, assign and deliver (or shall cause the Trust to issue and deliver) to or to the order of the registered Holder(s) of such Option, and in such name or names as such registered Holder(s) may designate, one or more certificate(s) for the Option Securities to be sold upon such exercise of such Option. Any person(s) so designated to be named therein shall be deemed to have become the Holder(s) of record of such Option Securities as of the date of delivery to USHG at the Option Office of the Option and the Exercise Price therefor as provided in clauses (i) and (ii) above.

     (b) If an Option is exercised in part at any time, a new Option or Options shall be issued for the unexercised portion of such Option. Each new Option so issued shall bear any legend required by Section 11.3 of the Purchase Agreement, if the Option presented in connection with a partial exercise thereof bore such legend. All Options surrendered upon exercise shall be canceled.

     (c) USHG will pay all taxes (other than any applicable income or similar taxes payable by the Holders) attributable to the sale of Option Securities upon the exercise of the Options; provided, that USHG shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Option or any certificate for Option Securities in a name other than that of the registered Holder of the Option surrendered for exercise.

     SECTION 5. Registration, Transfer and Exchange of Certificates.

     (a) USHG shall maintain at the Option Office an Option Register for registration of the Options and transfers thereof. USHG may deem and treat the registered Holder(s) of the Options as the absolute owner(s) thereof for the purpose of any exercise thereof or any distribution to the Holder(s) thereof, and for all other purposes.

     (b) USHG shall register the transfer of any outstanding Option in the Option Register upon surrender to USHG at the Option Office of such Option, accompanied (if so required by it) by one or more duly executed instruments of transfer in form satisfactory to USHG. Upon any such registration of transfer, one or more new Option(s) evidencing such transferred Option shall be issued to the transferee(s) and the surrendered Option shall be canceled. If less than all of a surrendered Option is to be transferred, new Option(s) shall be issued to the surrendering Holder evidencing the remaining balance of the surrendered Option.

     (c) Each Option may, at the option of the Holder(s) thereof, be surrendered to USHG at the Option Office to be exchanged for one or more new Options of like tenor and exercisable in the aggregate for a like number of Option Securities. Options surrendered for exchange shall be canceled.

     (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 11 or 12 of the Purchase Agreement, each Option issued upon transfer or exchange shall bear any legend required by Section 11.3 of the Purchase Agreement if the Option presented for transfer or exchange bore such legend.

     SECTION 6. Mutilated or Missing Option. If any Option is mutilated, lost, stolen or destroyed, USHG shall issue, in exchange and substitution for and upon cancellation of the mutilated Option, or in lieu of and substitution for the Option lost, stolen or destroyed, a new Option of like tenor and representing rights to acquire an equivalent number of Preferred Securities, but only upon receipt of evidence satisfactory to USHG of such loss, theft or destruction of such Option and, if requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all reasonable charges associated with any stamp, tax or other governmental duty that may be imposed in relation thereto shall be borne by the Holder of such Option. Each Option issued in any such substitution shall bear any legend required by Section 11.3 of the Purchase Agreement if the Option for which such substitution was made bore such legend.

     SECTION 7. Reservation and Sale of Option Securities.

     (a) USHG will at all times keep available, free of all Liens, restrictions, rights and claims of others, for the purpose of enabling it to satisfy its obligation to sell Preferred Securities upon any exercise of the Options, the number of Preferred Securities purchasable upon exercise of all outstanding Options. Upon any sale of Preferred Securities to a holder of Options upon exercise thereof, such Preferred Securities shall be free of all Liens, restrictions, rights and claims of others.

     (b) USHG covenants that all Option Securities will, upon sale to a Holder upon exercise of an Option, be fully paid and nonassessable and free from all taxes with respect to the sale thereof (other than any applicable income or similar taxes payable by the Holders) and from all Liens, restrictions, rights and claims of others (except for Liens, if any, created by the Holder thereof).

     SECTION 8. Obtaining of Governmental Approvals and Stock Exchange Listings. USHG will, or will cause the Trust to, at its or the Trust's expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required in order to sell Option Securities upon exercise of the Options, and otherwise to perform its obligations hereunder, and (b) take all action which may be necessary so that the Option Securities, immediately upon their sale upon the exercise of Options, will be listed on each securities exchange, if any, on which Preferred Securities are then listed.

     SECTION 9. Additional Anti-Dilution Provisions.

     (a) Payments to Holders in Connection with Certain Dividends. In the event that the Trust declares a securities split, securities dividend, or dividend of any kind, whether in cash, securities or other property, upon the Preferred Securities (including any dividend payable in Preferred Securities, Rights or Convertible Securities), then at the option of each Holder:

          (i) lawful and adequate provisions shall be made whereby USHG shall maintain in reserve and available such dividend property, and such Holder shall thereafter have the right to purchase and/or receive, as the case may be, upon exercise of its Options (on the terms and conditions specified in this Agreement, and in addition to the Option Securities purchasable by such Holder immediately prior to the declaration of such dividend), such securities or property as are distributable with respect to outstanding Preferred Securities equal to the number of Option Securities purchasable by such Holder immediately prior to such declaration, to the end that the provisions hereof (including without limitation provisions for adjustments of the number of securities receivable upon exercise) shall thereafter be applicable, as nearly as may be, in relation to such securities or property; or

          (ii) the Exercise Price of such Holder's Options shall be reduced by the per security amount of such dividend.

     (b) Reorganizations and Asset Sales. If any capital reorganization or reclassification of the securities of the Trust, or any consolidation or merger of the Trust with another entity, or the sale of all or substantially all of its assets to another person or entity shall be effected in such a way that holders of Preferred Securities shall be entitled to receive securities or assets with respect to or in exchange for Preferred Securities, then the following provisions shall also apply:

          (i) as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 9(b)), lawful and adequate provisions shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Agreement and in lieu of the Option Securities immediately theretofore receivable upon the exercise of his or its Option, such securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Preferred Securities equal to the number of Option Securities immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the number of securities receivable upon exercise of an Option) shall thereafter be applicable, as nearly as may be, in relation to any securities or assets thereafter deliverable upon the exercise of an Option;

          (ii) USHG shall not permit the Trust to effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor entity

     (if other than USHG) resulting from such consolidation or merger or the person or entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of USHG, the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of USHG hereunder. Upon written request by the Holder of any Option USHG or such successor person or entity will issue or grant a new Option revised to reflect the modifications in this Agreement effected pursuant to this Section 9(b); and

          (iii) if a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Preferred Securities of the Trust, USHG shall not permit the Trust to effect any consolidation, merger or sale with the person or entity having made such offer or with any affiliate of such person or entity, unless prior to the consummation of such consolidation, merger or sale each Holder of an Option shall have been given a reasonable opportunity to then elect to receive upon the exercise of his or its Option either the securities or assets then issuable with respect to the Preferred Securities or the securities or assets, or the equivalent, issued to previous holders of Preferred Securities in accordance with such offer.

     (c) Notice of Adjustment. Whenever the number of Option Securities issuable upon the exercise of the Options shall be adjusted as herein provided, or the rights of Holders shall change by reason of other events specified herein, USHG shall compute the adjusted number of Option Securities in accordance with the provisions hereof and shall prepare a certificate signed by its President, Vice President, Treasurer or Secretary setting forth the adjusted number of Option Securities purchasable upon exercise of the Options or specifying the other securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based, including a statement of the consideration received or to be received by USHG or the Trust for, and the amount of, any Preferred Securities, Rights and Convertible Securities issued since the last such adjustment or change (or since the date hereof in the case of the first adjustment or change). USHG shall cause to be mailed to each Holder of an Option copies of such officer's certificate together with a notice stating that the number of Option Securities purchasable upon exercise of the Options has been adjusted and setting forth the adjusted number of Option Securities purchasable upon exercise of such Holder's Option.

     (d) Disputes. In the event that there is any dispute as to the computation of the number of Option Securities required to be sold upon exercise of Options (in which the Holders of a majority of the Option Securities issuable upon exercise of all outstanding Options shall join), the Holders will retain an independent and nationally recognized accounting firm to conduct, at USHG's expense, an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the Holders and USHG. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants if willing, otherwise the American Arbitration Association, upon application by USHG or the Holders of a majority of the Option Securities issuable upon exercise of all outstanding Options, with notice to the others. The expenses of such accounting firm and, if any, the American Institute of Certified Public Accountants or the American Arbitration Association (as applicable), shall be borne by USHG unless the computation by such accounting firm of such number of Option Securities is the same as the computations thereof made by USHG (or less favorable to the Holders), in which case the fees and expenses of such accounting firm shall be borne equally by USHG and the Holders of Options.

     (e) Securities other than Preferred Securities. If at any time, as a result of an adjustment made pursuant to this Section 9, the Holder of any Option thereafter exercised shall become entitled to receive any securities other than Preferred Securities, thereafter the number of such other securities so receivable upon exercise of any Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Option Securities contained in this Section 9, and the provisions of this Agreement with respect to the Option Securities shall apply on like terms to such other securities.

     SECTION 10. Notices to Option Holders. In case at any time the Trust proposes:

          (a) to declare a cash dividend upon Preferred Securities;

          (b) to declare or pay, or set apart any funds for the payment of, any dividends on any Preferred Securities or make any other Distribution (as defined in the Purchase Agreement) to the holders of its Preferred Securities;

          (c) to apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any Distribution, by reduction of capital or otherwise, in respect of any of its Preferred Securities or in respect of any Rights or Convertible Securities exercisable or exchangeable for or convertible into Preferred Securities, whether now or hereafter outstanding;

          (d) to issue or sell any Preferred Securities, Rights or Convertible Securities (except pursuant to the exercise of Options or Rights or the conversion or exchange of Convertible Securities in accordance with their terms);

          (e) to offer for subscription pro rata to the holders of Preferred Securities or Convertible Securities any additional securities of any class or other rights;

          (f) to effect any capital reorganization, or reclassification of the securities of the Trust, or consolidation or merger of the Trust with another Person, or sale or other disposition of greater than 25% of the net value of its assets; or

          (g) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Trust, then, in any one or more of said cases, USHG shall give (or cause the Trust to give) the Holder of any Option (i) at least 10 Business Days' (but not more than 90 days') prior written notice of the date on which the books of the Trust shall close or a record shall be taken for such dividend, redemption, Distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of any such issuance, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at 10 Business Days' (but not more than 90 days') prior written notice of the date when the same shall take place (provided that no more than 5 Business Day's prior written notice need be given of an issuance referred to in clause (d) above). Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, redemption, Distribution or subscription rights, the date on which the holders of Preferred Securities shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Preferred Securities shall be entitled to exchange their Preferred Securities for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. The failure to give the notice required by this
Section 10 or any defect therein shall not affect the legality or validity of any Distribution, right, Option, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 11. Securities Law Matters; Transfers; Rule 144 and Rule 144A Covenants.

     (a) The provisions of Section 11 (Securities Law Matters) and 12 (Transfers) of the Purchase Agreement are hereby incorporated by reference herein as if set forth in full herein.

     (b) With a view to making available certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of Options and Option Securities without registration, USHG agrees that at any time when securities of the Trust are registered under that Securities and Exchange Act of 1934 (the "Exchange Act") that USHG will cause the Trust to:

          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or any successor provision thereto;

          (ii) so long as Rule 144A is available to the Holders, make and keep available the information specified in Rule 144A(d)(4) under the Securities Act or any successor provision thereto;

          (iii) file with the Commission in a timely manner all reports and other documents required of the Trust under the Exchange Act; and

          (iv) furnish to each Holder upon request a written statement by the Trust as to its compliance with the information or reporting requirements of Rule 144 and Rule 144A or any successor provision thereto, and of the Securities Act and the Exchange Act, and a copy of the most recent annual or quarterly report of the Trust filed with the Commission.

     SECTION 12. Registration Rights. The provisions of Section 3.5 and Exhibit E-2 of the Purchase Agreement (Registration Rights) are hereby incorporated by reference herein as if set forth in full herein.

     SECTION 13. Covenants of USHG. So long as any Holder shall hold an Option or any Option Securities, USHG shall abide by all of the covenants and agreements set forth in the Purchase Agreement, provided, however, that upon full and complete payment of the Notes and all other amounts due under the Purchase Agreement in respect of the Notes, the following sections of the Purchase Agreement shall be terminated and have no further force or effect after such repayment: Sections 3.1 through 3.4, 6.3(e), 6.4 through 6.6, 6.8(a) and
(b), 6.10, 6.11, 6.13, 6.14, 7.1 through 7.7, 7.9(a), 7.11, 7.12, 7.15 through
7.19, 9.1 and 9.2. All other provisions of the Purchase Agreement shall survive such repayment, provided, however, that after such repayment (i) the inspections referred to in Section 6.2 of the Purchase Agreement shall be at the Holders' expense and shall be limited to no more than two in any fiscal year, and (ii) the provisions of Section 6.12 of the Purchase Agreement shall continue in full force and effect until the third anniversary of such repayment. In connection with the Holders' continuing right to receive financial information pursuant to
Section 6.1 of the Purchase Agreement and certain other information pursuant to
Section 6.7 of the Purchase Agreement, the Holders agree to continue to abide by the confidentiality provisions contained in the last paragraph of Section 6.1 of the Purchase Agreement. No termination of any covenant, representation, warranty, or other provision of the Purchase Agreement or any other Purchaser Document, whether after the repayment of the Notes or otherwise, shall in any way suspend, eliminate or nullify the right of any holder of Options to pursue rights and remedies arising out of a breach or default which occurred prior to the date of termination, whether known or unknown as of such date. So long as any Holder shall hold an Option or any Option Securities, USHG shall not, without the prior written consent of the Holders of a majority of the Option Securities purchased or purchasable upon exercise of all outstanding Options, enter into (or permit the Trust to enter into) any agreement with any holder or prospective holder of any securities of the Trust which would allow such holder or prospective holder to include such securities in any registration referred to in Section 12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the number of Option Securities which are included.

     SECTION 14. Effectiveness of Certain Provisions of the Purchase Agreement. Any Holder (whether or not such Holder also holds Notes) shall be deemed a "Purchaser" under, and as that term is defined in, the Purchase Agreement.

     SECTION 15. Amendments and Waivers. Any provision of this Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by USHG and the Holders of a majority of the Option Securities purchased or purchasable upon exercise of all outstanding Options; provided, that the Exercise Price may not be increased, the percentage of the Fully-Diluted Preferred Securities issuable upon exercise of the Options may not be reduced, the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of each Holder which would be affected thereby.

     SECTION 16. Provisions of Other Agreements. Whenever the Purchase Agreement or any provision thereof is referred to herein or in any instrument furnished hereunder as expressing or constituting a covenant, term, condition or limitation of this Agreement or of such instrument or as expressing or constituting a representation herein or therein (a) any such provision shall be regarded as though incorporated herein or therein at length, (b) except as otherwise provided herein or in such instrument the terms used in such agreement or the provision thereof referred to shall have the meanings set forth in such agreement, and (c) any covenant or other provision incorporated herein by reference from such agreement shall continue in effect for the benefit of the Holders so long as this Agreement shall remain in effect. Except as otherwise specifically provided herein, and except for amendments or modifications to which the Holders consent in writing in accordance with Section 15, no modification of or amendment to, or waiver or termination of, any provision of any of said agreement and no payment of the indebtedness outstanding thereunder or satisfaction or cancellation thereof, or termination of said agreement, shall modify, amend, waive, terminate or otherwise affect any provision thereof as referred to in this Agreement or in any instrument furnished hereunder, which provision, for the purpose of this Agreement and such instrument, shall remain unmodified and in full force and effect.

     SECTION 17. Specific Performance. The Holders of the Options and/or Option Securities shall have the right to specific performance by USHG of the provisions of this Agreement. USHG hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against USHG for specific performance of this Agreement by the Holders.

     SECTION 18. Notices. All notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, either (a) three (3) Business Days after deposited in the United States certified mail, return receipt requested, with postage prepaid, or (b) one (1) Business Day after delivery to a nationally recognized courier, designated for overnight delivery with all fees prepaid, in either case addressed to USHG at the Option Office, Attn: Chief Executive Officer, and to the Holders at their respective addresses set forth on the Option Register, or to such other address as any of them shall specify in writing to the others. USHG shall cause the Option Register to contain current addresses for each of the Holders.

     SECTION 19. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of USHG, its successors and assigns, the Holders and the registered Holders from time to time of the Options and the Option Securities.

     SECTION 20. Termination. This Agreement shall terminate and be of no further force and effect at the close of business on the Expiration Date or the date on which none of the Options or Option Securities shall be outstanding, except that the provisions of Sections 15

(Amendments and Waivers), 17 (Specific Performance), 18 (Notices), 19 (Binding Effect; Assignability), 20 (Termination) and 22 (Governing Law) shall continue in full force and effect after such termination.

     SECTION 21. Counterparts. This Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 22. Governing Law. This Agreement and each Option shall be governed by and construed in accordance with the laws of the State of New York.

      [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement of U.S. Home & Garden Inc. to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                    USHG:

                                    U.S. HOME & GARDEN INC.


                                    By: _____________________________________
                                        Name/Title:


                                    Holders:

                                    LEG PARTNERS III SBIC, L.P.
                                    by Golub PS-GP, LLC, its general partner


                                    By: _____________________________________
                                        Gregory W. Cashman, Vice President


                                    LEG CO-INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Authorized Signatory


                                    555 MADISON INVESTORS, LLC


                                    By: _____________________________________
                                        Gregory W. Cashman, Manager

                                                                       EXHIBIT A
                                                             TO OPTION AGREEMENT

                                [FORM OF OPTION]

THIS OPTION AND THE UNDERLYING SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THIS OPTION AND THE UNDERLYING SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE OPTION AGREEMENT DATED NOVEMBER 15, 2001 BETWEEN U.S. HOME & GARDEN INC. ("USHG") AND THE INITIAL HOLDERS OF THE OPTIONS THEREIN NAMED, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF USHG AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


                                     OPTION
             to purchase 9.4% Cumulative Trust Preferred Securities
                          of U.S. Home & Garden Trust I
                        owned by U.S. Home & Garden Inc.


No. O-                                                          __________, 20__

     This Option certifies that , or registered assigns, is the registered holder of an Option (the "Option") to purchase from U.S. HOME & GARDEN INC., a Delaware corporation ("USHG"), up to that number of 9.4% Cumulative Trust Preferred Securities, liquidation amount $25 per Preferred Security ("Preferred Securities"), originally issued by USHG's subsidiary U.S. Home & Garden Trust I (the "Trust"), as shall represent ___% of the "Fully-Diluted Preferred Securities" (as defined in the Option Agreement referred to below) at the time of exercise of this Option. The number of Preferred Securities (the "Option Securities") issuable upon exercise of this Option shall be calculated in accordance with the Option Agreement. This Option may be exercised at any time prior to 5:00 P.M., local time of the Option Office, on May 19, 2009 or, if such day is not a Business Day, the next succeeding Business Day (the "Expiration Date"), by surrender of this Option, execution and delivery of an Election to Purchase in the form attached hereto and payment of the Exercise Price at the office of USHG at 655 Montgomery Street, San Francisco CA 94111, or such other address as USHG may specify in writing to the registered holder of this Option (the "Option Office").

     The aggregate Exercise Price for the Preferred Securities being purchased may be paid by delivery of either (i) a certified check or bank draft or (ii) certain stock, notes or securities of USHG, the Company or the Trust, all as provided in Section 4(a) of the Option Agreement.

     USHG may deem and treat the registered holder(s) of this Option as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and USHG shall not be affected by any notice to the contrary.

     This Option is one of the Options referred to in the Option Agreement dated as of November 15, 2001 between USHG and the initial Holders named therein (the "Option Agreement"). The Option Agreement is hereby incorporated by reference in and made a part of this Option and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities of USHG and the Holder. Unless otherwise defined herein, all capitalized terms used in this Option have the meanings assigned to them in or pursuant to the Option Agreement.

     IN WITNESS WHEREOF, USHG has caused this Option to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                            U.S. HOME & GARDEN INC.


                                            By: ____________________________
                                                Name:
                                                Title:


(CORPORATE SEAL)

ATTEST:

____________________________
                 , Secretary

                                                                         ANNEX I
                                                                       TO OPTION

                                    [Form of]

                              ELECTION TO PURCHASE

    [To be executed upon exercise of Option to purchase 9.4% Cumulative Trust
          Preferred Securities of U.S. Home & Garden Trust I owned by
                            U.S. Home & Garden Inc.]


     The undersigned hereby elects to exercise the right, represented by the attached Option of U.S. Home & Garden Inc., a Delaware corporation ("USHG"), to purchase from USHG _______ 9.4% Cumulative Trust Preferred Securities, liquidation amount $25 per Preferred Security ("Preferred Securities"), originally issued by USHG's subsidiary U.S. Home & Garden Trust I ("Option Securities"), and further elects to pay the aggregate Exercise Price therefor by delivery of [a check or bank draft] [stock, notes or securities of USHG, the Company or the Trust], as provided in Section 4(a) of the Option Agreement referred to in the attached Option.

     The undersigned requests that a certificate for such Option Securities be registered in the name of _______________ whose address is ______________ and that such certificate be delivered to _______________ whose address is
_______________.

     If said number of Option Securities is less than all of the Option Securities purchasable under the attached Option, the undersigned requests that a new Option representing the remaining balance of the Option Securities be registered in the name of _________________ whose address is and that such Option be delivered to __________________ whose address is .



                             Signature:_________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Option)


Date:_______________, 20___

                                                                       EXHIBIT B
                                                             TO OPTION AGREEMENT


                             U.S. HOME & GARDEN INC.

                                 Option Register


      Option                                                           Option
  Certificate No.      Name and Address of Holder                    Percentage
  ---------------      --------------------------                    ----------

        O-1        LEG Partners III SBIC, L.P.                         3.6108%
        O-2        LEG Co-Investors, LLC                               0.0342%
        O-3        555 Madison Investors, LLC                          0.1050%
                         555 Madison Avenue, 30th Floor
                         New York, NY 10022
                         Attn: Gregory W. Cashman
                         Telecopier No.:212-750-5505

                                                             TOTAL:    3.7500%
                                                                       ======

================================================================================



                             U.S. HOME & GARDEN INC.

                                       and

                            THE HOLDERS NAMED HEREIN







                                OPTION AGREEMENT



================================================================================



                                November 15, 2001

                             U.S. HOME & GARDEN INC.

                                OPTION AGREEMENT

                                Table of Contents

SECTION 1.   Definitions                                                                1
SECTION 2.   Grant of Options                                                           4
SECTION 3.   Exercise Price                                                             5
SECTION 4.   Exercise of Options                                                        5
SECTION 5.   Registration, Transfer and Exchange of Certificates                        6
SECTION 6.   Mutilated or Missing Option                                                7
SECTION 7.   Reservation and Sale of Option Securities                                  7
SECTION 8.   Obtaining of Governmental Approvals and Stock Exchange Listings            7
SECTION 9.   Additional Anti-Dilution Provisions                                        8
       (a)   Payments to Holders in Connection with Certain Dividends                   8
       (b)   Reorganizations and Asset Sales                                            8
       (c)   Notice of Adjustment                                                       9
       (d)   Disputes                                                                   9
       (e)   Securities other than Common Stock                                         10
SECTION 10.  Notices to Option Holders                                                  10
SECTION 11.  Securities Law Matters; Transfers; Rule 144 and Rule 144A Covenants.       11
SECTION 12.  Registration Rights                                                        12
SECTION 13.  Covenants of USHG                                                          12
SECTION 14.  Effectiveness of Certain Provisions of the Purchase Agreement              12
SECTION 15.  Amendments and Waivers                                                     12
SECTION 16.  Provisions of Other Agreements                                             13
SECTION 17.  Specific Performance                                                       13
SECTION 18.  Notices                                                                    13
SECTION 19.  Binding Effect; Assignability                                              13
SECTION 20.  Termination                                                                14
SECTION 21.  Counterparts                                                               14
SECTION 22.  Governing Law                                                              14

Exhibit A    -    Form of Option
Exhibit B    -    Option Register

                            U. S. HOME & GARDEN INC.

                             Stockholders Agreement

     STOCKHOLDERS AGREEMENT dated as of November 15, 2001 among U. S. HOME & GARDEN INC., a Delaware corporation ("USHG"), and USHG's stock, option, warrant and/or convertible security holders who become parties hereto from time to time (the "Holders").

     WHEREAS, each of the Holders is the record and beneficial owner of the Securities (as defined in Section 1) indicated opposite such Holder's name on
Schedule 1 hereto, as such Schedule may be amended or supplemented from time to time; and

     WHEREAS, the Holders desire to provide herein for certain matters relating to the transfers of Securities by the Management Holders (as hereinafter defined);

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement the following terms shall have the following meanings (capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning assigned to such terms in the Purchase Agreement referred to below):

     "Agreement" or "this Agreement" means this Agreement and all Exhibits and Schedules hereto.

     "Common Equivalent" means (i) each share of Common Stock and (ii) the right upon exercise of an Option (including the Warrants) or conversion of a Convertible Security to obtain one share of Common Stock.

     "Common Stock" means USHG's Common Stock, $.001 par value.

     "Convertible Securities" shall mean (a) any stock, notes or other securities convertible into or exchangeable, directly or indirectly, for shares of Common Stock (whether or not such right to convert or exchange is immediately exercisable or is "in the money"), (b) any other security, note or agreement which provides the holder thereof with a payment, repayment amount, appreciation right or liquidation preference (i) calculated by reference to, or arising from, the value of USHG upon a sale, merger, recapitalization or similar event, or
(ii) based upon the value, whether market or appraisal, of the Common Stock, and
(c) any agreement to issue shares of Common Stock or issue or enter into such other stock, notes, securities or agreements described in the foregoing clauses
(a) or (b).

     "Excluded Transfer" shall mean any transfer of Securities by a Management Holder (a) to any Family Member of such Management Holder or to the executor or administrator of such Management Holder, or to a trust or partnership primarily for the benefit of such Management Holder or his Family Members, provided that the transferee becomes a party to this Agreement as a Management Holder bound by all the obligations hereunder applicable to a Management Holder, (b) made as a bona fide gift to a bona fide charitable organization, or (c) in a bona fide public market sale or sale pursuant to Rule 144.

     "Family Member" of a Management Holder means (i) any parent, spouse or sibling of such Management Holder, or (ii) a lineal descendant (including legally adopted descendants), or the spouse of any such descendant, of such Management Holder or of any of his siblings.

     "Family Transferee" of a Management Holder shall mean a transferee of a Management Holder referred to in clause (a) of the definition of "Excluded Transfer".

     "Holder" means each Holder listed on Schedule 1 hereto and any Person who hereafter becomes a Holder pursuant to the terms of this Agreement.

     "Investors" means the holders from time to time of Warrants and/or Warrant Shares.

     "Management Holder" means any of Robert Kassel, Richard Raleigh and Richard Grandy, and any other Person who from time to time becomes a party hereto as a Management Holder.

     "Options" shall mean any warrants (including the Warrants), options (including options granted pursuant to any stock option plan), agreements or other rights to subscribe for or to purchase, directly or indirectly, shares of Common Stock (whether or not such warrants, options or other rights are immediately exercisable or are "in the money"). Options shall include any warrants, options or other agreements or rights to subscribe for or to purchase, directly or indirectly, Convertible Securities or other Options (whether or not such warrants, options or other rights are immediately exercisable or are "in the money") and agreements or plans under which the Issuer may issue Common Stock, Options or Convertible Securities in exchange for services of any kind, whether to be rendered by an employee, consultant, individual, entity or third party of any kind.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     "Purchase Agreement" means the Note and Warrant Purchase, Guaranty and Security Agreement dated as of the date hereof among USHG and its Subsidiaries, as such Purchase Agreement may be amended, supplemented or otherwise modified from time to time.

     "Rule 144" shall mean Rule 144, as amended, of the Securities and Exchange Commission under the Securities Act.

     "Securities" means shares of Stock, Options or Convertible Securities.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock" means any shares of capital stock of USHG, whether preferred stock or common stock (and including the Common Stock).

     "transfer" means any sale, assignment, transfer, gift, encumbrance or other disposition of Securities.

     "Warrants" means the Warrants issued from time to time pursuant to (i) the Warrant Agreement dated as of the date hereof among USHG and the Holders, as the same may be amended, modified or supplemented from time to time (the "Percentage Warrant Agreement"), and (ii) the Warrant Agreement, as amended, modified or supplemented from time to time, among USHG and the Holders to be executed and delivered on the "Expiration Date" as defined in the Percentage Warrant Agreement.

     "Warrant Shares" means shares of Common Stock or other securities issued or issuable upon exercise of the Warrants.

     2. Restrictions on Certain Transfers by Management Holders.

     (a) During the term of this Agreement, none of the Securities now owned or hereafter acquired by any Management Holder may be transferred (other than in the case of a transfer referred to in clause (b) or (c) of the definition of "Excluded Transfer" or a transfer to a Person who is a Holder prior to such transfer or a transfer in which the Investors are offered the right to participate in accordance with Section 3 below) unless the proposed recipient of such Securities shall become a party to this Agreement as a "Management Holder" and shall deliver to USHG a written agreement to the effect that the Securities to be received in such proposed transfer are subject to this Agreement.

     (b) No Securities owned by any Management Holder or his Family Transferees may be transferred except in an Excluded Transfer or in accordance with Section 3 hereof.

     3. Tag-Along Right.

     (a) In the event that any one or more of the Management Holders (a "Selling Holder") proposes to transfer Securities (other than in an Excluded Transfer), then the Selling Holder(s) shall deliver to each of the Investors a written notice (the "Sale Notice") to such effect, containing a description of the proposed transaction and the terms thereof. Upon delivery of the Sale Notice, each of the Investors shall have the right to require the Selling Holder(s) to arrange for the sale to the proposed transferee(s) of a percentage of such Investor's Securities equal to the highest percentage of any Selling Holder's holdings of Securities that any Selling Holder desires to transfer to the transferee(s), on terms and conditions at least as favorable to such Investor as the terms and conditions set out in the Sale Notice.

     (b) If the transferee(s) will not purchase all of the Securities which the Selling Holders and each Investor desire to transfer pursuant to this Section 3, then the number of Securities to be transferred which each Holder shall be permitted to transfer to such transferee(s) shall be the same proportion of the aggregate number of Securities as the number of Securities held by such Holder bear to all Securities held by the Selling Holders and all Investors desiring to participate in the transfer to the transferee(s).

     (c) Notwithstanding anything to the contrary contained in Section 3(a) or
(b), in the event that the Securities to be transferred include shares of Common Stock, Investors holding Warrants shall be entitled to participate in the sale of such Common Stock based on the number of Warrant Shares issuable upon exercise of all their Warrants, and shall exercise such number of Warrants prior to the proposed transfer as may be necessary to deliver the requisite number of shares of Common Stock to the proposed transferee, unless the proposed transferee desires to purchase such number of Warrants rather than the underlying shares of Common Stock. Any such purchase of Warrants shall be on the same terms and conditions set forth in the Sale Notice with respect to Common Stock, except that the price payable by the transferee(s) for Warrants shall be net of the exercise price then effective under such Warrants.

     (d) Each Investor may exercise its right under this Section 3 by written notice to the Selling Holder(s) who gave the Sale Notice given within ten (10) days after the date on which such Investor receives the Sale Notice.

     4. Restrictive Legends. To the extent any of the Securities held by a Management Holder are evidenced by certificate(s), such certificate(s) shall contain a restrictive legend substantially as follows:

          "THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE, OR OTHER DISPOSITION OF THE SHARES EVIDENCED BY THIS CERTIFICATE, OR ANY INTEREST IN SUCH SHARES, ARE RESTRICTED BY THE TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 15, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. NO SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL."

     5. Representations and Warranties of the Holders. Each Holder hereby represents and warrants as follows:

     (a) This Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder enforceable in accordance with its terms.

     (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any applicable law, or any order, writ, injunction or decree of any court, administrator or arbitrator, or any agreement or instrument which is applicable to such Holder, under which such Holder is obligated or by which any of such Holder's property is bound.

     6. General Provisions.

     6.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to USHG at 655 Montgomery Street, San Francisco, CA 94111, Attn: Robert Kassel, Chief Executive Officer (Telecopier No.: (415) 616-8110), and to any Holder at his or its address set forth on Schedule 1 hereto, or such other address as such party may hereafter specify for the purpose by notice to the other parties. Except as otherwise provided herein, each such notice, request or other communication to a party shall be effective (a) if given by mail, three
(3) business days after being deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed to such party as aforesaid, or (b) if given by any other means, when delivered to such party at its address specified as provided in this Section.

     6.2 Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     6.3 Additional Parties. Any Person who hereafter becomes a party hereto as a Holder shall be bound by all obligations and entitled to all rights and privileges of a Management Holder or an Investor, as the case may be, as if such Person had been an original signatory to this Agreement.

     6.4 Amendments; Termination. Any provision of this Agreement may be amended or terminated only by a written agreement signed by (i) Investors holding at least a majority of the Warrants and Warrant Shares then subject to this Agreement and (ii) Management Holders holding at least a majority of the Common Equivalents then subject to this Agreement held by all Management Holders.

     6.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns (including any transferee of Securities).

     6.6 Termination. This Agreement shall terminate on May 19, 2009.

     6.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. 6.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     6.9 Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

     6.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, whether written or oral, relating to the same subject matter.


                     [Rest of page intentionally left blank]

     IN WITNESS WHEREOF, USHG and the Holders have duly executed this Stockholders Agreement as of the day and year first above written.


--------------------------------------------------------------------------------
USHG:                                   Investors:

U.S. HOME & GARDEN INC.                 LEG PARTNERS III SBIC, L.P.
                                        by Golub PS-GP, LLC, its general partner

By: ____________________________
    Name:                               By: _________________________________
    Title:                                  Gregory W. Cashman, Vice President

--------------------------------------------------------------------------------
Management Holders:                     LEG CO-INVESTORS, LLC


                                        By: _________________________________
____________________________                Gregory W. Cashman, Authorized
       Robert Kassel                        Signatory

                                        555 MADISON INVESTORS, LLC


____________________________            By: _________________________________
       Richard Raleigh                      Gregory W. Cashman, Manager

--------------------------------------------------------------------------------


____________________________
         Richard Grandy
--------------------------------------------------------------------------------

                                                                      SCHEDULE 1
                                                       TO STOCKHOLDERS AGREEMENT

                            U. S. HOME & GARDEN INC.

                      List of Holders and Securities Owned


--------------------------------------------------------------------------------
              Holder                 Common Stock       Options       Warrants
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Robert Kassel                           323,788*       2,229,333       263,160
Richard Raleigh                           2,000          761,911          0
Richard Grandy                          934,396          150,000          0
c/o U. S. Home & Garden Inc.
655 Montgomery Street
San Francisco, CA 94111
Telecopier No.: (415) 616-8110
--------------------------------------------------------------------------------
LEG Partners III SBIC, L.P.                                             3.6108%
LEG Co-Investors, LLC                                                   0.0342%
555 Madison Investors, LLC                                              0.1050%
      555 Madison Avenue, 30th Floor
      New York, NY 10022
      Attn: Gregory W. Cashman
Telecopier No.: (212) 750-5505
--------------------------------------------------------------------------------
                         TOTALS
--------------------------------------------------------------------------------

*Includes 208,388 shares whose issuance to Mr. Kassel has been deferred pursuant to the terms of USHG's Non-Qualified Deferred Compensation Plan for Select Employees.

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of November 15, 2001 by and between U.S. Home & Garden Inc. and Easy Gardener, Inc. (collectively, the "Company"), and Golub Associates, LLC (the "Consultant").

     WHEREAS, the Company desires to retain the Consultant to provide, and the Consultant desires to provide, certain management and financial consulting services as hereinafter provided;

     NOW, THEREFORE, in consideration of the promises and commitments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition having the meanings given thereto in the Note and Warrant Purchase, Guaranty and Security Agreement dated as of the date hereof among the Company, its Subsidiaries and the Purchasers named therein, as amended from time to time.

     2. Term. (a) The Company shall retain the Consultant hereunder for a period commencing on the Closing Date and ending on the Termination Date, unless sooner terminated by mutual written agreement of the parties hereto. The period during which this Agreement remains in effect shall be referred to hereinafter as the "Term".

     (b) The "Termination Date" shall mean the earlier of (i) the date on which the Consultant terminates by notifying the Company of such termination, or (ii) the date on which the Company terminates by notifying the Consultant of such termination; provided, that no termination by the Company shall occur so long as any of the initial Purchasers or any of their respective Affiliates owns any Notes, Warrants or Warrant Securities.

     3. Duties of Consultant. (a) As used in this Section, the term "Consultant" shall include employees of the Consultant or its Affiliates and any other individuals providing services on behalf of the Consultant or its Affiliates.

     (b) During the Term, the Consultant shall be reasonably available from time to time to consult with, and provide financial and strategic advice to, management of the Company on matters involving and relating to the Company's corporate, financial and management structure and operation, subject to the limits of the Consultant's experience and expertise. In particular, the Consultant shall review, and respond to management requests concerning, the following matters:

     (i) the Company's capital and overall financial structure, including equity and/or debt capitalization, off-balance sheet financing, cash flow considerations and strategic plans for capital spending and asset financing;

     (ii) acquisition and divestiture opportunities and strategies, but not in the role of intermediary or investment banker representing the Company;

     (iii) terms and conditions of third-party financing and/or major corporate transactions (including both acquisitions and dispositions), but not in the role of a broker, investment banker, financial advisor, underwriter or similar representative representing the Company in negotiating and effecting a transaction with third parties;

     (iv) review of monthly, quarterly and annual financial results and development of annual business plans and financial projections; and

     (v) such other financial and/or strategic management and financial consulting services as the parties may agree upon from time to time.

     (c) Consultant shall be reasonably available to management of the Company for telephone consultations and, as reasonably and mutually acceptable to the parties, periodic meetings with management of the Company.

     4. Compensation; Payment of Expenses; Further Retention. (a) The Company shall pay the Consultant annually in advance for the services of the Consultant hereunder at the rate of $54,500 per annum, with the first such payment due on the Closing Date and subsequent payments due on each annual anniversary of the Closing Date.

     (b) If the Company shall perform work or provide services at the Company's request, and if the cost of performing such work or providing such services, calculated at the Consultant's standard hourly or per diem rates, as applicable, would exceed $4,500 in any month, the Consultant shall so notify the Company (prior to performing such work) and be entitled to additional compensation for such work or services before having any obligation to continue to perform such work or provide such services.

     (c) If the Company shall engage any employee of the Consultant on a full or part time basis, the Consultant shall be separately compensated for providing the services of such employee, on an hourly, per diem or other mutually agreed basis.

     (d) The Company also shall reimburse the Consultant, promptly upon demand, for reasonable out-of-pocket expenses incurred by the Consultant and/or its employees and agents in connection with the performance of the Consultant's duties under this Agreement, including expenses for travel, lodging, meals and transportation; provided, that, at the Company's request, the Consultant shall submit to the Company documentation and invoices reasonably acceptable to the Company prior to reimbursement.

     (e) The Company shall pay the annual amount referred to in paragraph (a) above on the due dates specified therein, without the need for any invoice therefor from the Consultant. The Consultant will submit to the Company invoices setting forth any additional amounts due hereunder, which shall be payable within 30 days of the invoice date.

     (f) Any amounts payable pursuant to paragraph (b), (c) or (d) above shall be in addition to the compensation payable pursuant to paragraph (a) above.

     5. Limitation on Liability of Consultant; Indemnification. (a) None of the Consultant or any of its Affiliates, or any of their respective members, managers, directors, officers, employees, consultants, contractors, agents or Affiliates, shall be liable, responsible or accountable in damages or otherwise to the Company or any of its members, managers, directors, officers, employees, agents or Affiliates for any error of judgment by the Consultant or for any loss suffered by the Company arising out of services provided by the Consultant pursuant to this Agreement, except for such errors or losses resulting from willful misfeasance or gross negligence of the Consultant in the performance of its duties under this Agreement.

     (b) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless the Consultant and its Affiliates, and each of their respective members, managers, directors, officers, employees, consultants, contractors, agents or Affiliates (each such individual or entity to be referred to hereinafter as an "Indemnified Person"), from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which an Indemnified Person may be subject, insofar as such loss, claim, damage, liability or action relates to, arises out of or results from any Covered Event (as such term is defined below) or alleged Covered Event, and will reimburse such Indemnified Person on a current basis for all expenses (including without limitation reasonable fees and disbursements of not more than one counsel) incurred by such Indemnified Person in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred or paid.

     (c) The term "Covered Event" shall mean (i) any action taken, or services performed, by an Indemnified Person, related to or consistent with the terms of this Agreement, or (ii) any action taken, or omitted to be taken, by the Company or any of its managers, directors, officers, employees, agents or Affiliates, in connection with any matter in which an Indemnified Person has been involved pursuant to this Agreement; provided, that the term "Covered Event", with respect to an Indemnified Person, shall exclude any loss, claim, damage, liability or expense that is determined by the final judgment of a court of competent jurisdiction to have been caused primarily from the willful misfeasance or gross negligence of such Indemnified Person.

     6. Non-Solicitation. (a) From the Closing Date until the second anniversary of the date of termination of this Agreement, neither party shall, without the prior written consent of the other party, directly or indirectly employ or engage the services of any employee or consultant of the other party or any of its Affiliates, or recruit, solicit or otherwise induce or influence any employee or consultant of the other party or any of its Affiliates to discontinue his or her relationship with such other party or any of its Affiliates.

     (b) In the event of a breach or a threatened breach of the covenant set forth in Section 6(a), the affected party shall, in addition to the remedies provided by law, have the right and remedy to have such covenant specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that a breach of such covenant will cause irreparable injury to the affected party, and that money damages will not provide an adequate remedy.

     7. Confidentiality. Except in the course of the performance of its duties hereunder, the Consultant agrees not to disclose any trade secrets, know-how or other proprietary or material non-public information not in the public domain learned as a result of this Agreement unless and until such information becomes publicly available other than through the actions of the Consultant.

     8. Amendments, Etc. Any waiver of any term or condition of, or any consent or discharge under, this Agreement shall be effective only if in writing and signed by the party against whom it is sought to be enforced. Any amendment or supplementation of this Agreement shall be effective only if in writing and signed by both parties.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No assignment shall be effective without the prior written consent of the non-assigning party.

     10. Notices. All notices, requests, demands or other communications to or upon a party hereto shall be in writing and shall be deemed to have been given or made five (5) days after deposited in the mails, registered or certified with postage prepaid, addressed to the Company at 655 Montgomery Street, San Francisco, CA 94111, Attn: Robert Kassel, Chief Executive Officer (Telecopier
No.: (415) 616-8110), and to the Consultant at 555 Madison Avenue, 30th Floor, New York, NY 10022, Attn: Gregory W. Cashman (Telecopier No.: (212) 750-5505), or to such other address or addresses as either party shall specify in writing to the other. No other method of giving notice is hereby precluded.

     11. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

     14. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the subject matter and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


--------------------------------------------------------------------------------
Company:                                  Consultant:

U.S. HOME & GARDEN INC.                   GOLUB ASSOCIATES, LLC


By: ___________________________           By: _________________________________
Name/Title:                                  Gregory W. Cashman, Vice President

--------------------------------------------------------------------------------
EASY GARDENER, INC.


By: ___________________________
Name/Title:

--------------------------------------------------------------------------------

                             U.S. HOME & GARDEN INC.

                 Non-Competition and Non-Solicitation Agreement


     NON-COMPETITION AND NON-SOLICITATION AGREEMENT dated as of November ___, 2001 between U.S. Home & Garden, Inc. a Delaware corporation ("USHG"), and ___________________ (the "Executive").

                              W I T N E S S E T H :

     WHEREAS, the Executive is employed as a senior executive of USHG and/or one or more of its Subsidiaries (collectively, the "Company") and is an important and valued employee of the Company; and

     WHEREAS, the Company requires certain senior and subordinated financing and it is a condition to the obtaining of such financing that the Executive enter into this Agreement, and the Executive is willing to do so because of the importance of such financing to the success of the Company and the Executive;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, USHG and the Executive hereby agree as follows:

     1. Confidentiality; Noncompetition.

     (a) USHG and the Executive acknowledge that the services performed by the Executive for the Company are unique and extraordinary and, as a result of such employment, the Executive comes into possession of confidential information relating to the business practices of the Company. The term "confidential information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 1(a), including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Executive agrees that he will not, during or after the period of his employment by the Company, except as may be required in the course of the performance of his duties for the Company, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any confidential information regarding the clients, customers or business practices of the Company acquired by the Executive, without the prior written consent of USHG; provided, however, that the Executive understands that the Executive will be prohibited from misappropriating any trade secret at any time during or after the termination of employment.

     (b) The Executive hereby agrees that he shall not, during the period of his employment and for a period of two (2) years following such employment, directly or indirectly, within any county (or adjacent county) in any State within the United States or territory outside the United States in which the Company is engaged in business during the period of the Executive's employment or on the date of termination of the Executive's employment, engage, have an interest in or render any services to any business (whether as owner, manager, operator, licensor, licensee, lender, partner, stockholder, joint venturer, employee, consultant or otherwise) competitive with the Company's business activities. Notwithstanding the foregoing, nothing herein shall prevent the Executive from owning stock in a publicly traded corporation whose activities compete with those of the Company's, provided that such stock holdings are not greater than 5% of such corporation. The Executive agrees, during the term of his employment, to disclose to the Company all investments which the Executive has, directly or indirectly, in an entity which competes with the Company, or an entity which does business with the Company.

     (c) The Executive hereby agrees that he shall not, during the period of his employment and for a period of three (3) years following such employment, directly or indirectly, take any action which constitutes an interference with or a disruption of any of the Company's business activities including, without limitation, solicitation of the Company's customers, or persons listed on the personnel lists of the Company. At no time during the term of his employment, or thereafter shall the Executive directly or indirectly disparage the commercial, business or financial reputation of the Company.

     (d) For purposes of clarification, but not of limitation, the Executive hereby acknowledges and agrees that the provisions of subparagraphs 1(b) and (c) above shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing, soliciting or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee or customer who has been previously contacted by either a representative of the Company, including the Executive (but only those suppliers existing during the time of the Executive's employment by the Company, or at the termination of his employment), to discontinue or alter his, her or its relationship with the Company.

     (e) Upon the termination of the Executive's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the business of the Company which are in the possession of the Executive including all copies thereof, shall be promptly returned to the Company.

     (f) (i) The Executive agrees that all processes, technologies and inventions ("Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during his employment by the Company shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company are related in any manner to the business (commercial or experimental) of the Company or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing and (d) give testimony in support of his inventorship;

          (ii) If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of his employment by the Company, it is to be presumed that the invention was conceived or made during the period of the Executive's employment by the Company; and

          (iii) The Executive agrees that he will not assert any rights to any Invention as having been made or acquired by him prior to the date of his employment, except for inventions, if any, disclosed to the Company in writing prior to the date of his employment.

     (g) The Company shall be the sole owner of all products and proceeds of the Executive's services while employed by the Company, including, but not limited to, all materials, ideas, concepts formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the term of the Executive's employment, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever. The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, or title and interest in or to any such properties.

     (h) The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by the Executive of any of his obligations under this Section 1, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

     (i) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under Section 1(h) hereof, the Company shall have the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of this Section 1, and the Executive hereby agrees to account for any pay over such Benefits to the Company.

     (j) Each of the rights and remedies enumerated in Section 1(h) and 1(i) shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     (k) It any provision contained in this Section 1 is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

     (l) If any provision contained in this Section 1 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

     (m) It is the intent of the parties hereto that the covenants contained in this Section 1 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Executive hereby acknowledging that said restrictions are reasonable necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 1 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

     2. General. This Agreement is further governed by the following provisions:

     (a) Notices. All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to he delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

                       To USHG:

                             U.S. Home & Garden Inc.
                             655 Montgomery Street, Suite 830
                             San Francisco, CA 94111
                             Attention:

                       To the Executive:

                             _____________________

                             _____________________

                             _____________________


                        With, in either case, a copy in the same manner to:

                             Blank Rome Tenzer Greenblatt
                             LLP 405 Lexington Avenue New York, New
                             York 10174 Attention:

     (b) Parties in Interest. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. The Subsidiaries of USHG shall be third party beneficiaries of this Agreement, as shall the parties providing certain senior and subordinated financing to the Company on or about the date of this Agreement.

     (c) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged, as well as by the financing parties referred to in Section 2(b) who are third party beneficiaries of this Agreement.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     (e) Warranty. The Executive hereby warrants and represents as follows:

          (i) The execution and delivery of this Agreement and the discharge of the Executive's obligations hereunder will not breach or conflict with any other contract, agreement or understanding between the Executive and any other party or parties.

          (ii) The Executive has ideas, information and know-how relating to the type of business conducted by the Company, and the Executive's disclosure of such ideas, information and know-how to the Company will not conflict with or violate the rights of any third party or parties.

     (f) Severability; etc. Each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. If any term, provision, obligation or agreement contained in this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid or unenforceable to any extent, then the remainder of this Agreement, or the application of such term, provision, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such holding. To the maximum extent permitted by law, the Company's rights and remedies provided for in this Agreement shall be cumulative. If, for any reason, any court of competent jurisdiction finds any provision of this Agreement to be objectionable on its face or as applied in any circumstance, the parties agree that they shall jointly request that such court modify and/or apply such provision in a manner which makes it enforceable to the maximum extent permitted by law.

     (g) Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first above written.

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U.S. HOME & GARDEN INC.                     Executive:


By:____________________________             _______________________________
Name/Title:
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